Exhibit 99.1

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Consolidated Financial Statements
Controls and Procedures	2
Report of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP, New York, New York, PCAOB ID: 238)	3
Consolidated Balance Sheets, December 31, 2025 and 2024	5
Consolidated Statements of Income (Loss), Years Ended December 31, 2025, 2024 and 2023	6
Consolidated Statements of Comprehensive Income (Loss), Years Ended December 31, 2025, 2024 and 2023	7
Consolidated Statements of Equity, Years Ended December 31, 2025, 2024 and 2023	8
Consolidated Statements of Cash Flows, Years Ended December 31, 2025, 2024 and 2023	10
Notes to Consolidated Financial Statements
Note 1 - Organization	13
Note 2 - Significant Accounting Policies	15
Note 3 - Investments	32
Note 4 - Derivatives	46
Note 5 - Goodwill and Other Intangible Assets	53
Note 6 - Closed Block	53
Note 7 - DAC and Other Deferred Assets/Liabilities	55
Note 8 - Fair Value Disclosures	57
Note 9 - Liabilities for Future Policyholder Benefits	73
Note 10 - Market Risk Benefits	78
Note 11 - Policyholder Account Balances	81
Note 12 - Leases	91
Note 13 - Reinsurance	92
Note 14 - Short-Term and Long-Term Debt	94
Note 15 - Related Party Transactions	98
Note 16 - Employee Benefit Plans	98
Note 17 - Share-Based Compensation Programs	106
Note 18 - Income Taxes	110
Note 19 - Commitments and Contingent Liabilities	112
Note 20 - Insurance Statutory Financial Information	115
Note 21 - Business Segment Information	119
Note 22 - Equity	124
Note 23 - Earnings Per Share	129
Note 24 - Redeemable NCI	129
Note 25 - Revision of Prior Period Financial Statements	129
Note 26 - Subsequent Events	136

Audited Consolidated Financial Statement Schedules
Schedule I - Summary of Investments - Other than Investments in Related Parties, December 31, 2025	137
Schedule II - Condensed Financial Information of Parent Company as of December 31, 2025 and 2024, and for the Years Ended December 31, 2025, 2024 and 2023	137
Schedule III - Supplementary Insurance Information, as of and for the Years Ended December 31, 2025, 2024 and 2023	143
Schedule IV - Reinsurance, Years Ended December 31, 2025, 2024 and 2023	144

CONTROLS AND PROCEDURES
Evaluation of Disclosure Controls and Procedures The management of the Company, with the participation of the Company’s CEO and Chief Financial Officer (“CFO”), has evaluated the effectiveness of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) as of December 31, 2025. This evaluation is performed to determine if our disclosure controls and procedures are effective to provide reasonable assurance that (i) information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to management, including the Company’s CEO and CFO, as appropriate, to allow timely decisions regarding required disclosure and (ii) such information is recorded, processed, summarized and reported within the time periods specified by the SEC’s rules and forms.
Based on this evaluation, the Company’s CEO and CFO concluded that the Company’s disclosure controls and procedures were effective as of December 31, 2025.
Management’s Annual Report on Internal Control Over Financial Reporting
Management is responsible for establishing and maintaining adequate internal control over financial reporting. Management evaluated the design and operating effectiveness of the Company’s internal control over financial reporting based on the criteria established in the Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO framework”). Based on the evaluation, management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2025. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
The effectiveness of the Company’s internal control over financial reporting as of December 31, 2025 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report, which is included in this Annual Report on Form 10-K.
Changes in Internal Control Over Financial Reporting
There were no changes in the Company’s internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act during the quarter ended December 31, 2025, that have affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of Equitable Holdings, Inc.
Opinions on the Financial Statements and Internal Control over Financial Reporting
We have audited the accompanying consolidated balance sheets of Equitable Holdings, Inc. and its subsidiaries (the "Company") as of December 31, 2025 and 2024, and the related consolidated statements of income (loss), of comprehensive income (loss), of equity and of cash flows for each of the three years in the period ended December 31, 2025, including the related notes and financial statement schedules listed in the index appearing under Item 15.2 (collectively referred to as the "consolidated financial statements"). We also have audited the Company's internal control over financial reporting as of December 31, 2025, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2025 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2025, based on criteria established in Internal Control - Integrated Framework (2013) issued by the COSO.
Basis for Opinions
The Company's management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A. Our responsibility is to express opinions on the Company’s consolidated financial statements and on the Company's internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects.
Our audits of the consolidated financial statements included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.
Definition and Limitations of Internal Control over Financial Reporting
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
Critical Audit Matters
The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that (i) relates to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.
Valuation of Market Risk Benefits
As described in Notes 2 and 8 to the consolidated financial statements, certain guaranteed minimum death and living benefits (collectively, the “GMxB features”) associated with variable annuity products, other general account annuities and ceded reinsurance contracts with GMxB features with other than nominal market risk are identified by management, measured at estimated fair value and presented separately on the balance sheet as market risk benefits. Market risk benefits (MRBs) are measured at fair value on a seriatim basis using an ascribed fee approach. The ascribed fee is determined at policy inception date so that the present value of claims, including any risk charge, is equal to the present value of the projected attributed fees which will be capped at average present value of total policyholder contractual fees. The attributed fee percentage is considered a fixed term of the MRB feature and is held static over the life of the contract. The market risk benefits fair value is equal to the estimated present value of benefits less the estimated present value of ascribed fees and is determined using a discounted cash flow valuation technique. Considerable judgment is utilized by management in determining the assumptions related to lapse rates, withdrawal rates, utilization rates, non-performance risk, volatility rates, annuitization rates and mortality (collectively, the “significant market risk benefit assumptions”). As of December 31, 2025, the estimated fair value of purchased market risk benefits, assets for market risk benefits and liabilities for market risk benefits was $5,260 million, $752 million and $10,153 million, respectively.
The principal considerations for our determination that performing procedures relating to the valuation of market risk benefits is a critical audit matter are (i) the significant judgment by management in developing the fair value estimate of market risk benefits, (ii) a high degree of auditor judgment, subjectivity and effort in performing procedures and evaluating audit evidence related to management’s significant market risk benefit assumptions and, (iii) the audit effort involved the use of professionals with specialized skill and knowledge.
Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing the effectiveness of controls relating to the valuation of market risk benefits, including controls over the development of the assumptions utilized in the valuation of market risk benefits. These procedures also included, among others (i) evaluating management’s process for developing the fair value estimate of market risk benefits, (ii) testing, on a sample basis, the completeness and accuracy of data used by management in developing the estimates, and (iii) the involvement of professionals with specialized skill and knowledge to assist in evaluating the reasonableness of the significant market risk benefit assumptions used in developing the fair value estimate of market risk benefits based on the consideration of the Company’s historical and actual experience, industry trends, and market conditions, as applicable.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 25, 2026

We have served as the Company’s auditor since 1993.

EQUITABLE HOLDINGS, INC.
Consolidated Balance Sheets
December 31, 2025 and 2024

	December 31
	2025	2024
	(in millions, except share data)
ASSETS
Investments:
Fixed maturities available-for-sale, at fair value (amortized cost of $82,106 and $84,717) (allowance for credit losses of $0 and $2)	$77,162	$76,641
Fixed maturities, at fair value using the fair value option (1)	2,943	2,053
Mortgage loans on real estate (net of allowance for credit losses of $313 and $278) (1)	22,668	20,072
Mortgage loans, at fair value using the fair value option	50	—
Policy loans	1,862	4,330
Other equity investments (1)	3,779	3,719
Trading securities, at fair value	1,572	1,089
Other invested assets (1)	10,968	8,537
Total investments	121,004	116,441
Cash and cash equivalents (1)	12,462	6,964
Cash and securities segregated, at fair value	499	500
Broker-dealer related receivables	2,162	1,961
Deferred policy acquisition costs	7,523	7,170
Goodwill and other intangible assets, net	5,309	5,371
Amounts due from reinsurers (allowance for credit losses of $7 and $8)	20,127	7,899
Current and deferred income taxes	2,577	2,003
Purchased market risk benefits	5,260	7,376
Other assets (1)	3,771	4,462
Assets for market risk benefits	752	863
Separate Accounts assets	136,544	134,717
Total Assets	$317,990	$295,727
LIABILITIES
Policyholders’ account balances	$133,433	$110,929
Liability for market risk benefits	10,153	11,810
Future policy benefits and other policyholders’ liabilities	17,660	17,613
Broker-dealer related payables	1,370	775
Customer related payables	1,937	1,933
Amounts due to reinsurers	1,542	1,421
Short-term debt	25	—
Long-term debt	3,835	3,833
Notes issued by consolidated variable interest entities, at fair value using the fair value option (1)	2,702	2,116
Other liabilities (1)	7,001	7,032
Separate Accounts liabilities	136,544	134,717
Total Liabilities	$316,202	$292,179
Redeemable noncontrolling interest (1) (2)	$322	$125
Commitments and contingent liabilities (3)
EQUITY
Equity attributable to Holdings:
Preferred stock and additional paid-in capital, $1 par value and $25,000 liquidation preference	$1,068	$1,507
Common stock, $0.01 par value, 2,000,000,000 shares authorized; 468,341,734 and 477,801,636 shares issued, respectively; 283,358,187 and 309,900,248 shares outstanding, respectively	5	5
Additional paid-in capital	1,932	2,336
Treasury stock, at cost, 184,983,547 and 167,901,388 shares, respectively	(5,165)	(4,198)
Retained earnings	8,366	10,627
Accumulated other comprehensive income (loss)	(6,280)	(8,712)
Total equity attributable to Holdings	(74)	1,565
Noncontrolling interest	1,540	1,858
Total Equity	1,466	3,423
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$317,990	$295,727
______________
(1)    See Note 2 of the Notes to these Consolidated Financial Statements for details of balances with VIEs.
(2)    See Note 24 of the Notes to these Consolidated Financial Statements for details of redeemable noncontrolling interest.
(3)    See Note 19 of the Notes to these Consolidated Financial Statements for details of commitments and contingent liabilities.
See Notes to Consolidated Financial Statements.

EQUITABLE HOLDINGS, INC.
Consolidated Statements of Income (Loss)
Years Ended December 31, 2025, 2024 and 2023

	Year Ended December 31,
	2025	2024	2023
	(in millions, except per share data)
REVENUES
Policy charges and fee income	$2,168	$2,495	$2,380
Premiums	1,046	1,172	1,095
Net derivative gains (losses)	(2,055)	(2,551)	(2,397)
Net investment income (loss)	5,234	4,881	4,270
Investment gains (losses), net:
Credit and intent to sell losses on available-for-sale debt securities and loans	(68)	(82)	(220)
Other investment gains (losses), net	(1,271)	(51)	(493)
Total investment gains (losses), net	(1,339)	(133)	(713)
Investment management and service fees	5,263	5,263	4,820
Other income	1,348	1,298	1,005
Total revenues	11,665	12,425	10,460

BENEFITS AND OTHER DEDUCTIONS
Policyholders’ benefits	2,395	2,696	2,754
Remeasurement of liability for future policy benefits	38	(6)	86
Change in market risk benefits and purchased market risk benefits	(417)	(1,940)	(1,815)
Interest credited to policyholders’ account balances	3,016	2,493	2,041
Compensation and benefits	2,434	2,451	2,323
Commissions and distribution-related payments	2,093	1,896	1,590
Interest expense	224	226	228
Amortization of deferred policy acquisition costs	789	711	641
Other operating costs and expenses	2,286	1,822	1,898
Total benefits and other deductions	12,858	10,349	9,746
Income (loss) from continuing operations, before income taxes	(1,193)	2,076	714
Income tax (expense) benefit	156	(280)	910
Net income (loss)	(1,037)	1,796	1,624
Less: Net income (loss) attributable to the noncontrolling interest (1)	343	516	341
Net income (loss) attributable to Holdings	(1,380)	1,280	1,283
Less: Preferred stock dividends	61	80	80
Net income (loss) available to Holdings’ common shareholders	$(1,441)	$1,200	$1,203

EARNINGS PER COMMON SHARE
Net income (loss) applicable to Holdings’ common shareholders per common share:
Basic	$(4.83)	$3.74	$3.44
Diluted	$(4.83)	$3.69	$3.42
Weighted average common shares outstanding (in millions):
Basic	298.1	321.2	350.1
Diluted	298.1	324.8	351.6
______________
(1)    Includes redeemable noncontrolling interest. See Note 24 of the Notes to these Consolidated Financial Statements for details of redeemable noncontrolling interest.
See Notes to Consolidated Financial Statements.

EQUITABLE HOLDINGS, INC.
Consolidated Statements of Comprehensive Income (Loss)
Years Ended December 31, 2025, 2024 and 2023

	Year Ended December 31,
	2025	2024	2023
	(in millions)
COMPREHENSIVE INCOME (LOSS)
Net income (loss)	$(1,037)	$1,796	$1,624
Other comprehensive income (loss) net of income taxes:
Change in unrealized gains (losses), net of reclassification adjustment	2,568	(760)	2,379
Change in market risk benefits - instrument-specific credit risk	(32)	(375)	(1,049)
Change in liability for future policy benefits - current discount rate	(133)	150	(137)
Change in defined benefit plan related items not yet recognized in periodic benefit cost, net of reclassification adjustment	16	79	(4)
Foreign currency translation adjustment	30	(11)	15
Total other comprehensive income (loss), net of income taxes	2,449	(917)	1,204
Comprehensive income (loss)	1,412	879	2,828
Less: Comprehensive income (loss) attributable to the noncontrolling interest	360	514	351
Comprehensive income (loss) attributable to Holdings	$1,052	$365	$2,477

See Notes to Consolidated Financial Statements.

EQUITABLE HOLDINGS, INC.
Consolidated Statements of Equity
Years Ended December 31, 2025, 2024 and 2023

	Year Ended December 31,
	Equity Attributable to Holdings
	Preferred Stock and Additional Paid-In Capital	Common Stock	Additional Paid-in Capital	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Holdings Equity	Non-controlling Interest	Total Equity
	(in millions)
Balance, beginning of period	$1,507	$5	$2,336	$(4,198)	$10,627	$(8,712)	$1,565	$1,858	$3,423
Stock compensation	—	—	65	25	—	—	90	211	301
Purchase of treasury stock	—	—	10	(1,460)	—	—	(1,450)	—	(1,450)
Reissuance of treasury stock	—	—	1	—	(15)	—	(14)	—	(14)
Retirement of common stock	—	—	—	481	(481)	—	—	—	—
Purchase of AB Holding units	—	—	(444)	—	—	—	(444)	(477)	(921)
Dividends paid to noncontrolling interest	—	—	—	—	—	—	—	(393)	(393)
Dividends on common stock (cash dividends declared per common share of $1.05)	—	—	—	—	(314)	—	(314)	—	(314)
Dividends on preferred stock	—	—	—	—	(61)	—	(61)	—	(61)
Redemption of preferred stock	(439)	—	—	—	(10)	—	(449)	—	(449)
Net income (loss)	—	—	—	—	(1,380)	—	(1,380)	326	(1,054)
Other comprehensive income (loss)	—	—	—	—	—	2,432	2,432	17	2,449
Other	—	—	(36)	(13)	—	—	(49)	(2)	(51)
December 31, 2025	$1,068	$5	$1,932	$(5,165)	$8,366	$(6,280)	$(74)	$1,540	$1,466

Balance, beginning of period	$1,562	$5	$2,328	$(3,712)	$10,250	$(7,797)	$2,636	$1,739	$4,375
Stock compensation	—	—	68	23	—	—	91	217	308
Purchase of treasury stock	—	—	6	(1,020)	—	—	(1,014)	—	(1,014)
Reissuance of treasury stock	—	—	—	—	(10)	—	(10)	—	(10)
Retirement of common stock	—	—	—	511	(511)	—	—	—	—
Purchase of AB Holding units	—	—	(35)	—	—	—	(35)	(157)	(192)
Dividends paid to noncontrolling interest	—	—	—	—	—	—	—	(384)	(384)
Dividends on common stock (cash dividends declared per common share of $0.94)	—	—	—	—	(302)	—	(302)	—	(302)
Dividends on preferred stock	—	—	—	—	(80)	—	(80)	—	(80)
Redemption of preferred stock	(55)	—	—	—	—	—	(55)	—	(55)
Net income (loss)	—	—	—	—	1,280	—	1,280	455	1,735
Other comprehensive income (loss)	—	—	—	—	—	(915)	(915)	(2)	(917)
Other	—	—	(31)	—	—	—	(31)	(10)	(41)
December 31, 2024	$1,507	$5	$2,336	$(4,198)	$10,627	$(8,712)	$1,565	$1,858	$3,423

See Notes to Consolidated Financial Statements.

EQUITABLE HOLDINGS, INC.
Consolidated Statements of Equity
Years Ended December 31, 2025, 2024 and 2023

	Year Ended December 31,
	Equity Attributable to Holdings
	Preferred Stock and Additional Paid-In Capital	Common Stock	Additional Paid-in Capital	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Holdings Equity	Non-controlling Interest	Total Equity
	(in millions)
Balance, beginning of period	$1,562	$4	$2,299	$(3,297)	$9,851	$(8,991)	$1,428	$1,740	$3,168
Stock compensation	—	—	54	17	—	—	71	180	251
Purchase of treasury stock	—	—	(1)	(918)	—	—	(919)	—	(919)
Reissuance of treasury stock	—	—	—	—	(16)	—	(16)	—	(16)
Retirement of common stock	—	—	—	487	(487)	—	—	—	—
Purchase of AB Holding units	—	—	—	—	—	—	—	(144)	(144)
Dividends paid to noncontrolling interest	—	—	—	—	—	—	—	(334)	(334)
Dividends on common stock (cash dividends declared per common share of $0.86)	—	—	—	—	(301)	—	(301)	—	(301)
Dividends on preferred stock	—	—	—	—	(80)	—	(80)	—	(80)
Net income (loss)	—	—	—	—	1,283	—	1,283	297	1,580
Other comprehensive income (loss)	—	—	—	—	—	1,194	1,194	10	1,204
Other	—	1	(24)	(1)		—	(24)	(10)	(34)
December 31, 2023	$1,562	$5	$2,328	$(3,712)	$10,250	$(7,797)	$2,636	$1,739	$4,375

See Notes to Consolidated Financial Statements.

EQUITABLE HOLDINGS, INC.
Consolidated Statements of Cash Flows
Years Ended December 31, 2025 and 2024

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Cash flows from operating activities:
Net income (loss)	$(1,037)	$1,796	$1,624
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Interest credited to policyholders’ account balances	3,016	2,493	2,041
Policy charges and fee income	(2,168)	(2,495)	(2,380)
Net derivative (gains) losses	2,055	2,551	2,397
Credit and intent to sell losses on available-for-sale debt securities and loans	68	82	220
Investment (gains) losses, net	1,271	51	493
(Gains) losses on businesses held-for-sale	—	(135)	(1)
Realized and unrealized (gains) losses on trading securities	(95)	(82)	(77)
Loss on novation	499	—	—
AB Retirement plan losses	18	14	—
Non-cash long term incentive compensation expense	277	285	234
Amortization and depreciation	872	868	821
Remeasurement of liability for future policy benefits	38	(6)	86
Change in market risk benefits	(417)	(1,940)	(1,815)
Equity (income) loss from limited partnerships	(221)	(174)	(125)
Changes in:
Net broker-dealer and customer related receivables/payables	(135)	(446)	(910)
Reinsurance recoverable and related balances, net	(1,207)	(868)	(1,469)
Segregated cash and securities, net	1	368	655
Capitalization of deferred policy acquisition costs	(1,169)	(1,177)	(976)
Future policy benefits	91	394	329
Current and deferred income taxes	(968)	315	(1,168)
Other, net	(75)	112	(187)
Net cash provided by (used in) operating activities	$714	$2,006	$(208)

Cash flows from investing activities:
Proceeds from the sale/maturity/pre-payment of:
Fixed maturities, available-for-sale	$18,740	$10,934	$10,492
Fixed maturities, at fair value using the fair value option	773	875	483
Mortgage loans on real estate	2,128	1,170	446
Trading account securities	550	1,087	963
Short term investments	141	836	3,324
Other	585	777	738
Payment for the purchase/origination of:
Fixed maturities, available-for-sale	(25,955)	(21,058)	(12,031)
Fixed maturities, at fair value using the fair value option	(1,706)	(1,253)	(592)
Mortgage loans on real estate	(4,768)	(3,162)	(2,246)
Mortgage loans, at fair value using the fair value option	(50)	—	—
Trading account securities	(954)	(2,219)	(1,301)
Short term investments	(199)	(423)	(2,772)
Other	(435)	(278)	(878)
Cash settlements related to derivative instruments, net	606	(3,131)	(1,335)
Investment in capitalized software, leasehold improvements and EDP equipment	(34)	(153)	(117)

See Notes to Consolidated Financial Statements.

EQUITABLE HOLDINGS, INC.
Consolidated Statements of Cash Flows
Years Ended December 31, 2025 and 2024

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Other, net	(390)	143	(25)
Net cash provided by (used in) investing activities	$(10,968)	$(15,855)	$(4,851)

Cash flows from financing activities:
Policyholders’ account balances:
Deposits	$26,745	$19,094	$16,925
Withdrawals	(12,124)	(10,518)	(9,842)
Transfers (to) from Separate Accounts	1,925	1,749	1,359
Payments of market risk benefits	(670)	(683)	(744)
Proceeds from short-term financings	—	—	—
Repayment of short-term financings	25	(254)	(504)
Change in collateralized pledged assets	(277)	(85)	(49)
Change in collateralized pledged liabilities	2,604	4,849	2,354
Issuance of long-term debt	495	—	497
Repayment of long term debt	(500)	(565)	—
Proceeds from collateralized loan obligations	46	52	40
Repayment of collateralized loan obligations	(52)	(61)	—
Proceeds from notes issued by consolidated VIEs	1,808	552	362
Repayment of notes issued by consolidated VIEs	(1,210)	(16)	—
Dividends paid on common stock	(314)	(302)	(301)
Dividends paid on preferred stock	(61)	(80)	(80)
Redemption of preferred stock	(449)	(55)	—
Purchase of AllianceBernstein Units	(761)	(35)	—
Purchase of AB Holding Units to fund long-term incentive compensation plan awards, net	(162)	(157)	(144)
Purchase of treasury shares	(1,450)	(1,014)	(919)
Purchases (redemptions) of noncontrolling interests of consolidated company-sponsored investment funds	214	340	274
Distribution to noncontrolling interest of consolidated subsidiaries	(393)	(384)	(334)
Change in securities lending	272	21	116
Other, net	5	(7)	(10)
Net cash provided by (used in) financing activities	$15,716	$12,441	$9,000

Effect of exchange rate changes on cash and cash equivalents	$36	$(20)	$23
Change in cash and cash equivalents	5,498	(1,428)	3,964

See Notes to Consolidated Financial Statements.

EQUITABLE HOLDINGS, INC.
Consolidated Statements of Cash Flows
Years Ended December 31, 2025 and 2024

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Cash and cash equivalents, beginning of period	6,964	8,239	4,281
Change in cash of businesses held-for-sale	—	153	(6)
Cash and cash equivalents, end of period	$12,462	$6,964	$8,239

Supplemental cash flow information:
Interest paid	$293	$318	$344

Federal	$430	$(159)	$121
State
California	—	7	—
New Jersey	—	3	—
New York	39	43	57
Pennsylvania	—	4	—
Other state and local	57	11	43
Foreign
Denmark	—	5	—
Japan	—	3	—
Luxembourg	—	3	—
Puerto Rico	—	12	—
United Kingdom	—	20	18
Taiwan	—	3	—
Other foreign	50	7	26
Income taxes (refunded) paid	$576	$(38)	$265

Non-cash transactions from investing and financing activities:
Transfer of securities to reinsurer (1)	$(8,777)	$—	$—
Transfer of policy loans to reinsurer (1)	$(2,533)	$—	$—
Securities received in exchange for the 2029 Notes	$—	$547	$—
Debt issued in exchange for the 2029 Notes	$—	$600	$—
Deconsolidated trading securities	$—	$(1,153)	$—
Deconsolidated redeemable noncontrolling interests	$—	$(1,040)	$—
______________
(1)See Note 1 of the Notes to these Consolidated Financial Statements for details on the RGA reinsurance transaction.

See Notes to Consolidated Financial Statements.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements

1)    ORGANIZATION
Equitable Holdings, Inc. is the holding company for a diversified financial services organization. The Company conducts operations in three segments: Retirement, Asset Management and Wealth Management, and management evaluates the performance of each of these segments independently. Effective April 1, 2024, the Company renamed its Investment Management and Research segment to Asset Management following the close of the previously announced joint venture between AllianceBernstein and Societe Generale. Following the close of the transaction, Bernstein Research Services (“BRS”) business results are no longer consolidated within the financial results for AllianceBernstein and Equitable Holdings, Inc. See Note 21 of the Notes to these Consolidated Financial Statements for further information on the change to the reportable segments, which was made in the third quarter of 2025 and retrospectively applied.
•The Retirement segment is a leading provider of retirement solutions to individual and institutional clients. Our primary offerings include individual and group annuities, retirement savings plans, and institutional savings products, which we distribute through both proprietary and third-party distribution. Results for our spread lending business are also primarily reported within the Retirement segment.
•The Asset Management segment provides diversified investment management and related services globally to a broad range of clients through three main client channels - Institutional, Retail and Private Wealth. The Asset Management segment reflects the business of AB Holding and ABLP and their subsidiaries (collectively, AB).
•The Wealth Management segment is an emerging leader in the wealth management space with a differentiated advice value proposition that offers discretionary and non-discretionary investment advisory accounts, financial planning and advice, life insurance, and annuity products.
The Company reports certain activities and items that are not included in our segments in Corporate and Other. Corporate and Other includes closed block of life insurance (the “Closed Block”), results for certain run-off blocks of business, and certain strategic investments and unallocated items, including interest and corporate expenses. In addition, beginning with the third quarter of 2025, results for the Individual Life and Employee Benefits businesses are reported in Corporate and Other. AB’s results of operations are reflected in the Asset Management segment. Accordingly, Corporate and Other does not include any items applicable to AB.
As of December 31, 2025 and 2024, the Company’s economic interest in AB was approximately 68% and 62%, respectively. The General Partner of AB is a wholly owned subsidiary of the Company. Because the General Partner has the authority to manage and control the business of AB, AB is consolidated in the Company’s financial statements for all periods presented. The increase in economic interest was due to the purchase of AB Holding Units relating to the AB Tender Offer transaction completed on April 3, 2025.
RGA Reinsurance Transaction
On July 31, 2025, Equitable Financial, as well as Equitable America and Equitable Financial L&A (each a “Ceding Company” and, together, the “Ceding Companies”), completed the master transaction agreement with RGA entered into on February 23, 2025 pursuant to which and subject to the terms and conditions set forth in such agreement, RGA entered into reinsurance agreements, as reinsurer, with each such Ceding Company, to effect the RGA Reinsurance Transaction.
At the closing of the transaction, (i) each of Equitable Financial and Equitable America entered into a separate coinsurance and modified coinsurance agreement with RGA and (ii) Equitable Financial L&A entered into a coinsurance agreement with RGA, each with an effective date of April 1, 2025, pursuant to which each Ceding Company ceded to RGA a 75% quota share of such Ceding Company’s in-force individual life insurance block and Closed Block. At the closing of the transaction, assets supporting the general account liabilities relating to the reinsured contracts were deposited into a trust account for the benefit of Equitable Financial and a trust account for the benefit of Equitable America and Equitable Financial L&A, which assets will secure RGA’s obligations to each ceding company under the applicable reinsurance agreement. Equitable Financial and Equitable America reinsured the applicable separate accounts relating to the applicable reinsured contracts on a modified coinsurance basis. In addition, the investment of assets in each trust account will be subject to investment guidelines and certain capital adequacy related triggers will require enhanced funding. The reinsurance agreements also contain additional counterparty risk

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
management and mitigation provisions. Each ceding company will continue to administer the applicable reinsured contracts.
As part of the transaction, on June 16, 2025, ABLP entered into an investment advisory agreement with RGA, pursuant to which AB will manage certain assets to be specified representing approximately 70% of assets supporting the reserves associated with the ceded policies under the reinsurance agreements.
As consideration for the RGA Reinsurance Transaction, the Ceding Companies transferred assets of $11.6 billion, including primarily available-for-sale securities, cash and policy loans as the consideration for the reinsurance transaction. The transfer of assets resulted in a loss of $1.1 billion to the Company, recorded in Investment gains (losses), net. In addition, the Company recorded $12.3 billion of direct insurance liabilities ceded under the reinsurance contract included in amounts due from reinsurers (includes $334 million of ceded reserves related to the non-insulated (“NI”) modco offset by NI modco payable) and $593 million of deferred gain on cost of reinsurance included within other liabilities. We recorded a $154 million a residual liability representing the difference between Closed Block Assets and Liabilities for the amount owed to RGA, Additionally, Equitable Financial and Equitable America ceded a total of $14.1 billion of Separate Account liabilities under the modified coinsurance portion of the respective reinsurance agreements.
Novation
Effective January 17, 2025, Equitable Financial novated certain legacy variable annuity policies sold between 2006-2008, comprised of non-New York “Accumulator” policies containing fixed rate Guaranteed Minimum Income Benefit and/or Guaranteed Minimum Death Benefit guarantees reinsured by Venerable under the combined co-insurance and modified coinsurance basis agreement executed on June 1, 2021.
As a result of the novation of certain Legacy VA policies completed during the first quarter 2025, the Company recorded a loss of $499 million in pre-tax net income and an increase of $263 million in pre-tax AOCI, for a total impact loss of $236 million. The negative net income impact is mostly driven by the reduction of the purchased MRB asset of $2.0 billion and the reduction of Liability for MRBs of $1.6 billion, offset by a decrease in reinsurance deposit liability of $183 million. Purchased MRB asset reduction is larger than the direct MRB liability reduction since the Venerable reinsurance assets sit in a collateralized trust and thus materially reduce the non-performance risk. Deposit account liability decreases as novation leads to faster amortization of the liability. The novation impact from the base contracts and the contracts in payout status is less material, as the increase in policyholders’ account balance of $33 million and decrease in liability for future policyholders’ benefits of $458 million are largely offset by a decrease in Amounts due from reinsurers of $432 million.
AB Tender Offer and Unit Exchange
On February 24, 2025, Holdings commenced a cash tender offer (the “AB Tender Offer”) to purchase up to 46 million AB Holding Units at a price of $38.50 per unit, less any applicable tax withholding, for an aggregate purchase price of $1.8 billion. On April 3, 2025, Holdings purchased 19.7 million AB Holding Units pursuant to the AB Tender Offer for an aggregate cost of $758 million. The AB Holding Units accepted for purchase represented approximately 17.9% of the outstanding units at the time of purchase. On July 10, 2025, AB and Holdings entered into an Amended and Restated Master Exchange Agreement to increase the AB Units that remain available for exchange from 4.8 million AB Units to 19.7 million AB Units, and Holdings exchanged 19.7 million AB Holding Units for an equal number of limited partnership interests in ABLP. The exchange had no effect on Holdings’ economic interest in AB.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
2)     SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Principles of Consolidation
The preparation of the accompanying consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions (including normal, recurring accruals) that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.
The accompanying consolidated financial statements present the consolidated results of operations, financial condition, and cash flows of the Company and its subsidiaries and those investment companies, partnerships and joint ventures in which the Company has control and a majority economic interest as well as those VIEs that meet the requirements for consolidation.
Financial results in the historical consolidated financial statements may not be indicative of the results of operations, comprehensive income (loss), financial position, equity or cash flows that would have been achieved had we operated as a separate, standalone entity during the reporting periods presented. We believe that the consolidated financial statements include all adjustments necessary for a fair presentation of the results of operations of the Company.
All significant intercompany transactions and balances have been eliminated in consolidation. The years “2025”, “2024” and “2023” refer to the years ended December 31, 2025, 2024 and 2023, respectively.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Adoption of New Accounting Pronouncements

Description	Effect on the Financial Statement or Other Significant Matters
ASU 2023-09: Income Taxes (Topic 740): Improvements to Income Tax Disclosures
The ASU enhances existing income tax disclosures primarily related to the rate reconciliation and income taxes paid information. With regard to the improvements to disclosures of rate reconciliation, a public business entity is required on an annual basis to (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold. Similarly, a public entity is required to provide the amount of income taxes paid (net of refunds received) disaggregated by (1) federal, state, and foreign taxes and by (2) individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received).
The ASU also includes certain other amendments to improve the effectiveness of income tax disclosures, for example, an entity is required to provide (1) pretax income (or loss) from continuing operations disaggregated between domestic and foreign, and (2) income tax expense (or benefit) from continuing operations disaggregated by federal, state, and foreign.

The Company adopted the new accounting standard ASU 2023-09 for the year ended December 31, 2025 on a retrospective basis. The adoption of ASU 2023-09 did not materially impact the Company’s financial position, results of operation, or cash flows. See Note 18 of the Notes to these Consolidated Financial Statements for details.

Future Adoption of New Accounting Pronouncements

Description	Effective Date and Method of Adoption	Effect on the Financial Statement or Other Significant Matters
ASU 2024-03: Accounting Standards Update No. 2024-03-Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40)
This ASU requires a public business entity to disclose specific information about certain costs and expenses in the notes to its financial statements for interim and annual reporting periods. The objective of the disclosure requirements is to provide disaggregated information about a public business entity’s expenses to help investors (a) better understand the entity’s performance, (b) better assess the entity’s prospects for future cash flows, and (c) compare an entity’s performance over time and with that of other entities.
The ASU does not change the expense captions an entity presents on the face of the income statement; rather, it requires disaggregation of certain expense captions into specified categories in disclosures within the notes to the financial statements.
	The ASU will be effective for annual periods beginning after December 15, 2026 and interim periods beginning after December 15, 2027. Entities are required to apply the ASU on a prospective basis.	The Company is currently assessing the impact to the consolidated financial statements of this ASU.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Investments
The carrying values of fixed maturities classified as AFS are reported at fair value. Changes in fair value are reported in OCI, net of allowance for credit losses, policy related amounts and deferred income taxes. Changes in credit losses are recognized in Investment gains (losses), net. The redeemable preferred stock investments that are reported in fixed maturities include REITs, perpetual preferred stock and redeemable preferred stock. These securities may not have a stated maturity, may not be cumulative and do not provide for mandatory redemption by the issuer.
The Company determines the fair values of fixed maturities and equity securities based upon quoted prices in active markets, when available, or through the use of alternative approaches when market quotes are not readily accessible or available. These alternative approaches include matrix or model pricing and use of independent pricing services, each supported by reference to principal market trades or other observable market assumptions for similar securities. More specifically, the matrix pricing approach to fair value is a discounted cash flow methodology that incorporates market interest rates commensurate with the credit quality and duration of the investment. The Company’s management, with the assistance of its investment advisors, evaluates AFS debt securities that experienced a decline in fair value below amortized cost for credit losses which are evaluated in accordance with the new financial instruments credit losses guidance. Integral to this review is an assessment made each quarter, on a security-by-security basis, by the IUS Committee, of various indicators of credit deterioration to determine whether the investment security has experienced a credit loss. This assessment includes, but is not limited to, consideration of the severity of the unrealized loss, failure, if any, of the issuer of the security to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, and the financial strength, liquidity and continued viability of the issuer.
The Company recognizes an allowance for credit losses on AFS debt securities with a corresponding adjustment to earnings rather than a direct write down that reduces the cost basis of the investment, and credit losses are limited to the amount by which the security’s amortized cost basis exceeds its fair value. Any improvements in estimated credit losses on AFS debt securities are recognized immediately in earnings. Management does not use the length of time a security has been in an unrealized loss position as a factor, either by itself or in combination with other factors, to conclude that a credit loss does not exist.
When the Company determines that there is more than 50% likelihood that it is not going to recover the principal and interest cash flows related to an AFS debt security, the security is placed on nonaccrual status and the Company reverses accrued interest receivable against interest income. Since the nonaccrual policy results in a timely reversal of accrued interest receivable, the Company does not record an allowance for credit losses on accrued interest receivable.
If there is no intent to sell or likely requirement to dispose of the fixed maturity security before its recovery, only the credit loss component of any resulting allowance is recognized in income (loss) and the remainder of the fair value loss is recognized in OCI. The amount of credit loss is the shortfall of the present value of the cash flows expected to be collected as compared to the amortized cost basis of the security. The present value is calculated by discounting management’s best estimate of projected future cash flows at the effective interest rate implicit in the debt security at the date of acquisition. Projections of future cash flows are based on assumptions regarding probability of default and estimates regarding the amount and timing of recoveries. These assumptions and estimates require use of management judgment and consider internal credit analyses as well as market observable data relevant to the collectability of the security. For mortgage and asset-backed securities, projected future cash flows also include assumptions regarding prepayments and underlying collateral value.
Write-offs of AFS debt securities are recorded when all or a portion of a financial asset is deemed uncollectible. Full or partial write-offs are recorded as reductions to the amortized cost basis of the AFS debt security and deducted from the allowance in the period in which the financial assets are deemed uncollectible. The Company elected to reverse accrued interest deemed uncollectible as a reversal of interest income. In instances where the Company collects cash that it has previously written off, the recovery will be recognized through earnings or as a reduction of the amortized cost basis for interest and principal, respectively.
Policy loans represent funds loaned to policyholders up to the cash surrender value of the associated insurance policies and are carried at the unpaid principal balances due to the Company from the policyholders. Interest income on policy loans is recognized in net investment income at the contract interest rate when earned. Policy loans are fully collateralized by the cash surrender value of the associated insurance policies.
Partnerships, investment companies and joint venture interests that the Company has control of and has an economic interest in or those that meet the requirements for consolidation under accounting guidance for consolidation of VIEs are consolidated. Those that the Company does not have control of and does not have a majority economic interest in

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
and those that do not meet the VIE requirements for consolidation are reported on the equity method of accounting and are reported in other equity investments. The Company records its interests in certain of these partnerships on a month or one quarter lag.
Trading securities, which include equity securities and fixed maturities, are carried at fair value based on quoted market prices, with realized and unrealized gains (losses) reported in net investment income (loss) in the consolidated statements of income (loss).
The carrying values of certain fixed maturities are reported at fair value where the fair value option has been elected. The fair value option allows the Company to elect fair value as an alternative measurement for selected financial assets and financial liabilities not otherwise reported at fair value. Such elections have been made to help mitigate volatility in earnings that result from different measurement attributes. Electing the fair value option also allows the consistent accounting in net investment income (loss) for certain assets and liabilities. Changes in fair value of fixed maturities that have elected the fair value option are reflected in realized and unrealized gains (losses) reported in net investment income (loss) in the consolidated statements of income (loss).
Notes issued by consolidated variable interest entities represent notes issued by certain asset-backed investment vehicles, primarily CLOs, which we are required to consolidate. The creditors of these VIEs do not have recourse to the Company in excess of the assets contained within the VIEs. The Company has elected the fair value option for the majority of these notes and has based the fair value on the corresponding debt security collateral. Changes in fair value are reported in net investment income (loss).
COLI has been purchased by the Company and certain subsidiaries on the lives of certain key employees and the Company and these subsidiaries are named as beneficiaries under these policies. COLI is carried at the cash surrender value of the policies. As of December 31, 2025 and 2024, the carrying value of COLI was $1.1 billion and $965 million, respectively, and is reported in other invested assets in the consolidated balance sheets.
Cash and cash equivalents includes cash on hand, demand deposits, money market accounts, overnight commercial paper and highly liquid debt instruments purchased with an original maturity of three months or less. Due to the short-term nature of these investments, the recorded value is deemed to approximate fair value. Cash and securities segregated primarily includes U.S. Treasury Bills segregated by AB in a special reserve bank custody account for the exclusive benefit of its brokerage customers under Rule 15c3-3 of the Exchange Act.
Securities Sold under Agreements to Repurchase

Securities sold under agreements to repurchase involve the temporary exchange of securities for cash or other collateral of equivalent value, with agreement to redeliver a like quantity of the same or similar securities at a future date prior to maturity at a fixed and determinable price. Securities sold under agreements to repurchase transactions are conducted by the Company under a standardized securities industry master agreement, amended to suit the requirements of each respective counterparty. Transfers of securities under these agreements to repurchase are evaluated by the Company to determine whether they satisfy the criteria for accounting treatment as secured borrowing arrangements. Agreements not meeting the criteria would require recognition of the transferred securities as sales with related forward repurchase commitments. All of the Company’s securities repurchase transactions are accounted for as secured borrowings with the related obligations distinctly captioned in the consolidated balance sheets on a gross basis. As of December 31, 2025 and 2024 the Company had no securities sold under agreements to repurchase outstanding.
Securities Lending Program
The Company enters into securities lending transactions whereby securities are loaned to third parties, primarily major brokerage firms. Securities lending transactions are treated as financing arrangements and the associated liability is recorded as the amount of cash received. Income and expenses associated with securities lending transactions are reported within net investment income in the consolidated statements of income (loss).

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Derivatives
Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices, values of securities or commodities, credit spreads, market volatility, expected returns and liquidity. Values can also be affected by changes in estimates and assumptions, including those related to counterparty behavior and non-performance risk used in valuation models. Derivative financial instruments generally used by the Company include equity, currency, and interest rate futures, total return and/or other equity swaps, interest rate swaps and floors, swaptions, variance swaps and equity options, all of which may be exchange-traded or contracted in the OTC market. All derivative positions are carried in the consolidated balance sheets at fair value, generally by obtaining quoted market prices or through the use of valuation models.
Freestanding derivative contracts are reported in the consolidated balance sheets either as assets within “other invested assets” or as liabilities within “other liabilities.” The Company nets the fair value of all derivative financial instruments with counterparties for which an ISDA Master Agreement and related CSA have been executed. All changes in the fair value of the Company’s freestanding derivative positions not designated to hedge accounting relationships, including net receipts and payments, are included in “net derivative gains (losses)” without considering changes in the fair value of the economically associated assets or liabilities.
The Company has designated certain derivatives it uses to economically manage asset/liability risk in relationships which qualify for hedge accounting. To qualify for hedge accounting, we formally document our designation at inception of the hedge relationship as a cash flow, fair value or net investment hedge. This documentation includes our risk management objective and strategy for undertaking the hedging transaction. The Company identifies how the hedging instrument is expected to offset the designated risks related to the hedged item and the method that will be used to retrospectively and prospectively assess the hedge effectiveness. To qualify for hedge accounting, a hedging instrument must be assessed as being highly effective in offsetting the designated risk of the hedged item. Hedge effectiveness is formally assessed and documented at inception and periodically throughout the life of the hedge accounting relationship.
The Company does not exclude any components of the hedging instrument from the effectiveness assessments and therefore does not separately measure or account for any excluded components of the hedging instrument.
While in cash flow hedge relationships, any periodic net receipts and payments from the hedging instrument are included in the income or expense line that the hedged item’s periodic income or expense is recognized. Other changes in the fair value of the hedging instrument while in a cash flow hedging relationship are reported within OCI. These amounts are deferred in AOCI until they are reclassified to Net income (loss). The reclassified amount offsets the effect of the cash flows on Net income (loss) in the same period when the hedged item affects earnings and on the same line as the hedged item.
We discontinue cash flow hedge accounting prospectively when the Company determines: (1) the hedging instrument is no longer highly effective in offsetting changes in the cash flow from the hedged risk, (2) the hedged item is no longer probable of occurring within two months of their forecast, or (3) the hedging instrument is otherwise redesignated from the hedging relationship. Changes in the fair value of the derivative after discontinuation of cash flow hedge accounting are accounted for as freestanding derivative positions not designated to hedge accounting relationships unless and until the derivative is redesignated to a hedge accounting relationship. When cash flow hedge accounting is discontinued the amounts deferred in AOCI during the hedge relationship continue to be deferred in AOCI, as long as the hedged items continue to be probable of occurring within two months of their forecast, until the hedged item affects Net income (loss). Any amount deferred in AOCI for hedged items which are no longer probable of occurring within two months of their forecast will be reclassified to “net derivative gains (losses)” at that time.
The Company is a party to financial instruments and other contracts that contain “embedded” derivative instruments. At inception, the Company assesses whether the economic characteristics of the embedded instrument are “clearly and closely related” to the economic characteristics of the remaining component of the “host contract” and whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. Once those criteria are met the resulting embedded derivative is bifurcated from the host contract, carried in the consolidated balance sheets at fair value, and changes in its fair value are recognized immediately and captioned in the consolidated statements of income (loss) according to the nature of the related host contract. For certain financial instruments that contain an embedded derivative that otherwise would need to be bifurcated and reported at fair value, the Company instead may elect to carry the entire instrument at fair value.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Mortgage Loans on Real Estate
The Company invests in commercial, agricultural and residential mortgage loans which are included in the consolidated balance sheets as mortgage loans on real estate. Mortgage loans are stated at unpaid principal balances, net of unamortized discounts and the allowance for credit losses. The Company calculates the allowance for credit losses in accordance with the CECL model in order to provide for the risk of credit losses in the lending process. The Company carries certain commercial mortgages originated at fair value where the fair value option has been elected.
Expected credit losses for loans with similar risk characteristics are estimated on a collective (i.e., pool) basis in order to meet CECL’s risk of loss concept which requires the Company to consider possibilities of loss, even if remote.
For collectively evaluated mortgages, the Company estimates the allowance for credit losses based on the amortized cost basis of its mortgages over their expected life using a PD / LGD model. The PD / LGD model incorporates the Company’s reasonable and supportable forecast of macroeconomic information over a specified period. The length of the reasonable and supportable forecast period is reassessed on a quarterly basis and may be adjusted as appropriate over time to be consistent with macroeconomic conditions and the environment as of the reporting date. For periods beyond the reasonable and supportable forecast period, the model reverts to historical loss information. The PD and LGD are estimated at the loan-level based on loans’ current and forecasted risk characteristics as well as macroeconomic forecasts. The PD is estimated using both macroeconomic conditions as well as individual loan risk characteristics including LTV ratios, DSC ratios, DTI ratio, seasoning, collateral type, geography, and underlying credit. The LGD is driven primarily by the type and value of collateral, and secondarily by expected liquidation costs and time to recovery.
For individually evaluated mortgages, the Company continues to recognize a valuation allowance on the present value of expected future cash flows discounted at the loan’s original effective interest rate or on its collateral value.
The CECL model is configured to the Company’s specifications and takes into consideration the detailed risk attributes of each discrete loan in the mortgage portfolio which will vary by loan type, but are not limited to the following:
•LTV ratio – Derived from current loan balance divided by the fair market value of the property. An LTV ratio in excess of 100% indicates an underwater mortgage.
•DSC ratio – Derived from actual operating earnings divided by annual debt service. If the ratio is below 1.0x, then the income from the property does not support the debt.
•DTI ratio - Is used for residential mortgage loans to assess a borrower’s ability to repay a loan. DTI ratio is derived by adding up all of the borrower’s debt payments and dividing that sum by the borrower’s gross monthly income.
•Consumer Credit Score - Is used for residential mortgage loans to determine the borrower’s credit worthiness and eligibility for a residential loan based upon credit reports.
•Occupancy – Criteria varies by property type but low or below market occupancy is an indicator of sub-par property performance.
•Lease expirations – The percentage of leases expiring in the upcoming 12 to 36 months are monitored as a decline in rent and/or occupancy may negatively impact the debt service coverage ratio. In the case of single-tenant properties or properties with large tenant exposure, the lease expiration is a material risk factor.
•Other – Any other factors such as maturity, borrower/tenant related issues, payment status, property condition, or current economic conditions may call into question the performance of the loan.
Mortgage loans that do not share similar risk characteristics with other loans in the portfolio are individually evaluated quarterly by the Company’s IUS Committee. The allowance for credit losses on these individually evaluated mortgages is a loan-specific reserve as a result of the loan review process that is recorded based on the present value of expected future cash flows discounted at the loan’s effective interest rate or based on the fair value of the collateral. The individually assessed allowance for mortgage loans can increase or decrease from period to period based on such factors.
Individually assessed loans may include, but are not limited to, mortgages that have deteriorated in credit quality such as a TDR and reasonably expected TDRs, mortgages for which foreclosure is probable, and mortgages which have

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
been classified as “potential problem” or “problem” loans within the Company’s IUS Committee processes as described below.
Within the IUS process, commercial mortgages 60 days or more past due and agricultural and residential mortgages 90 days or more past due, as well as all mortgages in the process of foreclosure, are identified as problem mortgage loans. Based on its monthly monitoring of mortgages, a class of potential problem mortgage loans are also identified, consisting of mortgage loans not currently classified as problem mortgage loans but for which management has doubts as to the ability of the borrower to comply with the present loan payment terms and which may result in the loan becoming a problem or being modified. The decision whether to classify a performing mortgage loan as a potential problem involves judgments by management as to likely future industry conditions and developments with respect to the borrower or the individual mortgaged property.
Individually assessed mortgage loans without provision for losses are mortgage loans where the fair value of the collateral or the net present value of the expected future cash flows related to the loan equals or exceeds the recorded investment. Interest income earned on mortgage loans where the collateral value is used to measure impairment is recorded on a cash basis. Interest income on mortgage loans where the present value method is used to measure impairment is accrued on the net carrying value amount of the loan at the interest rate used to discount the cash flows.
Mortgage loans are placed on nonaccrual status once management believes the collection of accrued interest is not probable. Once mortgage loans are classified as nonaccrual mortgage loans, interest income is recognized under the cash basis of accounting and the resumption of the interest accrual would commence only after all past due interest has been collected or the mortgage loan has been restructured to where the collection of interest is considered likely. The Company charges off loan balances and accrued interest that are deemed uncollectible.
The components of amortized cost for mortgage loans on the consolidated balance sheets excludes accrued interest amounts because the Company presents accrued interest receivables within other assets. Once mortgage loans are placed on nonaccrual status, the Company reverses accrued interest receivable against interest income. Since the nonaccrual policy results in the timely reversal of accrued interest receivable, the Company does not record an allowance for credit losses on accrued interest receivable.
Loan Modifications
The investment the Company makes in commercial, agricultural and residential mortgage loans are included in the consolidated balance sheets as mortgage loans on real estate. The investments the Company makes in privately negotiated fixed maturities are included in the consolidated balance sheets as fixed maturities AFS. Under certain circumstances, modifications are granted to these contracts. Each modification is evaluated as to whether a loan modification has occurred. A loan modification is when the borrower is in financial difficulty and the creditor makes concessions. Generally, the types of concessions may include reducing the face amount or maturity amount of the debt as originally stated, reducing the contractual interest rate, extending the maturity date at an interest rate lower than current market interest rates and/or reducing accrued interest. The Company considers the amount, timing and extent of the concession granted in determining any impairment or changes in the specific credit allowance recorded in connection with the loan modification. A credit allowance may have been recorded prior to the period when the loan becomes a loan modification. Accordingly, the carrying value (net of the allowance) before and after modification through a loan modification may not change significantly, or may increase if the expected recovery is higher than the pre-modification recovery assessment. For information pertaining to our loan modifications see Note 3 of the Notes to these Consolidated Financial Statements.
Net Investment Income (Loss), Investment Gains (Losses) Net and Unrealized Investment Gains (Losses)
Realized investment gains (losses) are determined by identification with the specific asset and are presented as a component of revenue. Changes in the allowance for credit losses are included in investment gains (losses), net.
Realized and unrealized holding gains (losses) on trading and equity securities and fair value changes on mortgage loans where the fair value option has been elected, are reflected in net investment income (loss).
Unrealized investment gains (losses) on fixed maturities designated as AFS held by the Company are accounted for as a separate component of AOCI, net of related deferred income taxes, as are amounts attributable to certain pension operations, Closed Block’s policyholders’ dividend obligation, insurance liability loss recognition, DAC related to UL policies, investment-type products and participating traditional life policies.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Changes in unrealized gains (losses) reflect changes in fair value of only those fixed maturities classified as AFS and do not reflect any change in fair value of policyholders’ account balances and future policy benefits.
Fair Value of Financial Instruments
See Note 8 of the Notes to these Consolidated Financial Statements for additional information regarding determining the fair value of financial instruments.
Recognition of Insurance Income and Related Expenses
Deposits related to UL and investment-type contracts are reported as deposits to policyholders’ account balances. Revenues from these contracts consist of fees assessed during the period against policyholders’ account balances for mortality charges, policy administration charges and surrender charges. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policyholders’ account balances.
DAC
Acquisition costs that vary with and are primarily related to the acquisition of new and renewal insurance business, reflecting incremental direct costs of contract acquisition with independent third parties or employees that are essential to the contract transaction, as well as the portion of employee compensation, including employee fringe benefits and other costs directly related to underwriting, policy issuance and processing, medical inspection, and contract selling for successfully negotiated contracts including commissions, underwriting, agency and policy issue expenses, are deferred.
Contracts are measured on a grouped basis utilizing cohorts consistent with those used in the calculation of future policy benefit reserves. DAC is amortized on a constant level basis for the grouped contracts over the expected term of the contract. For life insurance products, DAC is amortized in proportion to the face amount in force. For annuity products DAC is amortized in proportion to policy counts. The constant level basis used for amortization determines the current period amortization considering both the current period’s actual experience and future projections. The amortization pattern is revised quarterly on a prospective basis. Amortization of DAC is included in Amortization of DAC, part of total benefits and other deductions.
For some products, policyholders can elect to modify product benefits, features, rights or coverages that occur by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by election or coverage within a contract. These transactions are known as internal replacements. If such modification substantially changes the contract, the associated DAC is written off immediately through income and any new acquisition costs associated with the replacement contract are deferred.
Amount due to and from Reinsurers
For each of its reinsurance agreements, the Company determines whether the agreement provides indemnification against loss or liability relating to insurance risk in accordance with applicable accounting standards. Cessions under reinsurance agreements do not discharge the Company’s obligations as the primary insurer. The Company reviews all contractual features, including those that may limit the amount of insurance risk to which the reinsurer is subject or features that delay the timely reimbursement of claims.
For reinsurance of existing in-force blocks of long-duration contracts that transfer significant insurance risk, the difference, if any, between the amounts paid (received), and the liabilities ceded (assumed) related to the underlying contracts is considered the net cost of reinsurance at the inception of the reinsurance agreement. Subsequent amounts paid (received) on the reinsurance of in-force blocks, as well as amounts paid (received) related to new business, are recorded as premiums ceded (assumed); and amounts due from reinsurers (amounts due to reinsurers) are established.
Assets and liabilities relating to reinsurance agreements with the same reinsurer may be recorded net on the balance sheet if a right of offset exists within the reinsurance agreement. In the event that reinsurers do not meet their obligations to the Company under the terms of the reinsurance agreements, reinsurance recoverable balances could become uncollectible. In such instances, reinsurance recoverable balances are stated net of allowances for uncollectible reinsurance.
Premiums, policy charges and fee income, and policyholders’ benefits include amounts assumed under reinsurance agreements and are net of reinsurance ceded. Amounts received from reinsurers for policy administration are reported in other revenues.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
For reinsurance contracts, reinsurance recoverable balances are generally calculated using methodologies and assumptions that are consistent with those used to calculate the direct liabilities.
Ceded reinsurance transactions are recognized and measured in a manner consistent with underlying reinsured contracts, including using consistent assumptions. Assumed and ceded reinsurance contract rights and obligations are accounted for on a basis consistent with our direct contract. The reinsurance cost or benefit for traditional life non-participating and limited-payment contracts is recognized in proportion to the Gross Premiums of the underlying direct cohorts. The locked-in single A discount rate used to calculate the reinsurance cost or benefit is established at inception of the reinsurance contract. Changes to the single A discount rate are reflected in comprehensive income at each reporting date.
If the Company determines that a reinsurance agreement does not expose the reinsurer to a reasonable possibility of a significant loss from insurance risk, the Company records the agreement using the deposit method of accounting. Deposits received are included in other liabilities and deposits made are included within other assets. As amounts are paid or received, consistent with the underlying contracts, the deposit assets or liabilities are adjusted. Interest on such deposits is recorded as other income or other operating costs and expenses, as appropriate.
Sales Inducement Assets
SIA are offered on certain deferred annuity products in the form of either immediate bonus interest credited or enhanced interest crediting rates for a period of time. The interest crediting expense associated with these SIA is deferred and amortized over the lives of the underlying contracts in a manner consistent with the amortization of DAC. Unamortized balances are included in other assets in the consolidated balance sheets and amortization is included in interest credited to policyholders’ account balances in the consolidated statements of income (loss).
Policyholders’ Account Balances
Policyholders’ account balances relate to contracts or contract features where the Company has no significant insurance risk. This liability represents the contract value that has accrued to the benefit of the policyholder as of the balance sheet date.
Obligations arising from funding agreements are also reported in policyholders’ account balances in the consolidated balance sheets. As a member of the FHLB, the Company has access to collateralized borrowings. The Company may also issue funding agreements to the FHLB. Both the collateralized borrowings and funding agreements would require the Company to pledge qualified mortgage-backed assets and/or government securities as collateral.
Future Policy Benefits and Other Policyholders’ Liabilities
The liability for future policy benefits is estimated based upon the present value of future policy benefits and related claim expenses less the present value of estimated future net premiums where net premium equals Gross Premium under the contract multiplied by the net premium ratio. Related claim expenses include termination and settlement costs and exclude acquisition costs and non-claim related costs. The liability is estimated using current assumptions that include discount rate, mortality, and lapses. Assumptions are based on judgments that consider the Company’s historical experience, industry data, and other factors.
For participating traditional life insurance policies, future policy benefit liabilities are calculated using a net level premium method based on guaranteed mortality and dividend fund interest rates. The liability for annual dividends represents the accrual of annual dividends earned. Terminal dividends are accrued in proportion to face amount over the life of the contract.
For non-participating traditional life insurance policies (Term) and limited pay contracts (Payout, Pension), contracts are grouped into cohorts by contract type and issue year. The Company quarterly updates its estimate of cash flows using actual experience and current future cash flow assumptions, which is reflected in an updated net premium ratio used to calculate the liability. The ratio of actual and future expected claims to actual and future expected premiums determines the net premium ratio. The policy administration expense assumption is not updated after policy issuance. If actual expenses differ from the original expense assumptions, the differences are recognized in the period identified. The revised net premium ratio is used to determine the updated liability for future policy benefits as of the beginning of the reporting period, discounted at the original contract issuance rate. Changes in the liability due to current discount rates differing from original rates are included in OCI within the consolidated statement of comprehensive income.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
For non-participating traditional life insurance policies and limited pay contracts, the discount rate assumption used is corporate A rated forward curve. We use a forward curve based upon a Bloomberg index. The liability is remeasured each quarter with the remeasurement change reported in OCI. The locked-in discount rate is generally based on expected investment returns at contract inception for contracts issued prior to January 1, 2021 and the upper medium grade fixed income corporate instrument yield (i.e., single A) at contract inception for contracts issued after January 1, 2021. The Company developed a LDTI discount rate methodology used to calculate the LFPB for its traditional insurance liabilities and constructed a discount rate curve that references upper-medium grade (low credit risk) fixed-income instrument yields (i.e. Single-A rated Corporate bond yields) which are meant to reflect the duration characteristics of the corresponding insurance liabilities. The methodology uses observable market data, where available, and uses various estimation techniques in line with fair value guidance (such as interpolation and extrapolation) where data is limited. Discount rates are updated quarterly.
For limited-payment products, Gross Premiums received in excess of net premiums are deferred at initial recognition as a deferred profit liability (“DPL”). DPL will be amortized in relation to the expected future benefit payments. As the calculation of the DPL is based on discounted cash flows, interest accrues on the unamortized DPL balance using the discount rate determined at contract issuance. The DPL is updated at the same time as the estimates for cash flows for the liability for future policy benefits. Any difference between the recalculated and beginning of period DPL is recognized in remeasurement gain or loss in the consolidated statements of income (loss), Remeasurement of Liability for Future Policy Benefits, part of total benefits and other deductions. On the consolidated balance sheets the DPL is recorded in the liability for future policy benefits.
Additional liabilities for contract or contract feature that provide for additional benefits in addition to the account balance but are not market risk benefits or embedded derivatives (“additional insurance liabilities”) are established by estimating the expected value of death or other insurance benefits in excess of the projected contract accumulation value and recognizing the excess over the estimated life based on expected assessments (i.e., benefit ratio). The liability equals the current benefit ratio multiplied by cumulative assessments recognized to date, plus interest, less cumulative excess payments to date. These reserves are recorded within future policy benefits and other policyholders’ liabilities. The determination of this estimated future policy benefits liability is based on models that involve numerous assumptions and subjective judgments, including those regarding expected market rates of return and volatility, contract surrender and withdrawal rates, and mortality experience. There can be no assurance that actual experience will be consistent with management’s estimates. Assumptions are reviewed annually and updated with the remeasurement gain or loss reflected in total benefit expense.
The Company recognizes an adjustment in OCI for the additional insurance liabilities for unrealized gains and losses not included when calculating the present value of expected assessments for the benefit ratios.
The Company conducts annual premium deficiency testing except for liability for future policy benefits for non-participating traditional and limited payment contracts. The Company reviews assumptions and determines whether the sum of existing liabilities and the present value of future Gross Premiums is sufficient to cover the present value of future benefits to be paid and settlement costs. Anticipated investment income is considered when performing premium deficiency for long duration contracts. The anticipated investment income is projected based on current investment portfolio returns grading to long term reinvestment rates over the projection periods, based on anticipated gross reinvestment spreads, defaults and investment expenses. Premium deficiency reserves are recorded in certain instances where the policyholder liability for a particular line of business may not be deficient in the aggregate to trigger loss recognition, but the pattern of earnings may be such that profits are expected to be recognized in earlier years followed by losses in later years. This pattern of PFBL is exhibited in our VISL business and is generated by the cost structure of the product or secondary guarantees in the contract. The secondary guarantee ensures that, subject to specified conditions, the policy will not terminate and will continue to provide a death benefit even if there is insufficient policy value to cover the monthly deductions and charges. We accrue for these PFBL using a dynamic approach that changes over time as actual profits and losses and projections of future profits and losses change.
Market Risk Benefits
The Company has issued and continues to offer certain variable annuity products with GMDB and/or contain a GMLB (collectively, the “GMxB features”) which, if elected by the policyholder after a stipulated waiting period from contract issuance, guarantees a minimum lifetime annuity based on predetermined annuity purchase rates that may be in excess of what the contract account value can purchase at then-current annuity purchase rates. This minimum lifetime annuity is based on predetermined annuity purchase rates applied to a GMIB base. The Company previously issued certain variable annuity products with GMIB, GWBL, GMWB, and GMAB features. The Company has also assumed reinsurance for products with GMxB features.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Market risk benefits (“MRBs”) are contracts or contract features that provide protection to the contract holder from other than nominal capital market risk and expose the Company to other than nominal capital market risk. Market risk benefits include contract features that provide minimum guarantees to policyholders and include GMIB, GMDB, GMWB, GMAB, and ROP DB benefits. MRBs are identified and measured at fair value on a seriatim basis using an ascribed fee approach based upon policyholder behavior projections and risk neutral economic scenarios adjusted based on the facts and circumstances of the Company’s product features. The MRB Asset and MRB Liability will be equal to the estimated present value of benefits and risk margins less the estimated present value of ascribed fees. Ascribed fees will consist of the fee needed at policy inception date, under a stochastically generated set of risk-neutral scenarios, so that the present value of claims, including any risk charge, is equal to the present value of the projected attributed fees which will be capped at estimated present value of total policyholder contractual fees. The attributed fee percentage is considered a fixed term of the MRB feature and is held static over the life of the contract. Discount rates are updated quarterly. Changes in fair value are recognized as a remeasurement gain/loss in the Change in market risk benefits and purchased market risk benefits, part of total benefits and other deductions except for the portion of the change in the fair value due to change in the Company’s own credit risk, which is recognized in other than comprehensive income. Additionally, when an annuitization occurs (for annuitization benefits) or upon extinguishment of the account balance (for withdrawal benefits) the balance related to the MRB will be derecognized and the amount deducted (after derecognition of any related amount included in AOCI) shall be used in the calculation of the liability for future policy benefits for the payout annuity. Upon derecognition, any related balance will be removed from AOCI.
Features in ceded reinsurance contracts that meet the definition of MRBs are accounted for at fair value as a purchased MRB. The fees used to determine the fair value of the reinsured market risk benefit are those defined in the reinsurance contract. The expected periodic future premiums would represent cash outflows and the expected future benefits would represent cash inflows in the fair value calculation. On the ceded side, the purchased MRB will be measured considering the counterparty credit risk of the reinsurer, while the direct contract liabilities will be measured considering the instrument-specific credit risk of the insurer. As a result of the difference in the treatment of the counterparty credit risk, the fair value of the direct and ceded contracts may be different even if the contractual fees and benefits are the same. Changes in instrument-specific credit risk of the Company is included in the fair value of its market risk benefit, whether in an asset or liability position, and whether related to an issued or purchased MRB, is recognized in OCI. The counterparty credit risk of the reinsurer is recorded in the consolidated statements of income (loss).
Policyholders’ Dividends
The amount of policyholders’ dividends to be paid (including dividends on policies included in the Closed Block) is determined annually by the board of directors of the issuing insurance company. The aggregate amount of policyholders’ dividends is related to actual interest, mortality, morbidity and expense experience for the year and requires judgment as to the appropriate level of statutory surplus to be retained by the Company.
Separate Accounts
Generally, Separate Accounts established under New York State and Arizona State Insurance Law are not chargeable with liabilities that arise from any other business of the Company. Separate Accounts assets are subject to General Account claims only to the extent Separate Accounts assets exceed Separate Accounts liabilities. Assets and liabilities of the Separate Account represent the net deposits and accumulated net investment earnings (loss) less fees, held primarily for the benefit of policyholders, and for which the Company does not bear the investment risk. Separate Accounts assets and liabilities are shown on separate lines in the consolidated balance sheets. Assets held in Separate Accounts are reported at quoted market values or, where quoted values are not readily available or accessible for these securities, their fair value measures most often are determined through the use of model pricing that effectively discounts prospective cash flows to present value using appropriate sector-adjusted credit spreads commensurate with the security’s duration, also taking into consideration issuer-specific credit quality and liquidity. Investment performance (including investment income, net investment gains (losses) and changes in unrealized gains (losses)) and the corresponding amounts credited to policyholders of such Separate Accounts are offset within the same line in the consolidated statements of income (loss).
Deposits to Separate Accounts are reported as increases in Separate Accounts assets and liabilities and are not reported in the consolidated statements of income (loss). Mortality, policy administration and surrender charges on all policies including those funded by Separate Accounts are included in revenues.
The Company reports the General Account’s interests in Separate Accounts as trading securities, at fair value, in the consolidated balance sheets.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Leases
The Company does not record leases with an initial term of 12 months or less in its consolidated balance sheets, but instead recognizes lease expense for these leases on a straight-line basis over the lease term. For leases with a term greater than one year, the Company records in its consolidated balance sheets at the time of lease commencement or modification a RoU operating lease asset and a lease liability, initially measured at the present value of the lease payments. Lease costs are recognized in the consolidated statements of income (loss) over the lease term on a straight-line basis. RoU operating lease assets represent the Company’s right to use an underlying asset for the lease term and RoU operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease.
Broker-Dealer Revenues, Receivables and Payables
Equitable Advisors and certain of the Company’s other subsidiaries provide investment management, brokerage and distribution services for affiliates and third parties. Third-party revenues earned from these services are reported in other income in the Company’s consolidated statement of income (loss).
Receivables from and payables to clients include amounts due on cash and margin transactions. Securities owned by customers are held as collateral for receivables; such collateral is not reflected in the consolidated financial statements.
Goodwill and Other Intangible Assets
Goodwill recorded by the Company represents the excess of purchase price over the estimated fair value of identifiable net assets of companies acquired in a business combination and relates principally to the acquisition of SCB Inc., an investment research and management company formerly known as Sanford C. Bernstein Inc. (“Bernstein Acquisition”), the purchase of AB Units, and AB’s acquisition of CarVal on July 1, 2022. The Company tests goodwill for recoverability each annual reporting period at December 31 and at interim periods if facts or circumstances are indicative of potential impairment.
The Company uses a market valuation approach. Under the market valuation approach, the fair value of the reporting unit is based on its adjusted market valuation assuming a control premium. The Company determined that this valuation technique provided a more exact determination of fair value for the reporting unit and was applied during its annual testing for goodwill recoverability at December 31, 2025 and 2024.
The Company’s intangible assets primarily relate to AB’s acquisition of CarVal and reflect amounts assigned to acquired investment management contracts based on their estimated fair values at the time of acquisition, less accumulated amortization. These intangible assets generally are amortized on a straight-line basis over their estimated useful life, ranging from six to twenty years. All intangible assets are periodically reviewed for impairment as events or changes in circumstances indicate that the carrying value may not be recoverable. If the carrying value exceeds fair value, impairment tests are performed to measure the amount of the impairment loss, if any.
Deferred Sales Commissions, Net
Commissions paid to financial intermediaries in connection with the sale of shares of open-end AB sponsored mutual funds sold without a front-end sales charge (“back-end load shares”) are capitalized as deferred sales commissions and amortized over periods not exceeding five and one-half years for U.S. fund shares and four years for non-U.S. fund shares, the periods of time during which the deferred sales commissions are generally recovered. These commissions are recovered from distribution services fees received from those funds and from CDSC received from shareholders of those funds upon the redemption of their shares. CDSC cash recoveries are recorded as reductions of unamortized deferred sales commissions when received. Since January 31, 2009, AB sponsored U.S. mutual funds have not offered back-end load shares to new investors.
Management periodically reviews the deferred sales commission asset for impairment as events or changes in circumstances indicate that the carrying value may not be recoverable. If these factors indicate impairment in value, a comparison is made of the carrying value to the undiscounted cash flows expected to be generated by the asset over its remaining life. If it is determined the deferred sales commission asset is not fully recoverable, the asset will be deemed impaired and a loss will be recorded in the amount by which the recorded amount of the asset exceeds its estimated fair value.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
As of December 31, 2025 and 2024, respectively, net deferred sales commissions from AB totaled $165 million and $183 million and are included within other assets in the consolidated balance sheets. The estimated amortization expense of deferred sales commissions, based on the December 31, 2025 net asset balance for each of the next three years is $84 million, $61 million and $19 million. The Company tests the deferred sales commission asset for impairment quarterly by comparing undiscounted future cash flows to the recorded value, net of accumulated amortization. Each quarter, significant assumptions used to estimate the future cash flows are updated to reflect management’s consideration of current market conditions on expectations made with respect to future market levels and redemption rates. As of December 31, 2025 and 2024, the Company determined that the deferred sales commission asset was not impaired.
Capitalized Computer Software and Hosting Arrangements
Capitalized computer software and hosting arrangements include certain internal and external costs used to implement internal-use software and cloud computing hosting arrangements. These capitalized computer costs are included in other assets in the consolidated balance sheets and amortized on a straight-line basis over the estimated useful life of the software or term of the hosting arrangement that ranges between three and five years. Capitalized amounts are periodically tested for impairment in accordance with the guidance on impairment of long-lived assets. An immediate charge to earnings is recognized if capitalized computer costs no longer are deemed to be recoverable. In addition, service potential is periodically reassessed to determine whether facts and circumstances have compressed the software’s useful life or a significant change in the term of the hosting arrangement such that acceleration of amortization over a shorter period than initially determined would be required.
Capitalized computer software and hosting arrangements, net of accumulated amortization, amounted to $78 million and $122 million as of December 31, 2025 and 2024, respectively. Amortization of capitalized computer software and hosting arrangements in 2025, 2024 and 2023 was $35 million, $41 million and $53 million, respectively, recorded in other operating costs and expenses in the consolidated statements of income (loss).
Short-term and Long-term Debt
Liabilities for short-term and long-term debt are primarily carried at an amount equal to unpaid principal balance, net of unamortized discount or premium and debt issue costs. Original-issue discount or premium and debt-issue costs are recognized as a component of interest expense over the period the debt is expected to be outstanding, using the interest method of amortization. Interest expense is generally presented within interest expense in the consolidated statements of income (loss). Interest expense may also be reported within Net investment income for certain activity, as prescribed by specialized industry guidance. Short-term debt represents debt coming due in the next twelve months, including that portion of debt otherwise classified as long-term. See Note 14 of the Notes to these Consolidated Financial Statements for additional information regarding short-term and long-term debt.
Income Taxes
The Company and certain of its consolidated subsidiaries and affiliates file a consolidated federal income tax return. The Company provides for federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Current federal income taxes are charged or credited to operations based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income tax assets and liabilities are recognized based on the difference between financial statement carrying amounts and income tax bases of assets and liabilities using enacted income tax rates and laws. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized.
Under accounting for uncertainty in income taxes guidance, the Company determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the consolidated financial statements. Tax positions are then measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement.
ABLP is a private partnership for federal income tax purposes and, accordingly, is not subject to federal and state corporate income taxes. However, ABLP is subject to a 4.0% New York City unincorporated business tax. AB Holding is subject to a 3.5% federal tax on partnership gross income from the active conduct of a trade or business. Domestic corporate subsidiaries of AB are subject to federal, state and local income taxes. Foreign corporate subsidiaries are generally subject to taxes in the foreign jurisdictions where they are located.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Recognition of Investment Management and Service Fees and Related Expenses
Investment management, advisory and service fees
Investment management and service fees principally include the Asset Management segment’s investment advisory and service fees, distribution revenues and institutional research services revenue. Investment advisory and service base fees, generally calculated as a percentage, referred to as BPs, of assets under management, are recorded as revenue as the related services are performed. Certain investment advisory contracts, including those associated with hedge funds, provide for a performance-based fee, in addition to or in lieu of a base fee which is calculated as either a percentage of absolute investment results or a percentage of the investment results in excess of a stated benchmark over a specified period of time.
Investment management and administrative service fees are also earned by EIM and EIMG and reported in the Retirement segment and Corporate and Other as well as certain asset-based fees associated with insurance contracts.
AB provides asset management services by managing customer assets and seeking to deliver returns to investors. Similarly, EIM and EIMG provides investment management and administrative services, such as fund accounting and compliance services, to EQAT and 1290 Funds as well as two private investment trusts established in the Cayman Islands, AXA Allocation Funds Trust and AXA Offshore Multi-manager Funds Trust (collectively, the “Other AXA Trusts”). The contracts supporting these revenue streams create a distinct, separately identifiable performance obligation for each day the assets are managed for the performance of a series of services that are substantially the same and have the same pattern of transfer to the customer. Accordingly, these investment management, advisory, and administrative service base fees are recorded over time as services are performed and entitle the Company to variable consideration. Base fees, generally calculated as a percentage of AUM, are recognized as revenue at month-end when the transaction price no longer is variable and the value of the consideration is determined. These fees are not subject to claw back and there is minimal probability that a significant reversal of the revenue recorded will occur.
Certain investment advisory contracts of AB, including those associated with hedge funds or other alternative investments, provide for a performance-based fee (including carried interest), in addition to a base advisory fee, calculated either as a percentage of absolute investment results or a percentage of investment results in excess of a stated benchmark over a specified period of time. These performance-based fees are forms of variable consideration and, therefore, are excluded from the transaction price until it becomes probable there will not be significant reversal of the cumulative revenue recognized. At each reporting date, the Company evaluates constraining factors surrounding the variable consideration to determine the extent to which, if any, revenues associated with the performance-based fee can be recognized. Constraining factors impacting the amount of variable consideration included in the transaction price include contractual claw-back provisions, the length of time of the uncertainty, the number and range of possible amounts, the probability of significant fluctuations in the fund’s market value and the level in which the fund’s value exceeds the contractual threshold required to earn such a fee and the materiality of the amount being evaluated.
Sub-advisory and sub-administrative expenses associated with these services are calculated and recorded as the related services are performed in other operating costs and expense in the consolidated statements of income (loss) as the Company is acting in a principal capacity in these transactions and, as such, reflects these revenues and expenses on a gross basis.
Research services
Research services revenue principally consists of brokerage transaction charges received by SCB LLC, SCBL and AB’s other sell side subsidiaries for providing equity research services to institutional clients. Brokerage commissions for trade execution services and related expenses may be used to pay for equity research services in accordance with Section 28(e) of the Exchange Act and are recorded on a trade-date basis when the performance obligations are satisfied. Generally, the transaction price is agreed upon at the point of each trade and based upon the number of shares traded or the value of the consideration traded. Research revenues are recognized when the transaction price is quantified, collectability is assured and significant reversal of such revenue is not probable.
Distribution services
Revenues from distribution services include fees received as partial reimbursement of expenses incurred in connection with the sale of certain AB sponsored mutual funds and the 1290 Funds and for the distribution primarily of EQAT Trust shares to separate accounts in connection with the sale of variable life and annuity contracts. The amount and timing of revenues recognized from performance of these distribution services often is dependent upon the contractual arrangements with the customer and the specific product sold as further described below.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Most open-end management investment companies, such as U.S. funds and the EQAT and the 1290 Funds, have adopted a plan under Rule 12b-1 of the Investment Company Act that allows for certain share classes to pay out of assets, distribution and service fees for the distribution and sale of its shares (“12b-1 Fees”). These open-end management investment companies have such agreements with the Company, and the Company has selling and distribution agreements pursuant to which it pays sales commissions to the financial intermediaries that distribute the shares. These agreements may be terminated by either party upon notice (generally 30 days) and do not obligate the financial intermediary to sell any specific amount of shares.
The Company records 12b-1 fees monthly based upon a percentage of the NAV of the funds. At month-end, the variable consideration of the transaction price is no longer constrained as the NAV can be calculated and the value of consideration is determined. These services are separate and distinct from other asset management services as the customer can benefit from these services independently of other services. The Company accrues the corresponding 12b-1 fees paid to sub-distributors monthly as the expenses are incurred. The Company is acting in a principal capacity in these transactions; as such, these revenues and expenses are recorded on a gross basis in the consolidated statements of income (loss).
AB sponsored mutual funds offer back-end load shares in limited instances and charge the investor a CDSC if the investment is redeemed within a certain period. The variable consideration for these contracts is contingent upon the timing of the redemption by the investor and the value of the sales proceeds. Due to these constraining factors, the Company excludes the CDSC fee from the transaction price until the investor redeems the investment. Upon redemption, the cash consideration received for these contractual arrangements is recorded as a reduction of unamortized deferred sales commissions.
AB’s Luxembourg subsidiary, the management company for most of its non-U.S. funds, earns a management fee which is accrued daily and paid monthly, at an annual rate, based on the average daily net assets of the fund. With respect to certain share classes, the management fee also may contain a component paid to distributors and other financial intermediaries and service providers to cover shareholder servicing and other administrative expenses (also referred to as an “All-in-Fee”). Based on the conclusion that asset management is distinct from distribution, the Company allocates a portion of the investment and advisory fee to distribution revenues for the servicing component based on standalone selling prices.
Other revenues
Also reported as investment management and service fees in the Company’s consolidated statements of income (loss) are other revenues from contracts with customers, primarily consisting of shareholder servicing fees, mutual fund reimbursements and other brokerage income.
Shareholder services, including transfer agency, administration and record-keeping are provided by AB to company-sponsored mutual funds. The consideration for these services is based on a percentage of the NAV of the fund or a fixed-fee based on the number of shareholder accounts being serviced. The revenues are recorded at month-end when the constraining factors involved with determining NAV or the numbers of shareholders’ accounts are resolved.
Other income
Revenues from contracts with customers reported as other income in the Company’s consolidated statements of income (loss) primarily consist of advisory account fees and brokerage commissions from the Company’s broker-dealer operations and sales commissions from the Company’s general agents for the distribution of non-affiliate insurers’ life insurance and annuity products. These revenues are recognized at month-end when constraining factors, such as AUM and product mix, are resolved and the transaction pricing no longer is variable such that the value of consideration can be determined. The change in deposit asset/liability accounts arising from reinsurance agreements which do not expose the reinsurer to a reasonable possibility of significant loss from insurance risk is included in other income.
Accounting and Consolidation of VIEs
For all new investment products and entities developed by the Company, the Company first determines whether the entity is a VIE, which involves determining an entity’s variability and variable interests, identifying the holders of the equity investment at risk and assessing the five characteristics of a VIE. Once an entity is determined to be a VIE, the Company then determines whether it is the primary beneficiary of the VIE based on its beneficial interests. If the Company is deemed to be the primary beneficiary of the VIE, the Company consolidates the entity.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Quarterly, management of the Company reviews its investment management agreements and its investments in, and other financial arrangements with, certain entities that hold client AUM to determine the entities the Company is required to consolidate under this guidance. These entities include certain mutual fund products, hedge funds, structured products, group trusts, collective investment trusts, and limited partnerships.
The analysis performed to identify variable interests held, determine whether entities are VIEs or VOEs, and evaluate whether the Company has a controlling financial interest in such entities requires the exercise of judgment and is updated on a continuous basis as circumstances change or new entities are developed. The primary beneficiary evaluation generally is performed qualitatively based on all facts and circumstances, including consideration of economic interests in the VIE held directly and indirectly through related parties and entities under common control, as well as quantitatively, as appropriate.
Consolidated VIEs
Consolidated CLOs
The Company is the investment manager of certain asset-backed investment vehicles, commonly referred to as CLOs, and certain other vehicles for which the Company earns fee income for investment management services. The Company may sell or syndicate investments through these vehicles, principally as part of the strategic investing activity as part of its investment management businesses. Additionally, the Company may invest in securities issued by these vehicles which are eliminated in consolidation of the CLOs.
As of December 31, 2025 and 2024, respectively, Equitable Financial holds $98 million and $128 million of equity interests in the CLOs. The Company consolidated the CLOs as of December 31, 2025 and 2024 as it is the primary beneficiary due to the combination of both its equity interest held by Equitable Financial and the majority ownership of AB, which functions as the CLO’s loan manager. The assets of the CLOs are legally isolated from the Company’s creditors and can only be used to settle obligations of the CLOs. The liabilities of the CLOs are non-recourse to the Company and the Company has no obligation to satisfy the liabilities of the CLOs. As of December 31, 2025, Equitable Financial holds $4 million of equity interests in a SPE established to purchase loans from the market in anticipation of a new CLO transaction. The Company consolidated the SPE as of December 31, 2025 as it is the primary beneficiary due to the combination of both its equity interest held by Equitable Financial and the majority ownership of AB, which functions as the SPE loan manager.
Resulting from this consolidation in the Company’s consolidated balance sheets are fixed maturities, at fair value using the fair value option with total assets of $2.9 billion and $2.1 billion and total liabilities of $2.7 billion and $2.1 billion at December 31, 2025 and 2024, respectively. The unpaid outstanding principal balance of the notes and short-term borrowing is $2.3 billion and $1.9 billion at December 31, 2025 and 2024.
Consolidated Limited Partnerships and LLCs
As of December 31, 2025 and 2024 the Company consolidated limited partnerships and LLCs for which it was identified as the primary beneficiary under the VIE model. Included in other invested assets, mortgage loans on real estate, other equity investments, trading securities, cash and other liabilities in the Company’s consolidated balance sheets at December 31, 2025 and 2024 are total net assets of $3.3 billion and $2.1 billion, respectively related to these VIEs.
Consolidated AB-Sponsored Investment Funds
Included in the Company’s consolidated balance sheets as of December 31, 2025 and 2024 are assets of $346 million and $85 million, liabilities of $25 million and $0 million, and redeemable noncontrolling interests of $169 million and $32 million, respectively, associated with the consolidation of AB-sponsored investment funds under the VIE model. Also included in the Company’s consolidated balance sheets as of December 31, 2025 and 2024 are assets of $27 million and $73 million, liabilities of $0 million and $1 million, and redeemable noncontrolling interests of $10 million and $17 million, respectively, from consolidation of AB-sponsored investment funds under the VOE model.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Non-Consolidated VIEs
As of December 31, 2025 and 2024 respectively, the Company held approximately $3.2 billion and $3.0 billion of investment assets in the form of equity interests issued by non-corporate legal entities determined under the guidance to be VIEs, such as limited partnerships and limited liability companies, including CLOs, hedge funds, private equity funds and real estate-related funds. The Company continues to reflect these equity interests in the consolidated balance sheets as other equity investments and applies the equity method of accounting for these positions. The net assets of these non-consolidated VIEs are approximately $385.8 billion and $350.7 billion as of December 31, 2025 and 2024 respectively. The Company’s maximum exposure to loss from its direct involvement with these VIEs is the carrying value of its investment of $3.2 billion and $3.0 billion and approximately $1.0 billion and $1.2 billion of unfunded commitments as of December 31, 2025 and 2024, respectively. The Company has no further economic interest in these VIEs in the form of guarantees, derivatives, credit enhancements or similar instruments and obligations.
Non-Consolidated AB-Sponsored Investment Products
As of December 31, 2025 and 2024, the net assets of investment products sponsored by AB that are non-consolidated VIEs are approximately $51.3 billion and $46.9 billion, respectively. The Company’s maximum exposure to loss from its direct involvement with these VIEs is its investment of $40 million and $17 million as of December 31, 2025 and 2024, respectively. The Company has no further commitments to or economic interest in these VIEs.
Assumption Updates and Model Changes
The Company conducts its annual review of its assumptions and models during the third quarter of each year. The annual review encompasses assumptions underlying the valuation of MRB, liabilities for future policyholder benefits and additional liability update.
However, the Company updates its assumptions as needed in the event it becomes aware of economic conditions or events that could require a change in assumptions that it believes may have a significant impact to the carrying value of product liabilities and assets and consequently materially impact its earnings in the period of the change.
MRB Update
The Company updates its assumptions to reflect emerging experience for withdrawals, mortality and lapse election. This includes actuarial judgment informed by actual experience of how policy holders are expected to use these policies in the future.
LFPB Update
The significant assumptions for the liability for future policy benefits (“LFPB”) balances include mortality and lapses for our Traditional Life businesses. The primary assumption for the payout block of business is mortality.
Additional Liability Update
The significant assumptions for the additional insurance liability balances include mortality, lapses, premium payment pattern and interest crediting assumption.
Impact of Assumption Updates
The net impact of assumption changes during 2025 increased other income by $6 million, increased remeasurement of liability for future policy benefits by $3 million, decreased policy benefits by $1 million, and increased the change in MRB and purchased MRB by $84 million. This resulted in a decrease in income (loss) from operations, before income taxes of $80 million and decreased net income (loss) by $63 million.
The net impact of assumption changes during 2024 increased other income by $21 million, increased remeasurement of liability for future policy benefits by $18 million, decreased policy benefits by $8 million, and decreased the change in MRB and purchased MRB by $9 million. This resulted in an increase in income (loss) from operations, before income taxes of $20 million and increased net income (loss) by $16 million.
The net impact of this assumption update during 2023 decreased other income by $9 million, increased remeasurement of liability for future policy benefits by $51 million, decreased policyholders’ benefits by $2 million and decreased change in MRB and purchased MRB by $53 million. This resulted in a decrease in income (loss) from operations, before income taxes of $5 million and decreased net income (loss) by $4 million.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

Model Changes
There were no material model changes during 2025, 2024 and 2023.
Revision of Previously Issued Consolidated Financial Statements
During the period ended March 31, 2025, the Company identified an immaterial error related to the initial bookkeeping of ceded accrued fees within policyholders’ account balance ultimately impacting the initial deposit accounting of a reinsurance transaction. The impact of this error to prior periods’ financial statements was not considered to be material. To improve the consistency and comparability of the financial statements, management voluntarily revised the financial statements to include the revisions discussed herein. As a result of the determination to revise previously issued financial statements for the deposit accounting discussed above, management also has corrected other previously identified but uncorrected errors and errors recorded in incorrect periods including, a) pension liability overstatement due to a reconciling item, b) incorrect FX impacting the FABN carrying value, c) incorrect inputs ratio in our MRB modeling and incorrect inputs in the deposit accounting calculation, d) the hedging impact of TIPS hedging income was incorrectly recorded in AOCI, e) error in the manual accrual in an input calculation in the treasury package overstating Policyholders’ account balance and Interest credited to policyholders, f) incorrect actuarial indication impacting the Liability for MRB and purchased MRB, and g) incorrect allocation of earned premiums to loss ratio impacting reserves.
See Note 25 of the Notes to these Consolidated Financial Statements for details of the revision.
3)    INVESTMENTS
Fixed Maturities AFS
The components of fair value and amortized cost for fixed maturities classified as AFS on the consolidated balance sheets excludes accrued interest receivable because the Company elected to present accrued interest receivable within other assets. Accrued interest receivable on AFS fixed maturities as of December 31, 2025 and 2024 was $669 million and $693 million, respectively. There was no accrued interest written off for AFS fixed maturities for the years ended December 31, 2025, 2024 and 2023.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
The following tables provide information relating to the Company’s fixed maturities classified as AFS:
AFS Fixed Maturities by Classification

	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in millions)
December 31, 2025
Fixed Maturities:
Corporate (1)	$48,193	$—	$658	$4,010	$44,841
U.S. Treasury, government and agency	5,040	—	1	1,304	3,737
States and political subdivisions	378	—	3	71	310
Foreign governments	556	—	3	77	482
Residential mortgage-backed (2)	7,093	—	85	92	7,086
Asset-backed (3)	15,978	—	126	46	16,058
Commercial mortgage-backed	4,814	—	26	250	4,590
Redeemable preferred stock	54	—	4	—	58
Total at December 31, 2025	$82,106	$—	$906	$5,850	$77,162
December 31, 2024:
Fixed Maturities:
Corporate (1) (4)	$55,163	$2	$249	$6,112	$49,298
U.S. Treasury, government and agency	5,801	—	—	1,513	4,288
States and political subdivisions	472	—	2	88	386
Foreign governments	689	—	1	136	554
Residential mortgage-backed (2)	4,520	—	15	152	4,383
Asset-backed (3) (4)	13,715	—	98	61	13,752
Commercial mortgage-backed	4,301	—	5	385	3,921
Redeemable preferred stock	56	—	3	—	59
Total at December 31, 2024	$84,717	$2	$373	$8,447	$76,641
______________
(1)Corporate fixed maturities include both public and private issues.
(2)Includes publicly traded agency pass-through securities and collateralized obligations.
(3)Includes credit-tranched securities collateralized by sub-prime mortgages, credit risk transfer securities and other asset types.
(4)Prior period amounts have been revised to improve comparability.
The contractual maturities of AFS fixed maturities as of December 31, 2025 are shown in the table below. Bonds not due at a single maturity date have been included in the table in the final year of maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to call or pre-pay obligations with or without call or pre-payment penalties.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Contractual Maturities of AFS Fixed Maturities

	Amortized Cost (Less Allowance for Credit Losses)	Fair Value
	(in millions)
December 31, 2025
Contractual maturities:
Due in one year or less	$2,354	$2,340
Due in years two through five	14,756	14,661
Due in years six through ten	17,308	17,160
Due after ten years	19,749	15,209
Subtotal	54,167	49,370
Residential mortgage-backed	7,093	7,086
Asset-backed	15,978	16,058
Commercial mortgage-backed	4,814	4,590
Redeemable preferred stock	54	58
Total at December 31, 2025	$82,106	$77,162
The following table shows proceeds from sales, gross gains (losses) from sales and allowance for credit losses for AFS fixed maturities:
Proceeds from Sales, Gross Gains (Losses) from Sales and Allowance for Credit and Intent to Sell Losses for AFS Fixed Maturities

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Proceeds from sales	$7,875	$2,884	$6,790
Gross gains on sales	$27	$8	$10
Gross losses on sales	$(92)	$(57)	$(504)

Net (increase) decrease in Allowance for Credit and Intent to Sell losses	$(27)	$(7)	$(70)

The following table sets forth the amount of credit loss impairments on AFS fixed maturities held by the Company at the dates indicated and the corresponding changes in such amounts:
AFS Fixed Maturities - Credit and Intent to Sell Loss Impairments

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Balance, beginning of period	$47	$48	$36
Previously recognized impairments on securities that matured, paid, prepaid or sold	(23)	(8)	(67)
Recognized impairments on securities impaired to fair value this period (1)	23	—	52
Credit losses recognized this period on securities for which credit losses were not previously recognized	6	5	15
Additional credit losses this period on securities previously impaired	1	2	12
Balance, end of period	$54	$47	$48
______________
(1)Represents circumstances where the Company determined in the current period that it intends to sell the security, or it is more likely than not that it will be required to sell the security before recovery of the security’s amortized cost.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
The tables below present a roll-forward of net unrealized investment gains (losses) recognized in AOCI:

Net Unrealized Gains (Losses) on AFS Fixed Maturities

	Year Ended December 31, 2025
	Net Unrealized Gains (Losses) on Investments	Policyholders’ Liabilities	Deferred Income Tax Asset (Liability)	AOCI Gain (Loss) Related to Net Unrealized Investment Gains (Losses)
	(in millions)
Balance, beginning of period	$(8,074)	$71	$464	$(7,539)
Net investment gains (losses) arising during the period	1,922	—	—	1,922
Reclassification adjustment:
Included in net income (loss)	1,216	—	—	1,216
Excluded from net income (loss)	—	—	—	—
Other (1)	—	—	192	192
Impact of net unrealized investment gains (losses)	—	(47)	(648)	(695)
Net unrealized investment gains (losses) excluding credit losses	(4,936)	24	8	(4,904)
Net unrealized investment gains (losses) with credit losses	(8)	—	2	(6)
Balance, end of period	$(4,944)	$24	$10	$(4,910)

	Year Ended December 31, 2024
Balance, beginning of period	$(6,999)	$50	$226	$(6,723)
Net investment gains (losses) arising during the period	(1,127)	—	—	(1,127)
Reclassification adjustment:
Included in net income (loss)	58	—	—	58
Other (1)	—	—	17	17
Impact of net unrealized investment gains (losses)	—	21	220	241
Net unrealized investment gains (losses) excluding credit losses	(8,068)	71	463	(7,534)
Net unrealized investment gains (losses) with credit losses	(6)	—	1	(5)
Balance, end of period	$(8,074)	$71	$464	$(7,539)

	Year Ended December 31, 2023
Balance, beginning of period	$(9,606)	$41	$440	$(9,125)
Net investment gains (losses) arising during the period	2,048	—	—	2,048
Reclassification adjustment:
Included in net income (loss)	563	—	—	563
Other (1)	—	—	336	336
Impact of net unrealized investment gains (losses)	—	9	(551)	(542)
Net unrealized investment gains (losses) excluding credit losses	(6,995)	50	225	(6,720)
Net unrealized investment gains (losses) with credit losses	(4)	—	1	(3)
Balance, end of period	$(6,999)	$50	$226	$(6,723)
_____________
(1)For the years ended December 31, 2025, 2024, and 2023 reflects a decrease in the Deferred Tax Asset valuation allowance. See Note 18 of the Notes to these Consolidated Financial Statements for additional details.

The following tables disclose the fair values and gross unrealized losses of the 3,287 issues as of December 31, 2025 and the 4,307 issues as of December 31, 2024 that are not deemed to have credit losses, aggregated by investment

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
category and length of time that individual securities have been in a continuous unrealized loss position for the specified periods at the dates indicated:
AFS Fixed Maturities in an Unrealized Loss Position for Which No Allowance Is Recorded

	Less Than 12 Months		12 Months or Longer		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(in millions)
December 31, 2025
Fixed Maturities:
Corporate	$4,286	$68	$21,138	$3,942	$25,424	$4,010
U.S. Treasury, government and agency	29	—	3,621	1,304	3,650	1,304
States and political subdivisions	13	—	223	71	236	71
Foreign governments	19	—	364	77	383	77
Residential mortgage-backed	619	3	836	89	1,455	92
Asset-backed	2,114	12	580	30	2,694	42
Commercial mortgage-backed	263	2	2,562	248	2,825	250
Total at December 31, 2025	$7,343	$85	$29,324	$5,761	$36,667	$5,846

December 31, 2024:
Fixed Maturities:
Corporate (1)	$9,139	$204	$28,632	$5,898	$37,771	$6,102
U.S. Treasury, government and agency	117	4	4,107	1,509	4,224	1,513
States and political subdivisions	40	—	271	88	311	88
Foreign governments	59	1	460	135	519	136
Residential mortgage-backed	1,986	26	851	126	2,837	152
Asset-backed (1)	982	8	744	53	1,726	61
Commercial mortgage-backed	409	6	2,893	379	3,302	385
Total at December 31, 2024	$12,732	$249	$37,958	$8,188	$50,690	$8,437
______________
(1)Prior period amounts have been revised to improve comparability.

The Company maintains a diversified portfolio of AFS securities across industries and issuers and does not have exposure to any single issuer in excess of 0.5% of total fixed maturities. The largest exposure to a single issuer held as of December 31, 2025 and 2024 was $402 million and $400 million, respectively, representing 27.4% and 11.7% of the consolidated equity of the Company.
Corporate high yield securities, consisting primarily of public high yield bonds, are classified as other than investment grade by the various rating agencies, i.e., a rating below Baa3/BBB- or the NAIC Designation (as defined below) of 3 (medium investment grade), 4 or 5 (below investment grade) or 6 (in or near default). As of December 31, 2025 and 2024, respectively, approximately $1.8 billion and $1.9 billion, or 2.1% and 2.3%, of the $82.1 billion and $84.7 billion aggregate amortized cost of fixed maturities held by the Company were considered to be other than investment grade. These securities had gross unrealized losses of $70 million and $64 million as of December 31, 2025 and 2024, respectively.
As of December 31, 2025 and 2024, respectively, the $5.8 billion and $8.2 billion of gross unrealized losses of twelve months or more were primarily concentrated in corporate securities. In accordance with the policy described in Note 2 of the Notes to these Consolidated Financial Statements, the Company concluded that an adjustment to the allowance for credit losses for these securities was not warranted at either December 31, 2025 or December 31, 2024. As of December 31, 2025 and 2024, the Company neither intended to sell the securities nor was it more likely than not required to dispose of the securities before the anticipated recovery of their remaining amortized cost basis.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Based on the Company’s evaluation both qualitatively and quantitatively of the drivers of the decline in fair value of fixed maturity securities as of December 31, 2025, the Company determined that the unrealized loss was primarily due to increases in interest rates and credit spreads.
Securities Lending
The Company enters into securities lending agreements with an agent bank whereby blocks of securities are loaned to third parties, primarily major brokerage firms. As of December 31, 2025 and 2024, the estimated fair value of loaned securities was $1.4 billion and $134 million. The agreements require a minimum of 102% of the fair value of the loaned securities to be held as cash or security collateral, calculated daily. We do not have the right to sell or pledge the securities posted as collateral. To further minimize the credit risks related to these programs, the financial condition of counterparties is monitored on a regular basis. As of December 31, 2025 and 2024, collateral received was in the amount of $1.4 billion and $137 million, of which $408 million and $137 million, respectively, is cash collateral. A securities lending payable for the overnight and continuous loans is included in other liabilities in the amount of cash collateral received. Securities lending transactions are used to generate income. Income and expenses associated with these transactions are reported as Net investment income and were not material for the years ended December 31, 2025 and 2024.
Mortgage Loans on Real Estate
Accrued interest receivable on commercial, agricultural and residential mortgage loans as of December 31, 2025 and 2024 was $118 million and $96 million, respectively. There was no accrued interest written off for commercial, agricultural and residential mortgage loans for the years ended December 31, 2025 and 2024.
There were no mortgage loans foreclosed during the year ended December 31, 2025.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Allowance for Credit Losses on Mortgage Loans
The change in the allowance for credit losses for commercial, agricultural and residential mortgage loans were as follows:

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Allowance for credit losses on mortgage loans:
Commercial mortgages:
Balance, beginning of period	$259	$272	$123
Current-period provision for expected credit losses	216	62	149
Write-offs charged against the allowance	—	(75)	—
Recoveries of amounts previously written off	(176)	—	—
Net change in allowance	40	(13)	149
Balance, end of period	$299	$259	$272

Agricultural mortgages:
Balance, beginning of period	$15	$6	$6
Current-period provision for expected credit losses	1	9	—
Write-offs charged against the allowance	(7)	—	—
Recoveries of amounts previously written off	(3)	—	—
Net change in allowance	(9)	9	—
Balance, end of period	$6	$15	$6

Residential mortgages:
Balance, beginning of period	$4	$1	$—
Current-period provision for expected credit losses	4	3	1
Write-offs charged against the allowance	—	—	—
Recoveries of amounts previously written off	—	—	—
Net change in allowance	4	3	1
Balance, end of period	$8	$4	$1

Total allowance for credit losses	$313	$278	$279

The change in the allowance for credit losses is attributable to:
•increases/decreases in the loan balance due to new originations, maturing mortgages, and loan amortization; and
•changes in credit quality and economic assumptions.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Credit Quality Information
The Company’s commercial and agricultural mortgage loans segregated by risk rating exposure were as follows:
Loan to Value (“LTV”) Ratios (1) (3) (4)

	December 31, 2025
	Amortized Cost Basis by Origination Year
	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Commercial and agricultural mortgage loans:
Commercial:
0% - 50%	$60	$185	$237	$612	$204	$1,770	$—	$—	$3,068
50% - 70%	2,611	1,256	856	975	638	1,980	357	270	8,943
70% - 90%	424	249	228	803	640	1,310	160	333	4,147
90% plus	—	—	—	590	527	1,110	—	—	2,227
Total commercial	$3,095	$1,690	$1,321	$2,980	$2,009	$6,170	$517	$603	$18,385

Agricultural:
0% - 50%	$188	$37	$99	$134	$218	$1,087	$—	$—	$1,763
50% - 70%	118	159	48	137	101	315	—	—	878
70% - 90%	—	—	—	—	—	—	—	—	—
90% plus	—	—	—	—	—	9	—	—	9
Total agricultural	$306	$196	$147	$271	$319	$1,411	$—	$—	$2,650

Total commercial and agricultural mortgage loans:
0% - 50%	$248	$222	$336	$746	$422	$2,857	$—	$—	$4,831
50% - 70%	2,729	1,415	904	1,112	739	2,295	357	270	9,821
70% - 90%	424	249	228	803	640	1,310	160	333	4,147
90% plus	—	—	—	590	527	1,119	—	—	2,236
Total commercial and agricultural mortgage loans	$3,401	$1,886	$1,468	$3,251	$2,328	$7,581	$517	$603	$21,035

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

Debt Service Coverage (“DSC”) Ratios (2) (3) (4)

	December 31, 2025
	Amortized Cost Basis by Origination Year
	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Commercial and agricultural mortgage loans:
Commercial:
Greater than 2.0x	$127	$185	$175	$1,036	$1,069	$2,683	$—	$—	$5,275
1.8x to 2.0x	69	103	58	—	209	978	—	307	1,724
1.5x to 1.8x	169	472	311	818	48	1,190	72	165	3,245
1.2x to 1.5x	2,112	814	355	478	385	328	271	94	4,837
1.0x to 1.2x	618	116	412	390	190	910	174	37	2,847
Less than 1.0x	—	—	10	258	108	81	—	—	457
Total commercial	$3,095	$1,690	$1,321	$2,980	$2,009	$6,170	$517	$603	$18,385

Agricultural:
Greater than 2.0x	$28	$8	$5	$11	$31	$187	$—	$—	$270
1.8x to 2.0x	26	10	17	23	54	92	—	—	222
1.5x to 1.8x	37	46	11	59	38	270	—	—	461
1.2x to 1.5x	86	45	41	66	119	484	—	—	841
1.0x to 1.2x	104	69	43	88	67	339	—	—	710
Less than 1.0x	25	18	30	24	10	39	—	—	146
Total agricultural	$306	$196	$147	$271	$319	$1,411	$—	$—	$2,650

Total commercial and agricultural mortgage loans:
Greater than 2.0x	$155	$193	$180	$1,047	$1,100	$2,870	$—	$—	$5,545
1.8x to 2.0x	95	113	75	23	263	1,070	—	307	1,946
1.5x to 1.8x	206	518	322	877	86	1,460	72	165	3,706
1.2x to 1.5x	2,198	859	396	544	504	812	271	94	5,678
1.0x to 1.2x	722	185	455	478	257	1,249	174	37	3,557
Less than 1.0x	25	18	40	282	118	120	—	—	603
Total commercial and agricultural mortgage loans	$3,401	$1,886	$1,468	$3,251	$2,328	$7,581	$517	$603	$21,035
______________
(1)The LTV ratio is derived from current loan balance divided by the fair value of the property. The fair value of the underlying commercial properties is updated annually for each mortgage loan.
(2)The DSC ratio is calculated using the most recently reported operating income results from property operations divided by annual debt service.
(3)Residential mortgage loans are excluded from the above tables.
(4)Mortgage loans carried at fair value using the fair value option of $50 million are excluded from the above tables.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
LTV Ratios (1) (3)

	December 31, 2024
	Amortized Cost Basis by Origination Year
	2024	2023	2022	2021	2020	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Commercial and agricultural mortgage loans:
Commercial:
0% - 50%	$185	$363	$137	$212	$269	$1,548	$—	$—	$2,714
50% - 70%	1,501	910	1,622	628	318	2,083	441	201	7,704
70% - 90%	—	246	707	918	396	1,187	101	206	3,761
90% plus	—	—	616	322	309	1,290	—	—	2,537
Total commercial	$1,686	$1,519	$3,082	$2,080	$1,292	$6,108	$542	$407	$16,716

Agricultural:
0% - 50%	$49	$98	$160	$202	$269	$882	$—	$—	$1,660
50% - 70%	160	59	126	130	144	273	—	—	892
70% - 90%	—	—	—	—	—	16	—	—	16
90% plus	—	—	—	—	—	—	—	—	—
Total agricultural	$209	$157	$286	$332	$413	$1,171	$—	$—	$2,568

Total commercial and agricultural mortgage loans:
0% - 50%	$234	$461	$297	$414	$538	$2,430	$—	$—	$4,374
50% - 70%	1,661	969	1,748	758	462	2,356	441	201	8,596
70% - 90%	—	246	707	918	396	1,203	101	206	3,777
90% plus	—	—	616	322	309	1,290	—	—	2,537
Total commercial and agricultural mortgage loans	$1,895	$1,676	$3,368	$2,412	$1,705	$7,279	$542	$407	$19,284

DSC Ratios (2) (3)

	December 31, 2024
	Amortized Cost Basis by Origination Year
	2024	2023	2022	2021	2020	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Commercial and agricultural mortgage loans:
Commercial:
Greater than 2.0x	$208	$176	$609	$1,255	$916	$3,318	$—	$—	$6,482
1.8x to 2.0x	103	75	50	149	376	607	176	182	1,718
1.5x to 1.8x	472	211	727	—	—	1,060	44	189	2,703
1.2x to 1.5x	756	566	542	433	—	661	—	—	2,958

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	December 31, 2024
	Amortized Cost Basis by Origination Year
	2024	2023	2022	2021	2020	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
1.0x to 1.2x	147	482	643	193	—	359	322	36	2,182
Less than 1.0x	—	9	511	50	—	103	—	—	673
Total commercial	$1,686	$1,519	$3,082	$2,080	$1,292	$6,108	$542	$407	$16,716

Agricultural:
Greater than 2.0x	$12	$5	$41	$34	$57	$157	$—	$—	$306
1.8x to 2.0x	11	17	24	54	28	79	—	—	213
1.5x to 1.8x	49	11	44	27	120	175	—	—	426
1.2x to 1.5x	47	46	89	138	113	422	—	—	855
1.0x to 1.2x	71	47	63	68	87	307	—	—	643
Less than 1.0x	19	31	25	11	8	31	—	—	125
Total agricultural	$209	$157	$286	$332	$413	$1,171	$—	$—	$2,568

Total commercial and agricultural mortgage loans:
Greater than 2.0x	$220	$181	$650	$1,289	$973	$3,475	$—	$—	$6,788
1.8x to 2.0x	114	92	74	203	404	686	176	182	1,931
1.5x to 1.8x	521	222	771	27	120	1,235	44	189	3,129
1.2x to 1.5x	803	612	631	571	113	1,083	—	—	3,813
1.0x to 1.2x	218	529	706	261	87	666	322	36	2,825
Less than 1.0x	19	40	536	61	8	134	—	—	798
Total commercial and agricultural mortgage loans	$1,895	$1,676	$3,368	$2,412	$1,705	$7,279	$542	$407	$19,284
______________
(1)The LTV ratio is derived from current loan balance divided by the fair value of the property. The fair value of the underlying commercial properties is updated annually for each mortgage loan.
(2)The DSC ratio is calculated using the most recently reported operating income results from property operations divided by annual debt service.
(3)Residential mortgage loans are excluded from the above tables.
The amortized cost of residential mortgage loans by credit quality indicator and origination year was as follows:

	December 31, 2025
	Amortized Cost Basis by Origination Year
	2025	2024	2023	2022	2021	Prior	Total
	(in millions)
Performance indicators:
Performing	$711	$602	$340	$168	$121	$4	$1,946
Nonperforming	—	—	—	—	—	—	—
Total	$711	$602	$340	$168	$121	$4	$1,946

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	December 31, 2024
	Amortized Cost Basis by Origination Year
	2024	2023	2022	2021	2020	Prior	Total
	(in millions)
Performance indicators:
Performing	$313	$428	$186	$133	$4	$2	$1,066
Nonperforming	—	—	—	—	—	—	—
Total	$313	$428	$186	$133	$4	$2	$1,066

Past-Due and Nonaccrual Mortgage Loan Status
The aging analysis of past-due mortgage loans at amortized cost were as follows:
Age Analysis of Past Due Mortgage Loans at Amortized Cost

	Accruing Loans						Non-accruing Loans	Total Loans	Non-accruing Loans with No Allowance	Interest Income on Non-accruing Loans
	Past Due				Current	Total
	30-59 Days	60-89 Days	90 Days or More	Total
	(in millions)
December 31, 2025:
Mortgage loans:
Commercial	$—	$—	$—	$—	$18,348	$18,348	$37	$18,385	$—	$—
Agricultural	13	—	24	37	2,602	2,639	11	2,650	9	—
Residential	5	1	4	10	1,936	1,946	—	1,946	—	—
Total	$18	$1	$28	$47	$22,886	$22,933	$48	$22,981	$9	$—

December 31, 2024:
Mortgage loans:
Commercial	$—	$—	$—	$—	$16,659	$16,659	$57	$16,716	$—	$1
Agricultural	12	1	33	46	2,486	2,532	36	2,568	—	—
Residential	—	1	—	1	1,065	1,066	—	1,066	—	—
Total	$12	$2	$33	$47	$20,210	$20,257	$93	$20,350	$—	$1
As of December 31, 2025 and 2024, the amortized cost of problem mortgage loans that had been classified as non-accrual loans were $11 million and $36 million, respectively.
Loan Modifications
There were no modifications during the three months ended December 31, 2025. During the year ended December 31, 2025, the Company granted a modification to a commercial mortgage. This modification involved waiving a $10 million paydown requirement and extending the maturity date until June 10, 2027. Additionally, the loan will continue to accrue interest but will have a reduced pay rate, with the difference due and payable at maturity. The loan has an amortized cost of $35 million and represents 0.2% of total commercial mortgage loans.
During the year ended December 31, 2025, the Company also granted a modification splitting an agricultural mortgage loan into three notes. The loans have an amortized cost of $9 million, which is fully attributed to the first note, and represent 0.3% of total agricultural loans.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
During 2024, the Company granted a modification splitting a commercial mortgage loan into two notes. One note retaining the original loan terms and the second note with an increased interest rate to market terms and required management of excess cash. The loans have an amortized cost of $65 million and represents 0.4% of total commercial mortgage loans.
During 2023, the Company granted a modification of interest rates on four commercial mortgage loans, but not to market terms and required management of excess cash. The loans have an amortized cost of $147 million which represents 0.8% of total commercial mortgage loans. Two of the four loans also have term extensions of 17 months to 4 years. During the three months ended December 31, 2025, the Company disposed of one of the modified loan of $23 million and during the year ended December 31, 2025 the Company disposed of two of the modified loans of $84 million.
The impact to Investment income or gains (losses) as a result of these modifications was not material to the consolidated financial statements.
The above modifications are performing in accordance with their restructured terms.
Equity Securities
The breakdown of unrealized and realized gains and (losses) on equity securities was as follows:
Unrealized and Realized Gains (Losses) from Equity Securities

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Net investment gains (losses) recognized during the period on securities held at the end of the period	$31	$21	$35
Net investment gains (losses) recognized on securities sold during the period	(20)	—	(8)
Unrealized and realized gains (losses) on equity securities	$11	$21	$27
Trading Securities
As of December 31, 2025 and 2024, respectively, the fair value of the Company’s trading securities was $1.6 billion and $1.1 billion. As of December 31, 2025 and 2024, respectively, trading securities included the General Account’s investment in Separate Accounts had carrying values of $73 million and $64 million.
The breakdown of net investment income (loss) from trading securities was as follows:
Net Investment Income (Loss) from Trading Securities

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Net investment gains (losses) recognized during the period on securities held at the end of the period	$81	$80	$82
Net investment gains (losses) recognized on securities sold during the period	14	2	(5)
Unrealized and realized gains (losses) on trading securities	95	82	77
Interest and dividend income from trading securities	77	70	33
Net investment income (loss) from trading securities	$172	$152	$110
Fixed maturities, at fair value using the fair value option
The breakdown of net investment income (loss) from fixed maturities, at fair value using the fair value option were as follows:

Net Investment Income (Loss) from Fixed Maturities, at Fair Value using the Fair Value Option

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Net investment gains (losses) recognized during the period on securities held at the end of the period	$11	$6	$23
Net investment gains (losses) recognized on securities sold during the period	5	(18)	(19)
Unrealized and realized gains (losses) from fixed maturities	16	(12)	4
Interest and dividend income from fixed maturities	15	45	10
Net investment income (loss) from fixed maturities	$31	$33	$14
Net Investment Income (Loss)
The following table breaks out net investment income (loss) by asset category:

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Fixed maturities	$3,727	$3,476	$3,057
Mortgage loans on real estate	1,061	973	806
Other equity investments	206	138	77
Policy loans	168	225	216
Trading securities	172	152	110
Other investment income	22	13	98
Fixed maturities, at fair value using the fair value option	31	33	14
Mortgage loans, at fair value using the fair value option	—	—	—
Gross investment income (loss)	5,387	5,010	4,378
Investment expenses	(153)	(129)	(108)
Net investment income (loss)	$5,234	$4,881	$4,270
Investment Gains (Losses), Net
Investment gains (losses), net, including changes in the valuation allowances and credit losses are as follows:

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Fixed maturities	$(1,213)	$(58)	$(563)
Mortgage loans on real estate	(104)	(77)	(151)
Other equity investments	—	—	—
Other	(22)	2	1
Investment gains (losses), net	$(1,339)	$(133)	$(713)

For the years ended December 31, 2025, 2024 and 2023, respectively, investment results passed through to certain participating group annuity contracts as interest credited to policyholders’ account balances totaled $2 million, $2 million and $1 million.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
4)     DERIVATIVES
The Company uses derivatives as part of its overall asset/liability risk management primarily to reduce exposures to equity market and interest rate risks. Derivative hedging strategies are designed to reduce these risks from an economic perspective and are all executed within the framework of a “Derivative Use Plan” approved by applicable states’ insurance law. Derivatives are generally not accounted for using hedge accounting, with the exception of TIPS and cash flow hedges, which are discussed further below. Operation of these hedging programs is based on models involving numerous estimates and assumptions, including, among others, mortality, lapse, surrender and withdrawal rates, election rates, fund performance, market volatility and interest rates. A wide range of derivative contracts are used in these hedging programs, including exchange traded equity, currency and interest rate futures contracts, total return and/or other equity swaps, interest rate swap and floor contracts, bond and bond-index total return swaps, swaptions, variance swaps and equity options, credit and foreign exchange derivatives, as well as bond and repo transactions to support the hedging. The derivative contracts are collectively managed in an effort to reduce the economic impact of unfavorable changes in guaranteed benefits’ exposures attributable to movements in capital markets. In addition, as part of its hedging strategy, the Company targets an asset level for all variable annuity products at or above a CTE98 level under most economic scenarios (CTE is a statistical measure of tail risk which quantifies the total asset requirement (“TAR”) to sustain a loss if an event outside a given probability level has occurred. CTE98 denotes the financial resources a company would need to cover the average of the worst 2% of scenarios.)
Derivatives Utilized to Hedge Exposure to Variable Annuities with Guarantee Features
The Company has issued and continues to offer variable annuity products with GMxB features which are accounted for as MRBs. The risk associated with the GMDB feature is that under-performance of the financial markets could result in GMDB benefits, in the event of death, being higher than what accumulated policyholders’ account balances would support. The risk associated with the GMIB feature is that under-performance of the financial markets could result in the present value of GMIB, in the event of annuitization, being higher than what accumulated policyholders’ account balances would support, taking into account the relationship between current annuity purchase rates and the GMIB guaranteed annuity purchase rates. The risk associated with products that have a GMxB feature and are accounted for as MRBs is that under-performance of the financial markets could result in the GMxB features benefits being higher than what accumulated policyholders’ account balances would support.
For GMxB features, the Company retains certain risks including basis, credit spread, and some volatility risk and risk associated with actual experience compared to expected actuarial assumptions for mortality, lapse and surrender, withdrawal and policyholder election rates, among other things. The derivative contracts are managed to correlate with changes in the value of the GMxB features that result from financial markets movements. A portion of exposure to realized equity volatility is hedged using equity options and variance swaps and a portion of exposure to credit risk is hedged using total return swaps on fixed income indices. Additionally, the Company is party to total return swaps for which the reference U.S. Treasury securities are contemporaneously purchased from the market and sold to the swap counterparty. As these transactions result in a transfer of control of the U.S. Treasury securities to the swap counterparty, the Company derecognizes these securities with consequent gain or loss from the sale. The Company has also purchased reinsurance contracts to mitigate the risks associated with GMDB features and the impact of potential market fluctuations on future policyholder elections of GMIB features contained in certain annuity contracts issued by the Company. The reinsurance of these features is accounted for as purchased MRBs. In addition, on June 1, 2021, we ceded legacy variable annuity policies sold by Equitable Financial between 2006-2008 (the “Block”), comprised of non-New York “Accumulator” policies containing fixed rate GMIB and/or GMDB guarantees to CS Life. As this contract provides full risk transfer and thus has the same risk attributes as the underlying direct contracts, the benefits of this treaty are accounted for in the same manner as the underlying gross reserves and therefore the amounts due from reinsurers related to excess benefits are accounted for as purchased MRBs.
The Company has in place an economic hedge program using U.S. Treasury futures to partially protect the overall profitability of future variable annuity sales against declining interest rates.
Derivatives Utilized to Hedge Crediting Rate Exposure on SCS, SIO, MSO and IUL Products/Investment Options
The Company hedges crediting rates in the SCS variable annuity, SIO in the EQUI-VEST variable annuity series, MSO in the variable life insurance products and IUL insurance products. These products permit the contract owner to participate in the performance of an index, ETF or commodity price movement up to a cap for a set period of time.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
They also contain a protection feature, in which the Company will absorb, up to a certain percentage, the loss of value in an index, ETF or commodity price, which varies by product segment.
In order to support the returns associated with these features, the Company enters into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, ETF or commodity price, subject to caps and buffers, thereby substantially reducing any exposure to market-related earnings volatility.
Derivatives Used to Hedge Equity Market Risks Associated with the General Account’s Seed Money Investments in Retail Mutual Funds
The Company’s General Account seed money investments in retail mutual funds expose us to market risk, including equity market risk which is partially hedged through equity-index futures contracts to minimize such risk.
Derivatives Used for General Account Investment Portfolio
The Company purchased CDS to mitigate its exposure to a reference entity through cash positions. These positions do not replicate credit spreads.
The Company purchased 30-year TIPS and other sovereign bonds, both inflation linked and non-inflation linked, as General Account investments and enters into asset or cross-currency basis swaps, to result in payment of the given bond’s coupons and principal at maturity in the bond’s specified currency to the swap counterparty in return for fixed dollar amounts. These swaps, when considered in combination with the bonds, together result in a net position that is intended to replicate a dollar-denominated fixed-coupon cash bond with a yield higher than a term-equivalent U.S. Treasury bond.
Derivatives Utilized to Hedge Exposure to Foreign Currency Denominated Cash Flows
The Company purchases private placement debt securities and issues funding agreements in the FABN program in currencies other than its functional U.S. dollar currency. The Company enters into cross currency swaps with external counterparties to hedge the exposure of the foreign currency denominated cash flows of these instruments. The foreign currency received from or paid to the cross currency swap counterparty is exchanged for fixed U.S. dollar amounts with improved net investment yields or net product costs over equivalent U.S. dollar denominated instruments issued at that time. The transactions are accounted for as cash flow hedges when they are designated in hedging relationships and qualify for hedge accounting.
These cross currency swaps are for the period the foreign currency denominated private placement debt securities and funding agreement are outstanding, with the longest cross currency swap expiring in 2033. Since these cross currency swaps are designated and qualify as cash flow hedges, the corresponding interest accruals are recognized in Net investment income and in interest credited to policyholders’ account balances.
The tables below present quantitative disclosures about the Company’s derivative instruments designated in hedging relationships and derivative instruments which have not been designated in hedging relationships, including those embedded in other contracts required to be accounted for as derivative instruments.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
The following table presents the gross notional amount and fair value of the Company’s derivatives:

Derivative Instruments by Category

	December 31, 2025				December 31, 2024
		Fair Value				Fair Value
	Notional Amount	Derivative Assets	Derivative Liabilities	Net Derivatives	Notional Amount	Derivative Assets	Derivative Liabilities	Net Derivatives
	(in millions)
Derivatives: designated for hedge accounting (1)
Cash flow hedges:
Currency swaps	$3,286	$96	$142	$(46)	$2,940	$111	$95	$16
Interest swaps	952	—	330	(330)	952	—	306	(306)
Total: designated for hedge accounting	4,238	96	472	(376)	3,892	111	401	(290)
Derivatives: not designated for hedge accounting (1)
Equity contracts:
Futures	15,052	1	—	1	14,530	3	—	3
Swaps	18,290	61	47	14	16,264	65	19	46
Options	88,273	27,686	6,580	21,106	70,685	20,647	4,319	16,328
Forwards	—	34	—	34	—	—	—	—
Interest rate contracts:
Futures	8,802	—	—	—	9,310	—	—	—
Swaps	601	—	18	(18)	672	—	41	(41)
Options	50	5	—	5	—	—	—	—
Credit contracts:
Credit default swaps	397	1	11	(10)	275	12	10	2
Currency contracts:
Currency swaps	—	—	—	—	828	26	—	26
Currency forwards	90	15	16	(1)	28	17	17	—
Other freestanding contracts:
Margin	—	948	—	948	—	796	—	796
Collateral	—	144	20,776	(20,632)	—	137	16,908	(16,771)
Total: not designated for hedge accounting	131,555	28,895	27,448	1,447	112,592	21,703	21,314	389

Embedded derivatives:
SCS, SIO, MSO and IUL indexed features (2)	—	—	21,819	(21,819)	—	—	17,212	(17,212)
Modco payable	—	(1)	—	(1)	—	—	—	—
Total embedded derivatives	—	(1)	21,819	(21,820)	—	—	17,212	(17,212)

Total derivative instruments	$135,793	$28,990	$49,739	$(20,749)	$116,484	$21,814	$38,927	$(17,113)
______________
(1)Reported in other invested assets in the consolidated balance sheets.
(2)Reported in policyholders’ account balances in the consolidated balance sheets.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
The following table presents the effects of derivative instruments on the consolidated statements of income and comprehensive income (loss):
Derivative Instruments by Category

	Year Ended December 31, 2025				Year Ended December 31, 2024
	Net Derivative Gains (Losses) (1)	Net Investment Income	Interest Credited To Policyholders Account Balances	AOCI	Net Derivative Gains (Losses) (1)	Net Investment Income	Interest Credited To Policyholders Account Balances	AOCI

Derivatives: designated for hedge accounting
Cash flow hedges:
Currency swaps	$—	$15	$94	$(160)	$(10)	$16	$(49)	$77
Interest swaps	—	(20)	—	13	—	(11)	—	32
Total: designated for hedge accounting	—	(5)	94	(147)	(10)	5	(49)	109
Derivatives: not Designated for hedge accounting
Equity contracts:
Futures	564	—	—	—	358	—	—	—
Swaps	(1,782)	—	—	—	(1,831)	—	—	—
Options	5,950	—	—	—	6,597	—	—	—
Forwards	34	—	—	—	—	—	—	—
Interest rate contracts:
Futures	(141)	—	—	—	(121)	—	—	—
Swaps	(5)	—	—	—	(322)	—	—	—
Options	(2)	—	—	—	—	—	—	—
Credit contracts:
Credit default swaps	(5)	—	—	—	(3)	—	—	—
Currency contracts:
Currency swaps	(74)	—	—	—	29	—	—	—
Currency forwards	(4)	—	—	—	2	—	—	—
Other freestanding contracts:
Margin	—	—	—	—	—	—	—	—
Collateral	—	—	—	—	—	—	—	—
Total: not designated for hedge accounting	4,535	—	—	—	4,709	—	—	—

Embedded derivatives:
SCS, SIO, MSO and IUL indexed features	(6,571)	—	—	—	(7,250)	—	—	—
Modco payable	(19)	—	—	—	—	—	—	—
Total embedded derivatives	(6,590)	—	—	—	(7,250)	—	—	—

Total derivative instruments	$(2,055)	$(5)	$94	$(147)	$(2,551)	$5	$(49)	$109

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Year Ended December 31, 2023
	Net Derivative Gains (Losses) (1)	Net Investment Income	Interest Credited To Policyholders Account Balances	AOCI

Derivatives: designated for hedge accounting
Cash flow hedges:
Currency swaps	$(4)	$13	$(23)	$(12)
Interest swaps	(18)	58	—	(40)
Total: designated for hedge accounting	(22)	71	(23)	(52)
Derivatives: not Designated for hedge accounting
Equity contracts:
Futures	(73)	—	—	—
Swaps	(1,990)	—	—	—
Options	5,711	—	—	—
Forwards	—	—	—	—
Interest rate contracts:
Futures	39	—	—	—
Swaps	12	—	—	—
Options	—	—	—	—
Credit contracts:
Credit default swaps	(7)	—	—	—
Currency contracts:
Currency swaps	(23)	—	—	—
Currency forwards	—	—	—	—
Other freestanding contracts:
Margin	—	—	—	—
Collateral	—	—	—	—
Total: not designated for hedge accounting	3,669	—	—	—

Embedded derivatives:
SCS, SIO,MSO and IUL indexed features	(6,044)	—	—	—
Modco payable	—	—	—	—
Total embedded derivatives	(6,044)	—	—	—

Total derivative instruments (1)	$(2,397)	$71	$(23)	$(52)
______________
(1)Reported in net derivative gains (losses) in the consolidated statements of income (loss).

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
The following table presents a roll-forward of cash flow hedges recognized in AOCI:
Roll-forward of Cash flow hedges in AOCI

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Balance, beginning of period	$80	$(29)	$22
Amount recorded in AOCI
Currency swaps	(62)	37	(23)
Interest swaps	(24)	5	(17)
Total amount recorded in AOCI	(86)	42	(40)
Amount reclassified from (to) income to AOCI
Currency swaps (1)	(98)	40	11
Interest swaps (1)	37	27	(22)
Total amount reclassified from (to) income to AOCI	(61)	67	(11)
Balance, end of period (2)	$(67)	$80	$(29)
______________
(1)    Currency swaps income is reported in Net investment income in the consolidated statements of income (loss). Interest swaps income is reported in net derivative gains (losses) in the consolidated statements of income (loss).
(2)    The Company does not estimate the amount of the deferred losses in AOCI at December 31, 2025, 2024 and 2023 which will be released and reclassified into net income (loss) over the next 12 months as the amounts cannot be reasonably estimated.
Equity-Based and Treasury Futures Contracts Margin
All outstanding equity-based and treasury futures contracts as of December 31, 2025 and 2024 are exchange-traded and net settled daily in cash. As of December 31, 2025 and 2024, respectively, the Company had open exchange-traded futures positions on: (i) the S&P 500, Nasdaq, Russell 2000 and Emerging Market indices, having initial margin requirements of $810 million and $704 million, (ii) the 2-year, 5-year and 10-year U.S. Treasury Notes on U.S. Treasury bonds and ultra-long bonds, having initial margin requirements of $128 million and $99 million, and (iii) the Euro Stoxx, FTSE 100, Topix, ASX 200 and EAFE indices as well as corresponding currency futures on the Euro/U.S. dollar, Pound/U.S. dollar, Australian dollar/U.S. dollar, and Yen/U.S. dollar, having initial margin requirements of $26 million and $11 million.
Collateral Arrangements
The Company generally has executed a CSA under the ISDA Master Agreement it maintains with each of its OTC derivative counterparties that requires both posting and accepting collateral either in the form of cash or high-quality securities, such as U.S. Treasury securities, U.S. government and government agency securities and investment grade corporate bonds. The Company nets the fair value of all derivative financial instruments with counterparties for which an ISDA Master Agreement and related CSA have been executed. As of December 31, 2025 and 2024, respectively, the Company held $20.8 billion and $16.9 billion in cash and securities collateral delivered by trade counterparties, representing the fair value of the related derivative agreements. The unrestricted cash collateral is reported in other invested assets. The Company posted collateral of $144 million and $137 million as of December 31, 2025 and 2024, respectively, in the normal operation of its collateral arrangements. The Company is exposed to losses in the event of non-performance by counterparties to financial derivative transactions with a positive fair value. The Company manages credit risk by: (i) entering into derivative transactions with highly rated major international financial institutions and other creditworthy counterparties governed by master netting agreements, as applicable; (ii) trading through central clearing and OTC parties; (iii) obtaining collateral, such as cash and securities, when appropriate; and (iv) setting limits on single party credit exposures which are subject to periodic management review.
Substantially all of the Company’s derivative agreements have zero thresholds which require daily full collateralization by the party in a liability position. In addition, certain of the Company’s derivative agreements contain credit-risk related contingent features; if the credit rating of one of the parties to the derivative agreement is to fall below a certain level, the party with positive fair value could request termination at the then fair value or demand immediate full collateralization from the party whose credit rating fell and is in a net liability position.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
As of December 31, 2025 and 2024, there were no net liability derivative positions with counterparties with credit risk-related contingent features whose credit rating has fallen. All derivatives have been appropriately collateralized by the Company or the counterparty in accordance with the terms of the derivative agreements.
The following tables present information about the Company’s offsetting of financial assets and liabilities and derivative instruments:
Offsetting of Financial Assets and Liabilities and Derivative Instruments
As of December 31, 2025

	Gross Amount Recognized	Gross Amount Offset in the Balance Sheets	Net Amount Presented in the Balance Sheets	Gross Amount not Offset in the Balance Sheets (3)	Net Amount
	(in millions)
Assets:
Derivative assets (1)	$28,990	$20,424	$8,566	$(7,344)	$1,222
Secured lending	408	—	408	—	408
Other financial assets	1,994	—	1,994	—	1,994
Other invested assets	$31,392	$20,424	$10,968	$(7,344)	$3,624

Liabilities:
Derivative liabilities (2)	$20,575	$20,424	$151	$—	$151
Secured lending	408	—	408	—	408
Other financial liabilities	6,442	—	6,442	—	6,442
Other liabilities	$27,425	$20,424	$7,001	$—	$7,001
______________
(1)Excludes Asset Management segment’s derivative assets of consolidated VIEs/VOEs.
(2)Excludes Asset Management segment’s derivative liabilities of consolidated VIEs/VOEs.
(3)Financial instruments/collateral sent (held).
As of December 31, 2024

	Gross Amount Recognized	Gross Amount Offset in the Balance Sheets	Net Amount Presented in the Balance Sheets	Gross Amount not Offset in the Balance Sheets (3)	Net Amount
	(in millions)
Assets:
Derivative assets (1)	$21,814	$14,924	$6,890	$(6,080)	$810
Secured Lending	137	—	137	—	137
Other financial assets	1,510	—	1,510	—	1,510
Other invested assets	$23,461	$14,924	$8,537	$(6,080)	$2,457

Liabilities:
Derivative liabilities (2)	$15,634	$14,924	$710	$—	$710
Secured Lending	137	—	137	—	137
Other financial liabilities	6,185	—	6,185	—	6,185
Other liabilities	$21,956	$14,924	$7,032	$—	$7,032
______________
(1)Excludes Asset Management segment’s derivative assets of consolidated VIEs/VOEs.
(2)Excludes Asset Management segment’s derivative liabilities of consolidated VIEs/VOEs.
(3)Financial instruments sent (held).

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
5)    GOODWILL AND OTHER INTANGIBLE ASSETS
Goodwill
Goodwill represents the excess of purchase price over the estimated fair value of identifiable net assets acquired in a business combination. The Company tests goodwill for recoverability each annual reporting period at December 31 and at interim periods if facts or circumstances are indicative of potential impairment.
The carrying value of goodwill from the Company’s Asset Management reporting unit totaled $5.1 billion and $5.1 billion at December 31, 2025 and 2024, resulting from its investment in AB as well as direct strategic acquisitions of AB, including its purchases of Sanford C. Bernstein, Inc and CarVal.
As of December 31, 2025 and 2024, the Company’s annual testing resulted in no impairment of this goodwill, as the fair value of the reporting unit exceeded its carrying amount at each respective date.
Other Intangible Assets
The Company’s intangible assets primarily relate to amounts assigned to acquired investment management contracts based on their estimated fair values at the time of acquisition, less accumulated amortization.
The gross carrying amount of AB-related intangible assets was $1.2 billion as of December 31, 2025 and $1.2 billion as of December 31, 2024, and the accumulated amortization of these intangible assets was $1.0 billion and $970 million as of December 31, 2025 and 2024, respectively. Amortization expense for AB-related intangible assets totaled $58 million, $59 million, and $58 million for 2025, 2024 and 2023, respectively. Estimated annual amortization expense for each of the next five years is approximately $58 million, $37 million, $26 million, $24 million and $24 million, respectively.
The Company reviews indefinite-lived intangible assets for impairment when events or changes in circumstances indicate that the carrying value may not be recoverable. This test is performed at least annually or as triggering events occur. As of December 31, 2025 and December 31, 2024 the Company’s impairment assessment indicated that our intangible assets were not impaired. During the fourth quarter of 2024, AB performed an assessment which indicated an impairment of the intangible assets associated with AB’s various smaller historical acquisitions that were other than temporary. Due to the loss of certain investment management contracts, the carrying value of the finite-lived intangible assets exceeded the fair value of the contracts. As such, an impairment charge of $4 million was recorded in Other operating costs and expenses in the consolidated income statement.
6)    CLOSED BLOCK
As a result of demutualization, the Company’s Closed Block was established in 1992 for the benefit of certain individual participating policies that were in force on that date. Assets, liabilities and earnings of the Closed Block are specifically identified to support its participating policyholders.
Assets allocated to the Closed Block inure solely to the benefit of the Closed Block policyholders and will not revert to the benefit of the Company. No reallocation, transfer, borrowing or lending of assets can be made between the Closed Block and other portions of the Company’s General Account, any of its Separate Accounts or any affiliate of the Company without the approval of the NYDFS. Closed Block assets and liabilities are carried on the same basis as similar assets and liabilities held in the General Account.
The excess of Closed Block liabilities over Closed Block assets (adjusted to exclude the impact of related amounts in AOCI) represents the expected maximum future post-tax earnings from the Closed Block that would be recognized in income from continuing operations over the period the policies and contracts in the Closed Block remain in force. As of January 1, 2001, the Company has developed an actuarial calculation of the expected timing of the Closed Block’s earnings.
If the actual cumulative earnings from the Closed Block are greater than the expected cumulative earnings, only the expected earnings will be recognized in net income. Actual cumulative earnings in excess of expected cumulative earnings at any point in time are recorded as a policyholder dividend obligation because they will ultimately be paid to Closed Block policyholders as an additional policyholder dividend unless offset by future performance that is less favorable than originally expected. If a policyholder dividend obligation has been previously established and the actual Closed Block earnings in a subsequent period are less than the expected earnings for that period, the policyholder

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
dividend obligation would be reduced (but not below zero). If, over the period the policies and contracts in the Closed Block remain in force, the actual cumulative earnings of the Closed Block are less than the expected cumulative earnings, only actual earnings would be recognized in income from continuing operations. If the Closed Block has insufficient funds to make guaranteed policy benefit payments, such payments will be made from assets outside the Closed Block.
Many expenses related to Closed Block operations, including amortization of DAC, are charged to operations outside of the Closed Block; accordingly, net revenues of the Closed Block do not represent the actual profitability of the Closed Block operations. Operating costs and expenses outside of the Closed Block are, therefore, disproportionate to the business outside of the Closed Block.
Summarized financial information for the Company’s Closed Block is as follows:

	December 31,
	2025	2024
	(in millions)
Closed Block Liabilities:
Future policy benefits, policyholders’ account balances and other	$4,970	$5,213
Other liabilities	118	62
Total Closed Block liabilities	5,088	5,275

Assets Designated to the Closed Block:
Fixed maturities AFS, at fair value (amortized cost of $2,621 and $2,888) (allowance for credit losses of $0 and $0)	2,566	2,746
Mortgage loans on real estate (net of allowance for credit losses of $24 and $21)	1,426	1,531
Policy loans	500	523
Cash and other invested assets	257	17
Other assets	97	130
Total assets designated to the Closed Block	4,846	4,947

Excess of Closed Block liabilities over assets designated to the Closed Block	242	328
Amounts included in AOCI:
Net unrealized investment gains (losses), net of income tax: $12 and $30	(44)	(112)
Maximum future earnings to be recognized from Closed Block assets and liabilities	$198	$216

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
The Company’s Closed Block revenues and expenses were as follows:

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Revenues:
Premiums and other income	$99	$109	$115
Net investment income (loss)	198	204	209
Investment gains (losses), net	(2)	(9)	(8)
Total revenues	295	304	316

Benefits and Other Deductions:
Policyholders’ benefits and dividends	271	286	309
Other operating costs and expenses	1	2	—
Total benefits and other deductions	272	288	309
Net income (loss), before income taxes	23	16	7
Income tax (expense) benefit	(5)	(3)	(2)
Net income (loss)	$18	$13	$5

7)    DAC AND OTHER DEFERRED ASSETS/LIABILITIES
The following table presents a reconciliation of DAC to the consolidated balance sheets:

	December 31,
	2025	2024
	(in millions)
Retirement
GMxB Core	$1,587	$1,605
EQUI-VEST Individual	153	154
Investment Edge	273	225
SCS	2,274	1,938
EQUI-VEST Group	789	768
Momentum	79	83
Corporate and Other
Term	288	314
Universal Life	167	170
Variable Universal Life	1,143	1,083
Indexed Universal Life	181	186
GMxB Legacy	472	517
Closed Block	98	107
Other	19	20
Total	$7,523	$7,170
Annually, or as circumstances warrant, the Company reviews the associated decrements assumptions (i.e., mortality and lapse) based on our multi-year average of companies experience with actuarial judgments to reflect other observable industry trends. In addition to DAC, the unearned revenue liability and sales inducement asset (“SIA”) use similar techniques and quarterly update processes for balance amortization.
During the third quarter of 2025, 2024 and 2023, the Company completed its annual assumption update and the impact to the current period amortization of DAC and DAC like balances due to the new assumptions is immaterial. There

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
were no other material changes to the inputs, judgments or calculation processes used in the DAC calculation during the three months and year ended December 31, 2025.

Changes in the DAC asset were as follows:

	Year Ended December 31, 2025
	Retirement						Corporate and Other						Total
	GMxB Core	EI	IE	SCS	EG	Momentum	Term	UL	VUL	IUL	GMxB Legacy	CB (1)
	(in millions)
Balance, beginning of period	$1,605	$154	$225	$1,938	$768	$83	$314	$170	$1,083	$186	$517	$107	$7,150
Capitalization	139	11	71	681	67	11	10	13	138	9	17	—	1,167
Amortization (2)	(157)	(12)	(23)	(336)	(46)	(15)	(36)	(12)	(68)	(12)	(62)	(9)	(788)
Recovery of acquisition costs (3)	—	—	—	(9)	—	—	—	(4)	(10)	(2)	—	—	(25)
Balance, end of period	$1,587	$153	$273	$2,274	$789	$79	$288	$167	$1,143	$181	$472	$98	$7,504
______________
(1)“CB” defined as Closed Block.
(2)DAC amortization of $1 million related to Other not reflected in table above.
(3)Related to third party reinsurance transactions.

	Year Ended December 31, 2024
	Retirement						Corporate and Other						Total
	GMxB Core	EI	IE	SCS	EG	Momentum	Term	UL	VUL	IUL	GMxB Legacy	CB
	(in millions)
Balance, beginning of period	$1,602	$155	$172	$1,571	$742	$82	$337	$174	$987	$188	$555	$116	$6,681
Capitalization	153	11	70	645	70	11	14	8	159	10	24	—	1,175
Amortization (1)	(150)	(12)	(17)	(278)	(44)	(10)	(37)	(12)	(63)	(12)	(62)	(9)	(706)
Balance, end of period	$1,605	$154	$225	$1,938	$768	$83	$314	$170	$1,083	$186	$517	$107	$7,150
______________
(1)DAC amortization of $5 million related to Other not reflected in table above..

	Year Ended December 31, 2023
	Retirement						Corporate and Other						Total
	GMxB Core	EI	IE	SCS	EG	Momentum	Term	UL	VUL	IUL	GMxB Legacy	CB

Balance, beginning of period	$1,625	$156	$148	$1,279	$710	$89	$362	$179	$889	$185	$593	$127	$6,342
Capitalization	121	11	38	507	73	10	14	7	155	14	26	—	976
Amortization (1)	(144)	(12)	(14)	(215)	(41)	(17)	(39)	(12)	(57)	(11)	(64)	(11)	(637)
Balance, end of period	$1,602	$155	$172	$1,571	$742	$82	$337	$174	$987	$188	$555	$116	$6,681
______________
(1)    DAC amortization of $4 million related to Other not reflected in table above.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

Changes in the Retirement and Corporate and Other sales inducement assets were as follows:

	Year Ended December 31,
	2025		2024		2023
	Retirement	Corporate and Other	Retirement	Corporate and Other	Retirement	Corporate and Other
	GMxB Core	GMxB Legacy	GMxB Core	GMxB Legacy	GMxB Core	GMxB Legacy
	(in millions)
Balance, beginning of period	$117	$160	$127	$179	$137	$200
Capitalization	2	—	2	—	2	—
Amortization	(12)	(19)	(12)	(19)	(12)	(21)
Balance, end of period	$107	$141	$117	$160	$127	$179

Changes in the Corporate and Other unearned revenue liability were as follows:

	Year Ended December 31,
	2025			2024			2023
	UL	VUL	IUL	UL	VUL	IUL	UL	VUL	IUL
	(in millions)
Balance, beginning of period	$114	$840	$250	$107	$754	$210	$95	$684	$157
Capitalization	13	149	45	15	135	55	19	115	64
Amortization	(8)	(54)	(18)	(8)	(49)	(15)	(7)	(45)	(11)
Recovery of unearned revenue reserves (1)	(7)	(69)	(23)	—	—	—	—	—	—
Balance, end of period	$112	$866	$254	$114	$840	$250	$107	$754	$210
______________
(1)    Related to the RGA Reinsurance Transaction.
8)    FAIR VALUE DISCLOSURES
U.S. GAAP establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value, and identifies three levels of inputs that may be used to measure fair value:
Level 1    Unadjusted quoted prices for identical instruments in active markets. Level 1 fair values generally are supported by market transactions that occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2    Observable inputs other than Level 1 prices, such as quoted prices for similar instruments, quoted prices in markets that are not active, and inputs to model-derived valuations that are directly observable or can be corroborated by observable market data.
Level 3    Unobservable inputs supported by little or no market activity and often requiring significant management judgment or estimation, such as an entity’s own assumptions about the cash flows or other significant components of value that market participants would use in pricing the asset or liability.
The Company uses unadjusted quoted market prices to measure fair value for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are measured using present value or other valuation techniques. The fair value determinations are made at a specific point in time, based on available market information and judgments about the financial instrument, including estimates of the timing and amount of expected future cash flows and the credit standing of counterparties. Such adjustments do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value can neither be substantiated by direct comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Management is responsible for the determination of the value of investments carried at fair value and the supporting methodologies and assumptions. Under the terms of various service agreements, the Company often utilizes independent valuation service providers to gather, analyze, and interpret market information and derive fair values based upon relevant methodologies and assumptions for individual securities. These independent valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of widely accepted valuation models, provide a single fair value measurement for individual securities for which a fair value has been requested. As further described below with respect to specific asset classes, these inputs include, but are not limited to, market prices for recent trades and transactions in comparable securities, benchmark yields, interest rate yield curves, credit spreads, quoted prices for similar securities, and other market-observable information, as applicable. Specific attributes of the security being valued are also considered, including its term, interest rate, credit rating, industry sector, and when applicable, collateral quality and other security- or issuer-specific information. When insufficient market observable information is available upon which to measure fair value, the Company either will request brokers knowledgeable about these securities to provide a non-binding quote or will employ internal valuation models. Fair values received from independent valuation service providers and brokers and those internally modeled or otherwise estimated are assessed for reasonableness.
Assets and Liabilities Measured at Fair Value on a Recurring Basis
Assets and liabilities measured at fair value on a recurring basis are summarized below:

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Fair Value Measurements as of December 31, 2025

	Level 1	Level 2	Level 3	Total
	(in millions)
Assets:
Investments
Fixed maturities, AFS:
Corporate (1)	$—	$42,345	$2,496	$44,841
U.S. Treasury, government and agency	—	3,737	—	3,737
States and political subdivisions	—	310	—	310
Foreign governments	—	482	—	482
Residential mortgage-backed (2)	—	7,086	—	7,086
Asset-backed (3)	—	14,513	1,545	16,058
Commercial mortgage-backed	—	4,552	38	4,590
Redeemable preferred stock	—	58	—	58
Total fixed maturities, AFS	—	73,083	4,079	77,162
Fixed maturities, at fair value using the fair value option	—	2,484	459	2,943
Mortgage loans, at fair value using the fair value option	—	—	50	50
Other equity investments (4)	247	210	17	474
Trading securities	404	882	286	1,572
Other invested assets:
Short-term investments	—	28	68	96
Assets of consolidated VIEs/VOEs	33	318	1	352
Swaps	—	(380)	—	(380)
Credit default swaps	—	(10)	—	(10)
Futures	1	—	—	1
Options	—	21,111	—	21,111
Forwards	—	33	—	33
Total other invested assets	34	21,100	69	21,203
Cash equivalents	4,998	—	—	4,998
Segregated securities	—	499	—	499
Purchased market risk benefits	—	—	5,260	5,260
Assets for market risk benefits	—	—	752	752
Modco payable (5)	—	—	(1)	(1)
Separate Accounts assets (6)	133,142	2,678	—	135,820
Total Assets	$138,825	$100,936	$10,971	$250,732

Liabilities:
Notes issued by consolidated VIE’s, at fair value using the fair value option (7)	$—	$2,454	$254	$2,708
SCS, SIO, MSO and IUL indexed features’ liability	—	21,819	—	21,819
Liabilities of consolidated VIEs and VOEs	—	20	—	20
Liabilities for market risk benefits	—	—	10,153	10,153
Contingent payment arrangements	—	—	9	9
Total Liabilities	$—	$24,293	$10,416	$34,709
______________
(1)Corporate fixed maturities includes both public and private issues.
(2)Includes publicly traded agency pass-through securities and collateralized obligations.
(3)Includes credit-tranched securities collateralized by sub-prime mortgages, credit risk transfer securities and other asset types.
(4)Includes short position equity securities of $37 million that are reported in other liabilities.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
(5)Represents ceded reserves on NI modco (see Note 1 of the Notes to these Consolidated Financial Statements). Reflected in Amounts due from reinsurers.
(6)Separate Accounts assets included in the fair value hierarchy exclude investments in entities that calculate NAV per share (or its equivalent) as a practical expedient. Such investments excluded from the fair value hierarchy include investments in real estate. As of December 31, 2025, the fair value of such investments was $290 million.
(7)Accrued interest payable of $19 million is reported in Notes issued by consolidated VIE’s, at fair value using the fair value option in the consolidated balance sheets, which is not required to be measured at fair value on a recurring basis.
Fair Value Measurements as of December 31, 2024

	Level 1	Level 2	Level 3	Total
	(in millions)
Assets:
Investments
Fixed maturities, AFS:
Corporate (1)	$—	$46,879	$2,419	$49,298
U.S. Treasury, government and agency	—	4,288	—	4,288
States and political subdivisions	—	386	—	386
Foreign governments	—	554	—	554
Residential mortgage-backed (2)	—	4,383	—	4,383
Asset-backed (3)	—	13,467	285	13,752
Commercial mortgage-backed (2)	—	3,913	8	3,921
Redeemable preferred stock	—	59	—	59
Total fixed maturities, AFS	—	73,929	2,712	76,641
Fixed maturities, at fair value using the fair value option	—	1,778	275	2,053
Mortgage loans, at fair value using the fair value option	—	—	—	—
Other equity investments (4)	319	251	53	623
Trading securities	433	576	80	1,089
Other invested assets:
Short-term investments	—	36	—	36
Assets of consolidated VIEs/VOEs	16	137	2	155
Swaps	—	(259)	—	(259)
Credit default swaps	—	2	—	2
Futures	3	—	—	3
Options	—	16,328	—	16,328
Forwards	—	—	—	—
Total other invested assets	19	16,244	2	16,265
Cash equivalents	5,356	45	—	5,401
Segregated securities	2	498	—	500
Purchased market risk benefits	—	—	7,376	7,376
Assets for market risk benefits	—	—	863	863
Modco payable (5)	—	—	—	—
Separate Accounts assets (6)	131,714	2,489	—	134,203
Total Assets	$137,843	$95,810	$11,361	$245,014

Liabilities:
Notes issued by consolidated VIE’s, at fair value using the fair value option (7)	$—	$1,933	$172	$2,105
SCS, SIO, MSO and IUL indexed features’ liability	—	17,212	—	17,212
Liabilities for market risk benefits	—	—	11,810	11,810
Contingent payment arrangements	—	—	9	9
Total Liabilities	$—	$19,145	$11,991	$31,136

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
______________
(1)Corporate fixed maturities includes both public and private issues.
(2)Includes publicly traded agency pass-through securities and collateralized obligations.
(3)Includes credit-tranched securities collateralized by sub-prime mortgages, credit risk transfer securities and other asset types.
(4)Includes short position equity securities of $20 million that are reported in other liabilities.
(5)Reflected in Amounts due from reinsurers.
(6)Separate Accounts assets included in the fair value hierarchy exclude investments in entities that calculate NAV per share (or its equivalent) as a practical expedient. Such investments excluded from the fair value hierarchy include investments in real estate. As of December 31, 2024, the fair value of such investments was $320 million.
(7)Accrued interest payable of $11 million is reported in Notes issued by consolidated VIE’s, at fair value using the fair value option in the consolidated balance sheets, which is not required to be measured at fair value on a recurring basis.

Public Fixed Maturities
The fair values of the Company’s public fixed maturities, including those accounted for using the fair value option, are generally based on prices obtained from independent valuation service providers and for which the Company maintains a vendor hierarchy by asset type based on historical pricing experience and vendor expertise. Although each security generally is priced by multiple independent valuation service providers, the Company ultimately uses the price received from the independent valuation service provider highest in the vendor hierarchy based on the respective asset type, with limited exception. To validate reasonableness, prices also are internally reviewed by those with relevant expertise through comparison with directly observed recent market trades. Consistent with the fair value hierarchy, public fixed maturities validated in this manner generally are reflected within Level 2, as they are primarily based on observable pricing for similar assets and/or other market observable inputs.
Private Fixed Maturities
The fair values of the Company’s private fixed maturities, including those accounted for using the fair value option are determined from prices obtained from independent valuation service providers. Prices not obtained from an independent valuation service provider are determined by using a discounted cash flow model or a market comparable company valuation technique. In certain cases, these models use observable inputs with a discount rate based upon the average of spread surveys collected from private market intermediaries who are active in both primary and secondary transactions, taking into account, among other factors, the credit quality and industry sector of the issuer and the reduced liquidity associated with private placements. Generally, these securities have been reflected within Level 2. For certain private fixed maturities, the discounted cash flow model or a market comparable company valuation technique may also incorporate unobservable inputs, which reflect the Company’s own assumptions about the inputs market participants would use in pricing the asset. To the extent management determines that such unobservable inputs are significant to the fair value measurement of a security, a Level 3 classification generally is made.
Mortgage Loans
Fair values for commercial, agricultural and residential mortgage loans on real estate are measured by discounting future contractual cash flows to be received on the mortgage loan using interest rates at which loans with similar characteristics and credit quality would be made. The discount rate is derived based on the appropriate U.S. Treasury rate with a like term to the remaining term of the loan to which a spread reflective of the risk premium associated with the specific loan is added. Fair values for mortgage loans anticipated to be foreclosed and problem mortgage loans are limited to the fair value of the underlying collateral, if lower.
Notes issued by consolidated VIE’s, at fair value using the fair value option
These notes are based on the fair values of corresponding fixed maturity collateral. The CLO liabilities are also reduced by the fair value of the beneficial interests the Company retains in the CLO and the carrying value of any beneficial interests that represent compensation for services. As the notes are valued based on the reference collateral, they are classified as Level 2 or 3.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Freestanding Derivative Positions
The net fair value of the Company’s freestanding derivative positions as disclosed in Note 4 of the Notes to these Consolidated Financial Statements are generally based on prices obtained either from independent valuation service providers or derived by applying market inputs from recognized vendors into industry standard pricing models. The majority of these derivative contracts are traded in the OTC derivative market and are classified in Level 2. The fair values of derivative assets and liabilities traded in the OTC market are determined using quantitative models that require use of the contractual terms of the derivative instruments and multiple market inputs, including interest rates, prices, and indices to generate continuous yield or pricing curves, including overnight index swap curves, and volatility factors, which then are applied to value the positions. The predominance of market inputs is actively quoted and can be validated through external sources or reliably interpolated if less observable.
Level Classifications of the Company’s Financial Instruments
Financial Instruments Classified as Level 1
Investments classified as Level 1 primarily include redeemable preferred stock, trading securities, cash equivalents and Separate Accounts assets. Fair value measurements classified as Level 1 include exchange-traded prices of fixed maturities, equity securities and derivative contracts, and NAV for transacting subscriptions and redemptions of mutual fund shares held by Separate Accounts. Cash equivalents classified as Level 1 include money market accounts, overnight commercial paper and highly liquid debt instruments purchased with an original maturity of three months or less and are carried at cost as a proxy for fair value measurement due to their short-term nature.
Financial Instruments Classified as Level 2
Investments classified as Level 2 are measured at fair value on a recurring basis and primarily include U.S. government and agency securities, certain corporate debt securities and financial assets and liabilities accounted for using the fair value option, such as public and private fixed maturities. As market quotes generally are not readily available or accessible for these securities, their fair value measures are determined utilizing relevant information generated by market transactions involving comparable securities and often are based on model pricing techniques that effectively discount prospective cash flows to present value using appropriate sector-adjusted credit spreads commensurate with the security’s duration, also taking into consideration issuer-specific credit quality and liquidity. Segregated securities classified as Level 2 are U.S. Treasury bills segregated by AB in a special reserve bank custody account for the exclusive benefit of brokerage customers, as required by Rule 15c3-3 of the Exchange Act and for which fair values are based on quoted yields in secondary markets.
Observable inputs generally used to measure the fair value of securities classified as Level 2 include benchmark yields, reported secondary trades, issuer spreads, benchmark securities and other reference data. Additional observable inputs are used when available, and as may be appropriate, for certain security types, such as pre-payment, default, and collateral information for the purpose of measuring the fair value of mortgage- and asset-backed securities. The Company’s AAA-rated mortgage- and asset-backed securities are classified as Level 2 for which the observability of market inputs to their pricing models is supported by sufficient, albeit more recently contracted, market activity in these sectors.
Certain Company products, such as the SCS, EQUI-VEST variable annuity products, IUL and the MSO fund available in some life contracts, offer investment options which permit the contract owner to participate in the performance of an index, ETF or commodity price. These investment options, which depending on the product and on the index selected, can currently have one, three, five or six year terms, provide for participation in the performance of specified indices, ETF or commodity price movement up to a segment-specific declared maximum rate. Under certain conditions that vary by product, e.g., holding these segments for the full term, these segments also shield policyholders from some or all negative investment performance associated with these indices, ETF or commodity prices. These investment options have defined formulaic liability amounts, and the current values of the option component of these segment reserves are classified as Level 2 embedded derivatives. The fair values of these embedded derivatives are based on data obtained from independent valuation service providers.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Financial Instruments Classified as Level 3
The Company’s investments classified as Level 3 primarily include corporate debt securities and financial assets and liabilities accounted for using the fair value option, such as private fixed maturities and asset-backed securities. Determinations to classify fair value measures within Level 3 of the valuation hierarchy generally are based upon the significance of the unobservable factors to the overall fair value measurement. Included in the Level 3 classification are fixed maturities with indicative pricing obtained from brokers that otherwise could not be corroborated to market observable data.
The Company has certain variable annuity contracts with GMDB, GMIB, GIB and GWBL and other features in-force that guarantee one of the following:
•Return of Premium: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals);
•Ratchet: the benefit is the greatest of current account value, premiums paid (adjusted for withdrawals), or the highest account value on any anniversary up to contractually specified ages (adjusted for withdrawals);
•Roll-Up: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals) accumulated at contractually specified interest rates up to specified ages;
•Combo: the benefit is the greater of the ratchet benefit or the roll-up benefit, which may include either a five year or an annual reset; or
•Withdrawal: the withdrawal is guaranteed up to a maximum amount per year for life.
The Company also issues certain benefits on its variable annuity products that are accounted for as MRBs carried at fair value and are also considered Level 3 for fair value leveling.
The GMIBNLG feature allows the policyholder to receive guaranteed minimum lifetime annuity payments based on predetermined annuity purchase rates applied to the contract’s benefit base if and when the contract account value is depleted and the NLG feature is activated. The optional GMIB feature allows the policyholder to receive guaranteed minimum lifetime annuity payments based on predetermined annuity purchase rates.
The GMWB feature allows the policyholder to withdraw at a minimum, over the life of the contract, an amount based on the contract’s benefit base. The GWBL feature allows the policyholder to withdraw, each year for the life of the contract, a specified annual percentage of an amount based on the contract’s benefit base. The GMAB feature increases the contract account value at the end of a specified period to a GMAB base. The GIB feature provides a lifetime annuity based on predetermined annuity purchase rates if and when the contract account value is depleted. This lifetime annuity is based on predetermined annuity purchase rates applied to a GIB base. The GMDB feature guarantees that the benefit paid upon death will not be less than a guaranteed benefit base. If the contract’s account value is less than the benefit base at the time a death claim is paid, the amount payable will be equal to the benefit base.
The MRBs’ fair value will be equal to the present value of benefits less the present value of ascribed fees. Considerable judgment is utilized by management in determining the assumptions used in determining present value of benefits and ascribed fees related to lapse rates, withdrawal rates, utilization rates, non-performance risk, volatility rates, annuitization rates and mortality (collectively, the significant MRB assumptions).
Purchased MRB assets, which are accounted for as MRBs carried at fair value are also considered Level 3 for fair value leveling. The purchased MRB asset fair value reflects the present value of reinsurance premiums, net of recoveries, adjusted for risk margins and nonperformance risk over a range of market consistent economic scenarios while the MRB asset and liability reflects the present value of expected future payments (benefits) less fees, adjusted for risk margins and nonperformance risk, attributable to the MRB asset and liability over a range of market-consistent economic scenarios.
The valuations of the MRBs and purchased MRB assets incorporate significant non-observable assumptions related to policyholder behavior, risk margins and projections of equity Separate Accounts funds. The credit risks of the counterparty and of the Company are considered in determining the fair values of its MRBs and purchased MRB assets after taking into account the effects of collateral arrangements. Incremental adjustment to the risk-free curve for counterparty non-performance risk is made to the fair values of the purchased MRB assets. Risk margins were applied to the non-capital markets inputs to the MRBs and purchased MRB valuations.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
After giving consideration to collateral arrangements, the Company reduced the fair value of its purchased MRB asset by $42 million and $382 million as of December 31, 2025 and 2024, respectively, to recognize incremental counterparty non-performance risk.
The Company’s Level 3 liabilities include contingent payment arrangements associated with acquisitions in 2020 by AB. At each reporting date, AB estimates the fair values of the contingent consideration expected to be paid based upon revenue and discount rate projections, using unobservable market data inputs, which are included in Level 3 of the valuation hierarchy. The Company’s consolidated VIEs/VOEs hold investments that are classified as Level 3, primarily corporate bonds that are vendor priced with no ratings available, bank loans, non-agency collateralized mortgage obligations and asset-backed securities.
Transfers of Financial Instruments Between Levels 2 and 3
During the year ended December 31, 2025, fixed maturities with fair values of $756 million were transferred out of Level 3 and into Level 2 principally due to the availability of trading activity and/or market observable inputs to measure and validate their fair values. In addition, fixed maturities with fair value of $64 million were transferred from Level 2 into the Level 3 classification. These transfers in the aggregate represent approximately 55.9% of total equity as of December 31, 2025.
During the year ended December 31, 2024, fixed maturities with fair values of $127 million were transferred out of Level 3 and into Level 2 principally due to the availability of trading activity and/or market observable inputs to measure and validate their fair values. In addition, fixed maturities with fair value of $105 million were transferred from Level 2 into the Level 3 classification. These transfers in the aggregate represent approximately 6.8% of total equity as of December 31, 2024.
The tables below present reconciliations for all Level 3 assets and liabilities and changes in unrealized gains (losses). Not included below are the changes in balances related to MRBs and purchased MRBs level 3 assets and liabilities, which are included in Note 10 of the Notes to these Consolidated Financial Statements.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Year Ended December 31, 2025
	Corporate	Asset-backed	CMBS	Fixed maturities, at FVO
	(in millions)
Balance, beginning of period	$2,419	$285	$8	$275
Total gains and (losses), realized and unrealized, included in:
Net income (loss) as:
Net investment income (loss)	6	(1)	—	—
Investment gains (losses), net	1	—	—	(6)
Subtotal	7	(1)	—	(6)
Other comprehensive income (loss)	23	14	1	—
Purchases	1,465	1,842	34	357
Debt issuances	—	—	—	—
Sales	(916)	(478)	(5)	(90)
Settlements	—	—	—	—
Other	—	—	—	—
Activity related to consolidated VIEs/VOEs	—	—	—	—
Transfers into Level 3 (1)	13	—	—	47
Transfers out of Level 3 (1)	(515)	(117)	—	(124)
Balance, end of period	$2,496	$1,545	$38	$459
Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period (2)	$—	$—	$—	$3
Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period (2)	$18	$10	$1	$—
______________
(1)Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values.
(2)For instruments held as of December 31, 2025, amounts are included in Net investment income or net derivative gains (losses) in the consolidated statements of income (loss) or unrealized gains (losses) on investments in the consolidated statements of comprehensive income.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Year Ended December 31, 2025
	Mortgage Loans, at FVO	Other Equity Investments (1)	Trading Securities, at Fair Value	Short-term investments	Modco Payable	Notes issued by consolidated VIE’s	Contingent Payment Arrangement
	(in millions)
Balance, beginning of period	$—	$55	$80	$—	$—	$(172)	$(9)
Total gains and (losses), realized and unrealized, included in:
Net income (loss) as:
Net investment income (loss)	—	2	1	—	—	—	—
Investment gains (losses), net	—	—	7	—	—	—	—
Subtotal	—	2	8	—		—	—
Other comprehensive income (loss)	—	—	—	—	—	—	—
Purchases	50	27	235	68	—	—	—
Debt issuances	—	—	—	—	—	(102)	—
Sales	—	(68)	(37)	—	—	—	—
Settlements	—	—	—	—	—	20	—
Change in fair value of modco payable	—	—	—	—	(1)	—	—
Other	—	—	—	—	—	—	—
Activity related to consolidated VIEs/VOEs	—	(2)	—	—	—	—	—
Transfers into Level 3 (2)	—	4	—	—	—	—	—
Transfers out of Level 3 (2)	—	—	—	—	—	—	—
Balance, end of period	$50	$18	$286	$68	$(1)	$(254)	$(9)

Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period (3)	$—	$2	$7	$—	$—	$—	$—
Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period (3)	$—	$—	$—	$—	$—	$—	$—
______________
(1)Other Equity Investments include other invested assets.
(2)Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values.
(3)For instruments held as of December 31, 2025, amounts are included in Net investment income or net derivative gains (losses) in the consolidated statements of income (loss) or unrealized gains (losses) on investments in the consolidated statements of comprehensive income.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Year Ended December 31, 2024
	Corporate (3)	State and Political Subdivisions	Asset-backed (3)	CMBS
	(in millions)
Balance, beginning of period	$2,089	$—	$143	$7
Total gains and (losses), realized and unrealized, included in:
Net income (loss) as:
Net investment income (loss)	8	—	1	—
Investment gains (losses), net	(4)	—	—	—
Subtotal	4	—	1	—
Other comprehensive income (loss)	18	—	3	1
Purchases	947	—	337	—
Sales	(571)	—	(185)	—
Settlements	—	—	—	—
Other	—	—	—	—
Activity related to consolidated VIEs/VOEs	—	—	—	—
Transfers into Level 3 (1)	—	—	—	—
Transfers out of Level 3 (1)	(68)	—	(14)	—
Balance, end of period	$2,419	$—	$285	$8
Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period (2)	$—	$—	$—	$—
Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period (2)	$17	$—	$3	$1
______________
(1)Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values.
(2)For instruments held as of December 31, 2024, amounts are included in Net investment income or net derivative gains (losses) in the consolidated statements of income (loss) or unrealized gains (losses) on investments in the consolidated statements of comprehensive income.
(3)Prior periods amounts have been revised to improve comparability.

	Year Ended December 31, 2024
	Fixed maturities, at FVO	Other Equity Investments (1)	Trading Securities, at Fair Value	Notes issued by consolidated VIE’s	Contingent Payment Arrangement
	(in millions)
Balance, beginning of period	$181	$57	$61	$—	$(253)
Total gains and (losses), realized and unrealized, included in:
Net income (loss) as:
Net investment income (loss)	(23)	1	—	—	—
Investment gains (losses), net	1	—	14	—	—
Subtotal	(22)	1	14	—	—
Other comprehensive income (loss)	—	—	—	—	—
Purchases	163	—	5	—	—
Debt issuances	—	—	—	(188)	—
Sales	(107)	(2)	—	—	—
Settlements	—	—	—	16	3
Change in fair value of modco payable	—	—	—	—	—
Other	—	—	—	—	241

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Year Ended December 31, 2024
	Fixed maturities, at FVO	Other Equity Investments (1)	Trading Securities, at Fair Value	Notes issued by consolidated VIE’s	Contingent Payment Arrangement
	(in millions)
Activity related to consolidated VIEs/VOEs	—	(1)	—	—	—
Transfers into Level 3 (2)	105	—	—	—	—
Transfers out of Level 3 (2)	(45)	—	—	—	—
Balance, end of period	$275	$55	$80	$(172)	$(9)
Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period (3)	$18	$1	$14	$—	$—
Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period (3)	$—	$—	$—	$—	$—
_____________
(1)Other Equity Investments include other invested assets.
(2)Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values.
(3)For instruments held as of December 31, 2024, amounts are included in Net investment income or net derivative gains (losses) in the consolidated statements of income (loss) or unrealized gains (losses) on investments in the consolidated statements of comprehensive income.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Quantitative and Qualitative Information about Level 3 Fair Value Measurements
The following tables disclose quantitative information about Level 3 fair value measurements by category for assets and liabilities:
Quantitative Information about Level 3 Fair Value Measurements as of December 31, 2025

	Fair Value	Valuation Technique	Significant Unobservable Input	Range	Weighted Average (2)
	(Dollars in millions)
Assets:
Investments:
Fixed maturities, AFS:
Corporate	1,189	Market comparable companies	EBITDA multiples Discount rate Cash flow multiples Loan to value	4.8x - 34.0x 7.3% - 21.3% 0.6x - 29.5x 2.1% - 80.0%	13.8x 3.4% 15.0x 10.3%
Other equity investments	3	Discounted Cash Flow	Earnings multiple	6.9x - 9.4x	6.9x
Trading securities, at fair value (5)	83	Discounted cash flow	Earnings multiple Discount factor Discount years	10.9x 10.0% 7
Trading securities, at fair value (5)	139	Market comparable companies	EBITDA Multiples Cashflow Multiples	6.8x - 34.0x 4.0x - 29.5x	15.1x 7.6x
Mortgage loans, at fair value using the fair value option	50	Discounted cash flow	Discount rate Loan to value	5.1% - 5.7% 64.0% - 64.5%
Purchased MRB asset (1) (2) (4)	5,260	Discounted cash flow	Lapse rates Withdrawal rates GMIB Utilization rates Non-performance risk Volatility rates - Equity Mortality: Ages 0-40 Ages 41-60 Ages 61-115	0.04% - 13.67% 0.12% - 6.51% 0.04% - 63.69% 3 bps - 85 bps 13% - 29% 0.01% - 0.17% 0.06% - 0.51% 0.31% - 40.40%	2.34% 0.68% 6.87% 7 bps 23% 3.41% (same for all ages) (same for all ages)
Liabilities:
AB Contingent consideration payable	$9	Discounted cash flow	Expected revenue growth rates Discount rate	2.0% - 13.3% 1.9% - 1.9%	6.8% 1.9%
Direct MRB (1) (2) (3) (4)	9,401	Discounted cash flow	Non-performance risk Lapse rates Withdrawal rates Annuitization rates Mortality: Ages 0-40 Ages 41-60 Ages 61-115	77 bps 0.04%-38.09% 0.00%-8.00% 0.04%-100.00% 0.01%-0.17% 0.06%-0.51% 0.31%-40.40%	77 bps 4.09% 0.83% 5.29% 2.95% (same for all ages) (same for all ages)
______________
(1)Mortality rates vary by age and demographic characteristic such as gender. Mortality rate assumptions are based on a combination of company and industry experience. A mortality improvement assumption is also applied. For any given contract, mortality rates vary throughout the period over which cash flows are projected for purposes of valuating the embedded derivatives.
(2)Lapses and pro-rata withdrawal rates were developed as a function of the policy account value. Dollar for dollar withdrawal rates were developed as a function of the dollar for dollar threshold, the dollar for dollar limit. Utilization rates were developed as a function of the benefit base.
(3)MRB liabilities are shown net of MRB assets. Net amount is made up of $10.2 billion of MRB liabilities and $752 million of MRB assets.
(4)Includes Legacy and Core products.
(5)Certain newly acquired Level 3 Trading securities are not presented as cost basis approximates fair value as of December 31, 2025.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Quantitative Information about Level 3 Fair Value Measurements as of December 31, 2024

	Fair Value	Valuation Technique	Significant Unobservable Input	Range	Weighted Average (2)
	(Dollars in millions)
Assets:
Investments:
Fixed maturities, AFS:
Corporate	$402	Matrix pricing model	Spread over benchmark	70 bps - 220 bps	153 bps
Corporate	981	Market comparable companies	EBITDA multiples Discount rate Cash flow multiples Loan to value	4.7x - 36.5x 8.4% - 34.9% 1.8x - 11.8x 0.0% - 56.4%	12.2x 3.9% 4.5x 15.0%
Trading securities, at fair value (5)	75	Discounted cash flow	Earnings multiple Discounts factor Discount years	8.6x 10.0% 7
Trading securities, at fair value (5)	1	Market comparable companies	Cashflow Multiples	8.4x - 8.4x	8.4x
Purchased MRB asset (1) (2) (4)	7,376	Discounted cash flow	Lapse rates Withdrawal rates GMIB Utilization rates Non-performance risk Volatility rates - Equity Mortality: Ages 0-40 Ages 41-60 Ages 61-115	0.24% - 13.05% 0.06% - 11.65% 0.04% - 66.70% 33 bps - 93 bps 12% - 29% 0.01% - 0.17% 0.06% - 0.52% 0.32% - 41.20%	2.17% 0.48% 6.75% 34 bps 23% 3.36% (same for all ages) (same for all ages)
Liabilities:
AB Contingent consideration payable	$9	Discounted cash flow	Expected revenue growth rates Discount rate	2.0% - 29.3% 1.9% - 10.4%	5.5% 7.3%
Direct MRB (1) (2) (3) (4)	10,947	Discounted cash flow	Non-performance risk Lapse rates Withdrawal rates Annuitization rates Mortality: Ages 0-40 Ages 41-60 Ages 61-115	94 bps 0.24% - 36.18% 0.00% - 11.65% 0.04% - 100.00% 0.01% - 0.17% 0.06% - 0.52% 0.32% - 41.20%	94 bps 3.57% 0.58% 5.15% 3.00% (same for all ages) (same for all ages)
______________
(1)Mortality rates vary by age and demographic characteristic such as gender and benefits elected with the policy. Mortality rate assumptions are based on a combination of company and industry experience. A mortality improvement assumption is also applied. For any given contract, mortality rates vary throughout the period over which cash flows are projected for purposes of valuating the embedded derivatives.
(2)Lapses and pro-rata withdrawal rates were developed as a function of the policy account value. Dollar for dollar withdrawal rates were developed as a function of the dollar for dollar threshold, the dollar for dollar limit. Utilization rates were developed as a function of the benefit base.
(3)MRB liabilities are shown net of MRB assets. Net amount is made up of $11.8 billion of MRB liabilities and $863 million of MRB assets.
(4)Includes Legacy and Core products.
(5)Certain newly acquired Level 3 Trading securities are not presented as cost basis approximates fair value as of December 31, 2024.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Level 3 Financial Instruments for which Quantitative Inputs are Not Available
Certain Privately Placed Debt Securities with Limited Trading Activity
Excluded from the tables above as of December 31, 2025 and 2024, respectively, are approximately $3.5 billion and $1.7 billion of Level 3 fair value measurements of investments for which the underlying quantitative inputs are not developed by the Company and are not readily available. These investments primarily consist of certain privately placed debt securities with limited trading activity, including residential mortgage- and asset-backed instruments, and their fair values generally reflect unadjusted prices obtained from independent valuation service providers and indicative, non-binding quotes obtained from third-party broker-dealers recognized as market participants. Significant increases or decreases in the fair value amounts received from these pricing sources may result in the Company reporting significantly higher or lower fair value measurements for these Level 3 investments.
•The fair value of private placement securities is determined by application of a matrix pricing model or a market comparable company value technique. The significant unobservable input to the matrix pricing model valuation technique is the spread over the industry-specific benchmark yield curve. Generally, an increase or decrease in spreads would lead to directionally inverse movement in the fair value measurements of these securities. The significant unobservable input to the market comparable company valuation technique is the discount rate. Generally, a significant increase (decrease) in the discount rate would result in significantly lower (higher) fair value measurements of these securities.
•Residential mortgage-backed securities classified as Level 3 primarily consist of non-agency paper with low trading activity. Included in the tables above as of December 31, 2025 and 2024, there were no Level 3 securities that were determined by application of a matrix pricing model and for which the spread over the U.S. Treasury curve is the most significant unobservable input to the pricing result. Generally, a change in spreads would lead to directionally inverse movement in the fair value measurements of these securities.
•Asset-backed securities classified as Level 3 primarily consist of non-agency mortgage loan trust certificates, including subprime and Alt-A paper, credit risk transfer securities, and equipment financings. Included in the tables above as of December 31, 2025 and 2024, there were no securities that were determined by the application of matrix-pricing for which the spread over the U.S. Treasury curve is the most significant unobservable input to the pricing result. Significant increases (decreases) in spreads would have resulted in significantly lower (higher) fair value measurements.
Other Equity Investments
Included in other equity investments classified as Level 3 are venture capital securities in the Technology, Media and Telecommunications industries. The fair value measurements of these securities include significant unobservable inputs including an enterprise value to revenue multiples and a discount rate to account for liquidity and various risk factors. Significant increases (decreases) in the enterprise value to revenue multiple inputs in isolation would have resulted in a significantly higher (lower) fair value measurement. Significant increases (decreases) in the discount rate would have resulted in a significantly lower (higher) fair value measurement.
Market Risk Benefits
Significant unobservable inputs with respect to the fair value measurement of the purchased MRB assets and MRB liabilities identified in the table above are developed using Company data. Future policyholder behavior is an unobservable market assumption and, as such, all aspects of policyholder behavior are derived based on recent historical experience. These policyholder behaviors include lapses, pro-rata withdrawals, dollar for dollar withdrawals, GMIB utilization, deferred mortality and payout phase mortality. Many of these policyholder behaviors have dynamic adjustment factors based on the relative value of the rider as compared to the account value in different economic environments. This applies to all variable annuity related products; products with GMxB riders including but not limited to GMIB, GMDB, and GWL.
Lapse rates are adjusted at the contract level based on a comparison of the value of the GMxB rider and the current policyholder account value, which include other factors such as considering surrender charges. Generally, lapse rates are assumed to be lower in periods when a surrender charge applies. A dynamic lapse function reduces the base lapse rate when the guaranteed amount is greater than the account value as in-the-money contracts are less likely to lapse. For valuing purchased MRB assets and MRB liabilities, lapse rates vary throughout the period over which cash flows are projected.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Carrying Value of Financial Instruments Not Otherwise Disclosed in Note 3 and Note 4 of the Notes to these Consolidated Financial Statements
The carrying values and fair values for financial instruments not otherwise disclosed in Note 3 and Note 4 of the Notes to these Consolidated Financial Statements were as follows:
Carrying Values and Fair Values for Financial Instruments Not Otherwise Disclosed

	Carrying Value	Fair Value
		Level 1	Level 2	Level 3	Total
	(in millions)
December 31, 2025:
Mortgage loans on real estate	$22,668	$—	$—	$21,907	$21,907
Policy loans	$1,862	$—	$—	$1,958	$1,958
Policyholders’ liabilities: Investment contracts	$2,808	$—	$—	$2,777	$2,777
Modco payable (1)	$323	$—	$—	$323	$323
Funding agreements	$17,996	$—	$17,916	$—	$17,916
Short-term debt	$25	$—	$25	$—	$25
Long-term debt	$3,835	$—	$3,814	$—	$3,814
Separate Accounts liabilities	$12,365	$—	$—	$12,365	$12,365

December 31, 2024:
Mortgage loans on real estate	$20,072	$—	$—	$18,567	$18,567
Policy loans	$4,330	$—	$—	$4,559	$4,559
Policyholders’ liabilities: Investment contracts	$2,046	$—	$—	$1,996	$1,996
Modco payable (1)	$—	$—	$—	$—	$—
Funding agreements	$13,013	$—	$12,669	$—	$12,669
Short-term debt	$—	$—	$—	$—	$—
Long-term debt	$3,833	$—	$3,722	$—	$3,722
Separate Accounts liabilities	$12,055	$—	$—	$12,055	$12,055
______________
(1)Modco payable is reported in Amounts due from reinsurers in the consolidated balance sheets.
Policy Loans
The fair value of policy loans is calculated by discounting expected cash flows based upon the U.S. Treasury yield curve and historical loan repayment patterns.
Policyholder Liabilities - Investment Contracts and Separate Accounts Liabilities
The fair values for deferred annuities and certain annuities, which are included in policyholders’ account balances, and liabilities for investment contracts with fund investments in Separate Accounts, are estimated using projected cash flows discounted at rates reflecting current market rates. Significant unobservable inputs reflected in the cash flows include lapse rates and withdrawal rates. Incremental adjustments may be made to the fair value to reflect non-performance risk. Certain other products such as the Company’s association plans contracts, supplementary contracts not involving life contingencies, Access Accounts and Escrow Shield Plus product reserves are held at book value.
Funding Agreements
The fair values of Equitable Financial and Equitable America’s FHLB long term funding agreements’ fair values are determined based on indicative market rates published by the FHLB, provided to AB and modeled for each note’s FMV. FHLB short-term funding agreements’ fair values are reflective of notional/par value plus accrued interest.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
The fair values of Equitable Financial and Equitable America’s FABN funding agreements are determined by Bloomberg’s evaluated pricing service, which uses direct observations or observed comparables.
The fair value of Equitable Financial’s FABCP funding agreements are reflective of the notional/par value outstanding.
Short-term Debt
The Company’s short-term debt primarily includes long-term debt that has been reclassified to short-term due to an upcoming maturity date within one year. The fair values for the Company’s short-term debt are determined by Bloomberg’s evaluated pricing service, which uses direct observations or observed comparables.
Long-term Debt
The fair values for the Company’s long-term debt are determined by Bloomberg’s evaluated pricing service, which uses direct observations or observed comparables.
Financial Instruments Exempt from Fair Value Disclosure or Otherwise Not Required to be Disclosed
Exempt from Fair Value Disclosure Requirements
Certain financial instruments are exempt from the requirements for fair value disclosure, such as insurance liabilities other than financial guarantees and investment contracts, limited partnerships accounted for under the equity method and pension and other postretirement obligations.
Otherwise Not Required to be Included in the Table Above
The Company’s investment in COLI policies are recorded at their cash surrender value and therefore are not required to be included in the table above. See Note 2 of the Notes to these Consolidated Financial Statements for further description of the Company’s accounting policy related to its investment in COLI policies.
9)    LIABILITIES FOR FUTURE POLICYHOLDER BENEFITS
The following table reconciles the net liability for future policy benefits and liability of death benefits to the liability for future policy benefits in the consolidated balance sheets:

	December 31, 2025
	2025	2024
	(in millions)
Reconciliation
Term	$1,241	$1,285
Payout	5,243	5,050
Group Pension - Benefit Reserve & DPL	432	460
Health	1,316	1,362
UL	1,328	1,246
Subtotal	9,560	9,403
Whole Life Closed Block and Open Block products	4,980	5,204
Other (1)	936	901
Future policyholder benefits total	15,476	15,508
Other policyholder funds and dividends payable	2,184	2,105
Total	$17,660	$17,613
_____________
(1)Primarily consists of future policy benefits related to Protective Life and Annuity, Assumed Life and Disability, Group Life Run off, Variable Interest Sensitive Life rider and EB.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
The following table summarizes balances and changes in the liability for future policy benefits for nonparticipating traditional and limited pay contracts:

	Year Ended December 31,
	2025				2024
	Retirement	Corporate & Other			Retirement	Corporate & Other
	Payout	Term	Group Pension	Health	Payout	Term	Group Pension	Health
	( in millions)
Present Value of Expected Net Premiums

Balance, beginning of period	$—	$1,932	$—	$(25)	$—	$2,133	$—	$(21)
Beginning balance at original discount rate	—	1,959	—	(26)	—	2,058	—	(22)
Effect of changes in cash flow assumptions (1)	—	(30)	—	—	—	21	—	(3)
Effect of actual variances from expected experience	—	(80)	—	(2)	—	(82)	—	(5)
Adjusted beginning of period balance	—	1,849	—	(28)	—	1,997	—	(30)
Issuances	—	35	—	—	—	52	—	—
Interest accrual	—	91	—	(1)	—	97	—	(1)
Net premiums collected	—	(173)	—	5	—	(187)	—	5
Ending Balance at original discount rate	—	1,802	—	(24)	—	1,959	—	(26)
Effect of changes in discount rate assumptions	—	16	—	1	—	(27)	—	1
Balance, end of period	$—	$1,818	$—	$(23)	$—	$1,932	$—	$(25)

Present Value of Expected Future Policy Benefits

Balance, beginning of period	$5,050	$3,216	$460	$1,337	$4,464	$3,480	$490	$1,484
Beginning balance of original discount rate	5,390	3,215	514	1,555	4,680	3,330	536	1,672
Effect of changes in cash flow assumptions	(459)	(46)	—	—	—	39	—	—
Effect of actual variances from expected experience	(4)	(105)	2	—	(2)	(103)	2	(11)
Adjusted beginning of period balance	4,927	3,064	516	1,555	4,678	3,266	538	1,661
Issuances	788	39	—	—	994	56	20	—
Interest accrual	191	155	17	50	174	163	18	54
Benefits payments	(504)	(267)	(61)	(147)	(456)	(270)	(62)	(160)
Ending Balance at original discount rate	5,402	2,991	472	1,458	5,390	3,215	514	1,555
Effect of changes in discount rate assumptions	(159)	67	(40)	(165)	(340)	1	(54)	(218)
Balance, end of period	$5,243	$3,058	$432	$1,293	$5,050	$3,216	$460	$1,337
Impact of flooring LFPB at zero	—	1	—	—	—	1	—	—
Net liability for future policy benefits	5,243	1,241	432	1,316	5,050	1,285	460	1,362
Less: Reinsurance recoverable	(1,185)	(931)	—	(1,025)	(1,347)	8	—	(1,070)
Net liability for future policy benefits, after reinsurance recoverable	$4,058	$310	$432	$291	$3,703	$1,293	$460	$292

Weighted-average duration of liability for future policyholder benefits (years)	7.5	6.8	6.8	8.2	7.7	6.7	6.9	8.4
______________
(1)Includes the net income impact due to novation that occurred during the first quarter of 2025 as described in Note 1 of the Notes to these Consolidated Financial Statements.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Year Ended December 31, 2023
	Retirement	Corporate and Other
	Payout	Term	Group Pension	Health
	( in millions)
Present Value of Expected Net Premiums

Balance, beginning of period	$—	$2,100	$—	$(5)
Beginning balance at original discount rate	—	2,078	—	(5)
Effect of changes in cash flow assumptions	—	47	—	(6)
Effect of actual variances from expected experience	—	(37)	—	(12)
Adjusted beginning of period balance	—	2,088	—	(23)
Issuances	—	65	—	—
Interest accrual	—	100	—	(1)
Net premiums collected	—	(195)	—	2
Ending Balance at original discount rate	—	2,058	—	(22)
Effect of changes in discount rate assumptions	—	75	—	1
Balance, end of period	$—	$2,133	$—	$(21)

Present Value of Expected Future Policy Benefits

Balance, beginning of period	$3,517	$3,465	$523	$1,553
Beginning balance of original discount rate	3,869	3,391	583	1,795
Effect of changes in cash flow assumptions	—	59	—	(6)
Effect of actual variances from expected experience	(4)	(45)	—	(22)
Adjusted beginning of period balance	3,865	3,405	$583	1,767
Issuances	1,044	70	—	—
Interest accrual	127	167	20	57
Benefits payments	(356)	(312)	(67)	(152)
Ending Balance at original discount rate	4,680	3,330	536	1,672
Effect of changes in discount rate assumptions	(216)	150	(46)	(188)
Balance, end of period	$4,464	$3,480	$490	$1,484
Impact of flooring LFPB at zero	—	1	—	—
Net liability for future policy benefits	4,464	1,348	490	1,505
Less: Reinsurance recoverable	(969)	25	—	(1,191)
Net liability for future policy benefits, after reinsurance recoverable	$3,495	$1,373	$490	$314
Weighted-average duration of liability for future policyholder benefits (years)	8.0	7.0	7.1	8.7

The following table provides the amount of undiscounted and discounted expected gross premiums and expected future benefits and expenses related to nonparticipating traditional and limited payment contracts:

	December 31,
	2025	2024
	(in millions)
Term
Expected future benefit payments and expenses (undiscounted)	$5,214	$5,613
Expected future gross premiums (undiscounted)	6,250	6,597

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	December 31,
	2025	2024
Expected future benefit payments and expenses (discounted; AOCI basis)	3,058	3,216
Expected future gross premiums (discounted; AOCI basis)	3,424	3,507

Payout
Expected future benefit payments and expenses (undiscounted)	7,683	7,686
Expected future gross premiums (undiscounted)	—	—
Expected future benefit payments and expenses (discounted; AOCI basis)	5,127	4,938
Expected future gross premiums (discounted; AOCI basis)	—	—

Group Pension
Expected future benefit payments and expenses (undiscounted)	578	630
Expected future gross premiums (undiscounted)	—	—
Expected future benefit payments and expenses (discounted; AOCI basis)	412	436
Expected future gross premiums (discounted; AOCI basis)	—	—

Health
Expected future benefit payments and expenses (undiscounted)	1,987	2,139
Expected future gross premiums (undiscounted)	60	70
Expected future benefit payments and expenses (discounted; AOCI basis)	1,280	1,323
Expected future gross premiums (discounted; AOCI basis)	$48	$55

The table below summarizes the revenue and interest related to nonparticipating traditional and limited payment contracts:

	Year Ended December 31,
	2025	2024	2023	2025	2024	2023
	Gross Premium			Interest Accretion
	(in millions)
Revenue and Interest Accretion
Term	$317	$336	$352	$64	$66	$67
Payout	223	271	266	211	207	149
Group Pension	—	—	—	17	18	19
Health	10	12	15	51	54	58
Total	$550	$619	$633	$343	$345	$293

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
The following table provides the weighted average interest rates for the liability for future policy benefits:

	December 31, 2025
	2025	2024
Weighted Average Interest Rate
Term
Interest accretion rate	5.6%	5.6%
Current discount rate	4.9%	5.2%
Payout
Interest accretion rate	4.5%	4.4%
Current discount rate	5.0%	5.3%
Group Pension
Interest accretion rate	3.4%	3.4%
Current discount rate	4.8%	5.2%
Health
Interest accretion rate	3.4%	3.4%
Current discount rate	5.0%	5.4%
The following table provides the balance, changes in and the weighted average durations of the additional insurance liabilities:

	Year Ended December 31,
	2025	2024	2023
	Corporate and Other
	UL
	(in millions)
Balance, beginning of period	$1,246	$1,208	$1,109
Beginning balance before AOCI adjustments	1,302	1,245	1,135
Effect of changes in interest rate & cash flow assumptions and model changes	5	—	(10)
Effect of actual variances from expected experience	63	4	56
Adjusted beginning of period balance	1,370	1,249	1,181
Interest accrual	60	56	52
Net assessments collected	8	70	69
Benefit payments	(91)	(73)	(57)
Ending balance before shadow reserve adjustments	1,347	1,302	1,245
Effect of reserve adjustment recorded in AOCI	(19)	(56)	(37)
Balance, end of period	$1,328	$1,246	$1,208

Net liability for additional liability	$1,328	$1,246	$1,208
Less: Reinsurance recoverable	(1,102)	—	—
Net liability for additional liability, after reinsurance recoverable	$226	$1,246	$1,208

Weighted-average duration of additional liability - death benefit (years)	18.7	19.4	19.9

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
The following tables provide the revenue, interest and weighted average interest rates, related to the additional insurance liabilities:

	Year Ended December 31,
	2025	2024	2023	2025	2024	2023
	Assessments			Interest Accretion
	(in millions)
Revenue and Interest Accretion
UL	$378	$663	$670	$60	$56	$51
Total	$378	$663	$670	$60	$56	$51

	Year Ended December 31,
	2025	2024	2023

Weighted Average Interest Rate
UL	4.5%	4.5%	4.5%
Interest accretion rate	4.5%	4.5%	4.5%
The discount rate used for additional insurance liabilities reserve is based on the crediting rate at issue.
10)    MARKET RISK BENEFITS
The following table presents the balances and changes to the balances for MRBs for the GMxB benefits on deferred variable annuities:

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Year Ended December 31,
	2025				2024
	Retirement	Corporate and Other			Retirement	Corporate and Other
	GMxB Core	GMxB Legacy	Legacy Purchased MRB (3)	Net Legacy	GMxB Core	GMxB Legacy	Legacy Purchased MRB (3)	Net Legacy
	(in millions)
Balance, beginning of period	$496	$10,508	$(7,372)	$3,136	$597	$13,425	$(9,448)	$3,977
Balance BOP before changes in the instrument specific credit risk	163	9,735	(7,368)	2,367	319	13,023	(9,409)	3,614
Model changes and effect of changes in cash flow assumptions (4)	38	(1,277)	1,803	526	88	(59)	150	92
Actual market movement effect	(354)	(909)	447	(462)	(269)	(1,206)	654	(552)
Interest accrual	54	365	(222)	143	61	586	(419)	167
Attributed fees accrued (1)	404	648	(194)	454	404	802	(272)	530
Benefit payments	(44)	(1,069)	504	(565)	(41)	(1,217)	670	(547)
Actual policyholder behavior different from expected behavior	28	39	(23)	16	32	(37)	2	(35)
Changes in future economic assumptions	105	393	(210)	183	(428)	(2,157)	1,256	(901)
Issuances	—	—	—	—	(3)	—	—	—
Balance EOP before changes in the instrument-specific credit risk	394	7,925	(5,263)	2,662	163	9,735	(7,368)	2,367
Changes in the instrument-specific credit risk (2)	410	708	5	713	333	773	(4)	769
Balance, end of period	$804	$8,633	$(5,258)	$3,375	$496	$10,508	$(7,372)	$3,136

Weighted-average age of policyholders (years)	66.3	74.3	73.7	N/A	65.4	73.6	73.2	N/A
Net amount at risk	$2,853	$14,874	$6,708	N/A	$2,868	$19,041	$10,142	N/A
_____________
(1)Attributed fees accrued represents the portion of the fees needed to fund future GMxB claims.
(2)Changes are recorded in OCI except for reinsurer credit which is reflected in the consolidated income statement.
(3)Purchased MRB is the impact of non-affiliated reinsurance.
(4)Includes the net income impact of the novation, as described in Note 1 of the Notes to these Consolidated Financial Statements, in the first quarter of 2025 and the impact primarily of a non-affiliated recapture of reinsurance completed in the first quarter of 2024.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Year Ended December 31, 2023
	Retirement	Corporate and Other
	GMxB Core	GMxB Legacy	Purchased MRB (3)	Net Legacy
	(in millions)
Balance, beginning of the period (“BOP”)	$533	$14,690	$(10,440)	$4,250
Balance BOP before changes in the instrument specific credit risk	529	15,310	(10,376)	4,934
Model changes and effect of changes in cash flow assumptions	41	2	(42)	(40)
Actual market movement effect	(478)	(1,849)	989	(860)
Interest accrual	73	770	(555)	215
Attributed fees accrued (1)	407	843	(284)	559
Benefit payments	(47)	(1,354)	768	(586)
Actual policyholder behavior different from expected behavior	23	(14)	(41)	(55)
Changes in future economic assumptions	(230)	(685)	132	(553)
Issuances	1	—	—	—
Balance EOP before changes in the instrument-specific credit risk	319	13,023	(9,409)	3,614
Changes in the instrument-specific credit risk (2)	278	402	(39)	363
Balance, end of the period (“EOP”)	$597	$13,425	$(9,448)	$3,977

Weighted-average age of policyholders (years)	64.4	73.0	72.6	N/A
Net amount at risk	$2,995	$21,136	$11,343	N/A
______________
(1)    Attributed fees accrued represents the portion of the fees needed to fund future GMxB claims.
(2)    Changes are recorded in OCI.
(3)    Purchased MRB is the impact of non-affiliated reinsurance.
The following table reconciles MRBs by the amounts in an asset position and amounts in a liability position to the MRB amounts in the consolidated balance sheets:

	December 31, 2025					December 31, 2024
	Direct Asset	Direct Liability	Net Direct MRB	Purchased MRB	Total	Direct Asset	Direct Liability	Net Direct MRB	Purchased MRB	Total
	(in millions)
Retirement
GMxB Core	$(436)	$1,240	$804	$—	$804	$(514)	$1,010	$496	$—	$496
Corporate and Other
GMxB Legacy	(190)	8,823	8,633	(5,258)	3,375	(230)	10,738	10,508	(7,372)	3,136
Other (1)	(126)	90	(36)	(2)	(38)	(119)	62	(57)	(4)	(61)
Total	$(752)	$10,153	$9,401	$(5,260)	$4,141	$(863)	$11,810	$10,947	$(7,376)	$3,571
______________
(1)Other primarily includes SCS.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
11)     POLICYHOLDER ACCOUNT BALANCES

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
The following table reconciles the policyholders account balances to the policyholders’ account balance liability in the consolidated balance sheets:

	December 31,
	2025	2024
	(in millions)
Policyholders’ account balance reconciliation
Retirement
SCS	$80,752	$65,267
EQUI-VEST Individual	1,819	2,037
EQUI-VEST Group	10,968	11,158
Momentum	489	527
GMxB Core	(52)	(4)
Corporate and Other
Universal Life	4,924	5,065
Variable Universal Life	5,165	4,982
GMxB Legacy	222	226
Other (1)	11,150	8,658
Balance (exclusive of Funding Agreements)	115,437	97,916
Funding Agreements	17,996	13,013
Balance, end of period	$133,433	$110,929
_____________
(1)Primarily reflects products Retirement Payout, Retirement Other, Indexed Universal Life, Investment Edge, Group Pension and Closed Block.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
The following table summarizes the balances and changes in policyholder’s account balances:

	Year Ended December 31, 2025
	Retirement					Corporate and Other
	GMxB Core	SCS (1)	EQUI-VEST Individual	EQUI-VEST Group	Momentum	Universal Life	Variable Universal Life	GMxB Legacy
	(Dollars in millions)
Balance, beginning of period	$(4)	$65,267	$2,037	$11,158	$527	$5,065	$4,982	$226
Premiums received	165	140	39	603	55	594	115	8
Policy charges	(2)	(103)	—	(4)	(1)	(663)	(280)	11
Surrenders and withdrawals	(28)	(5,766)	(270)	(1,477)	(119)	(81)	(3)	(61)
Benefit payments	(1)	(387)	(61)	(69)	(3)	(206)	(147)	(15)
Net transfers from (to) separate account	(189)	13,980	18	410	18	—	280	8
Interest credited (2)	7	7,621	56	347	12	215	218	12
Other (4)	—	—	—	—	—	—	—	33
Balance, end of period	$(52)	$80,752	$1,819	$10,968	$489	$4,924	$5,165	$222

Weighted-average crediting rate	1.93%	N/A	3.01%	2.76%	2.28%	3.84%	3.69%	2.78%
Net amount at risk (3)	$2,853	$2	$97	$7	$—	$31,047	$117,823	$14,874
Cash surrender value	$183	$77,492	$1,812	$10,924	$489	$3,300	$3,199	$426
______________
(1)SCS sales are recorded as a Separate Account liability until they are swept into the General Account. This sweep is recorded as Net Transfers from (to) separate account.
(2)SCS and EQUI-VEST Group includes amounts related to the change in embedded derivative.
(3)For life insurance products, the net amount at risk is the death benefit less account value for the policyholder. For variable annuity products, the net amount at risk is the maximum GMxB NAR for the policyholder.
(4)Includes the PAB from the policies novated to Venerable, as described in Note 1 of the Notes to these Consolidated Financial Statements.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Year Ended December 31, 2024
	Retirement					Corporate and Other
	GMxB Core	SCS (1)	EQUI-VEST Individual	EQUI-VEST Group	Momentum	Universal Life	Variable Universal Life	GMxB Legacy
	(Dollars in millions)
Balance, beginning of period	$36	$49,002	$2,322	$11,563	$608	$5,202	$4,850	$293
Premiums received	233	14	37	605	67	647	117	4
Policy charges	(3)	(23)	—	(4)	—	(712)	(265)	14
Surrenders and withdrawals	(35)	(4,110)	(347)	(1,603)	(148)	(79)	(42)	(86)
Benefit payments	(2)	(312)	(55)	(74)	(2)	(213)	(67)	(17)
Net transfers from (to) separate account	(240)	12,725	15	334	(11)	—	201	4
Interest credited (2)	7	7,971	65	337	13	220	188	14
Other	—	—	—	—	—	—	—	—
Balance, end of period	$(4)	$65,267	$2,037	$11,158	$527	$5,065	$4,982	$226

Weighted-average crediting rate	1.66%	N/A	2.98%	2.69%	2.48%	3.82%	3.68%	2.74%
Net amount at risk (3)	$2,868	$9	$101	$9	$—	$33,324	$117,420	$19,041
Cash surrender value	$228	$60,879	$2,030	$11,071	$528	$3,368	$3,162	$489
______________
(1)SCS sales are recorded as a Separate Account liability until they are swept into the General Account. This sweep is recorded as Net Transfers from (to) separate account.
(2)SCS and EQUI-VEST includes amounts related to the change in embedded derivative.
(3)For life insurance products, the net amount at risk is the death benefit less account value for the policyholder. For variable annuity products, the net amount at risk is the maximum GMxB NAR for the policyholder.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Year Ended December 31, 2023
	Retirement					Corporate and Other
	GMxB Core	SCS (1)	EQUI-VEST Individual	EQUI-VEST Group	Momentum	Universal Life	Variable Universal Life	GMxB Legacy
	(Dollars in millions)
Balance, beginning of period	$69	$35,702	$2,652	$12,045	$702	$5,340	$4,909	$382
Premiums received	222	10	36	626	70	698	134	10
Policy charges	(4)	(9)	—	(4)	(1)	(760)	(256)	9
Surrenders and withdrawals	(33)	(2,882)	(378)	(1,703)	(152)	(80)	(45)	(96)
Benefit payments	(2)	(256)	(70)	(71)	(4)	(218)	(114)	(26)
Net transfers from (to) separate account	(222)	10,155	6	272	(21)	—	24	(4)
Interest credited (2)	6	6,282	72	387	14	222	198	18
Other	—	—	4	11	—	—	—	—
Balance, end of period	$36	$49,002	$2,322	$11,563	$608	$5,202	$4,850	$293

Weighted-average crediting rate	1.59%	N/A	2.84%	2.66%	2.33%	3.77%	3.72%	2.71%
Net amount at risk (3)	$2,995	$1	$109	$10	$—	$35,490	$115,550	$21,136
Cash surrender value	$265	$45,738	$2,315	$11,506	$609	$3,423	$3,194	$572
______________
(1)SCS sales are recorded as a Separate Account liability until they are swept into the General Account. This sweep is recorded as Net Transfers from (to) separate account.
(2)SCS and EQUI-VEST Group includes amounts related to the change in embedded derivative.
(3)For life insurance products the net amount at risk is death benefit less account value for the policyholder. For variable annuity products the net amount risk is the maximum GMxB NAR for the policyholder.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
The following table presents the account values by range of guaranteed minimum crediting rates and the related range of the difference in basis points, between rates being credited policyholders and the respective guaranteed minimums:

December 31, 2025
Product	Range of Guaranteed Minimum Crediting Rate	At Guaranteed Minimum	1 Basis Point - 50 Basis Points Above	51 Basis Points - 150 Basis Points Above	Greater Than 150 Basis Points Above	Total
( in millions)
Retirement
GMxB Core	0.00% - 1.50%	$—	$10	$138	$—	$148
	1.51% - 2.50%	11	—	—	—	11
	Greater than 2.50%	27	—	—	—	27
	Total	$38	$10	$138	$—	$186

EQUI-VEST Individual	0.00% - 1.50%	$—	$27	$154	$—	$181
	1.51% - 2.50%	11	61	—	—	72
	Greater than 2.50%	1,565	—	—	—	1,565
	Total	$1,576	$88	$154	$—	$1,818

EQUI-VEST Group	0.00% - 1.50%	$1	$927	$2,247	$194	$3,369
	1.51% - 2.50%	339	—	—	—	339
	Greater than 2.50%	5,762	—	—	—	5,762
	Total	$6,102	$927	$2,247	$194	$9,470

Momentum	0.00% - 1.50%	$—	$12	$283	$47	$342
	1.51% - 2.50%	90	—	—	—	90
	Greater than 2.50%	52	—	5	—	57
	Total	$142	$12	$288	$47	$489

Corporate and Other
Universal Life	0.00% - 1.50%	$—	$—	$—	$6	$6
	1.51% - 2.50%	—	83	279	664	1,026
	Greater than 2.50%	3,175	689	—	—	3,864
	Total	$3,175	$772	$279	$670	$4,896

Variable Universal Life	0.00% - 1.50%	$17	$2	$132	$66	$217
	1.51% - 2.50%	39	373	257	—	669
	Greater than 2.50%	3,678	81	—	—	3,759
	Total	$3,734	$456	$389	$66	$4,645

GMxB Legacy	0.00% - 1.50%	$—	$58	$2	$—	$60
	1.51% - 2.50%	16	—	—	—	16
	Greater than 2.50%	351	—	—	—	351
	Total	$367	$58	$2	$—	$427

December 31, 2024
Product	Range of Guaranteed Minimum Crediting Rate	At Guaranteed Minimum	1 Basis Point - 50 Basis Points Above	51 Basis Points - 150 Basis Points Above	Greater Than 150 Basis Points Above	Total
( in millions)
Retirement
GMxB Core	0.00% - 1.50%	$11	$160	$—	$—	$171
	1.51% - 2.50%	12	—	—	—	12
	Greater than 2.50%	52	—	—	—	52
	Total	$75	$160	$—	$—	$235

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

December 31, 2024
Product	Range of Guaranteed Minimum Crediting Rate	At Guaranteed Minimum	1 Basis Point - 50 Basis Points Above	51 Basis Points - 150 Basis Points Above	Greater Than 150 Basis Points Above	Total
( in millions)

EQUI-VEST Individual	0.00% - 1.50%	$42	$198	$—	$—	$240
	1.51% - 2.50%	38	—	—	—	38
	Greater than 2.50%	1,758	—	—	—	1,758
	Total	$1,838	$198	$—	$—	$2,036

EQUI-VEST Group	0.00% - 1.50%	$720	$2,391	$33	$258	$3,402
	1.51% - 2.50%	349	—	—	—	349
	Greater than 2.50%	6,076	—	—	—	6,076
	Total	$7,145	$2,391	$33	$258	$9,827

Momentum	0.00% - 1.50%	$—	$—	$269	$88	$357
	1.51% - 2.50%	79	29	—	—	108
	Greater than 2.50%	56	—	5	—	61
	Total	$135	$29	$274	$88	$526

Corporate and Other
Universal Life	0.00% - 1.50%	$—	$—	$—	$6	$6
	1.51% - 2.50%	—	90	284	655	1,029
	Greater than 2.50%	3,402	598	—	—	4,000
	Total	$3,402	$688	$284	$661	$5,035

Variable Universal Life	0.00% - 1.50%	$24	$13	$94	$40	$171
	1.51% - 2.50%	37	357	223	—	617
	Greater than 2.50%	3,667	2	20	—	3,689
	Total	$3,728	$372	$337	$40	$4,477

GMxB Legacy	0.00% - 1.50%	$67	$3	$—	$—	$70
	1.51% - 2.50%	19	—	—	—	19
	Greater than 2.50%	401	—	—	—	401
	Total	$487	$3	$—	$—	$490

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Separate Account - Summary
The following table reconciles the Separate Account liabilities to the Separate Account liability balance in the consolidated balance sheets:

	December 31, 2025	December 31, 2024
	(in millions)
Separate Account Reconciliation
Retirement
GMxB Core	$30,720	$30,411
EQUI-VEST Individual	4,836	4,782
Investment Edge	5,312	4,885
EQUI-VEST Group	33,714	30,546
Momentum	5,174	4,813
Corporate and Other
Variable Universal Life	20,383	18,176
GMxB Legacy	28,209	33,199
Other (1)	8,196	7,905
Total	$136,544	$134,717
______________
(1)Primarily reflects Corporate and Other products and Retirement products including Association and Retirement Other.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
The following table presents the balances of and changes in Separate Account liabilities:

	Year Ended December 31, 2025
	Retirement					Corporate and Other
	GMxB Core	EQUI-VEST Individual	Investment Edge	EQUI-VEST Group	Momentum	VUL	GMxB Legacy
	(in millions)
Balance, beginning of period	$30,411	$4,782	$4,885	$30,546	$4,813	$18,176	$33,199
Premiums and deposits	1,829	102	1,818	2,506	636	1,388	209
Policy charges	(500)	(4)	—	(19)	(25)	(585)	(506)
Surrenders and withdrawals	(3,805)	(529)	(504)	(2,840)	(946)	(727)	(3,150)
Benefit payments	(295)	(75)	(48)	(77)	(11)	(109)	(685)
Investment performance (1)	2,891	578	588	4,008	725	2,520	2,962
Net transfers from (to) General Account	189	(18)	(1,427)	(410)	(18)	(280)	(8)
Other charges (2)	—	—	—	—	—	—	(3,812)
Balance, end of period	$30,720	$4,836	$5,312	$33,714	$5,174	$20,383	$28,209

Cash surrender value	$29,876	$4,806	$5,229	$33,404	$5,169	$19,834	$28,001
_____________
(1)Investment performance is reflected net of M&E fees.
(2)Other charges include the Separate Account value novated to Venerable, as described in Note 1 of the Notes to these Consolidated Financial Statements.

	Year Ended December 31, 2024
	Retirement					Corporate and Other
	GMxB Core	EQUI-VEST Individual	Investment Edge	EQUI-VEST Group	Momentum	VUL	GMxB Legacy
	(in millions)
Balance, beginning of period	$29,829	$4,582	$4,275	$26,959	$4,421	$15,821	$33,794
Premiums and deposits	2,032	95	1,795	2,360	729	1,290	220
Policy charges	(498)	(2)	(1)	(19)	(23)	(577)	(630)
Surrenders and withdrawals	(3,739)	(574)	(522)	(2,447)	(958)	(631)	(3,555)
Benefit payments	(259)	(55)	(35)	(67)	(14)	(101)	(748)
Investment performance (1)	2,806	751	512	4,094	647	2,575	4,122
Net transfers from (to) General Account	240	(15)	(1,139)	(334)	11	(201)	(4)
Other charges	—	—	—	—	—	—	—
Balance, end of period	$30,411	$4,782	$4,885	$30,546	$4,813	$18,176	$33,199

Cash surrender value	$29,569	$4,750	$4,795	$30,194	$4,806	$17,801	$32,931
______________
(1)Investment performance is reflected net of M&E fees.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Year Ended December 31, 2023
	Retirement					Corporate and Other
	GMxB Core	EQUI-VEST Individual	Investment Edge	EQUI-VEST Group	Momentum	VUL	GMxB Legacy
	(in millions)
Balance, beginning of period	$27,772	$4,161	$3,798	$22,393	$3,885	$13,187	$32,616
Premiums and deposits	1,590	93	844	2,174	644	1,195	219
Policy charges	(484)	(2)	—	(18)	(21)	(562)	(655)
Surrenders and withdrawals	(2,603)	(428)	(412)	(1,750)	(820)	(558)	(2,826)
Benefit payments	(226)	(57)	(39)	(55)	(13)	(71)	(728)
Investment performance (1)	3,558	817	543	4,463	725	2,654	5,164
Net transfers from (to) General Account	222	(6)	(459)	(273)	21	(24)	4
Other charges	—	4	—	25	—	—	—
Balance, end of period	$29,829	$4,582	$4,275	$26,959	$4,421	$15,821	$33,794

Cash surrender value	$28,991	$4,549	$4,188	$26,683	$4,414	$15,478	$33,512
______________
(1)Investment performance is reflected net of M&E fees.

The following table presents the aggregate fair value of Separate Account assets by major asset category:

	December 31, 2025
	Retirement	Corporate & Other			Total
		Legacy	Life	Other
	(in millions)
Asset Type
Debt securities	$16	$—	$43	$12	$71
Common Stock	573	—	73	1,863	2,509
Mutual Funds	82,973	28,276	20,870	632	132,751
Bonds and Notes	8	—	91	1,114	1,213
Total	$83,570	$28,276	$21,077	$3,621	$136,544

	December 31, 2024
	Retirement	Corporate & Other			Total
		Legacy	Life	Other
	(in millions)
Asset Type
Debt securities	$15	$—	$51	$13	$79
Common Stock	508	—	68	1,631	2,207
Mutual Funds	78,808	33,214	18,611	659	131,292
Bonds and Notes	5	—	98	1,036	1,139
Total	$79,336	$33,214	$18,828	$3,339	$134,717

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
12)    LEASES
The Company’s operating leases primarily consist of real estate leases for office space. The Company also has operating leases for various types of office furniture and equipment. For certain equipment leases, the Company applies a portfolio approach to effectively account for the RoU operating lease assets and liabilities. For lease agreements for which the lease term or classification was reassessed after the occurrence of a change in the lease terms or a modification of the lease that did not result in a separate contract, the Company elected to combine the lease and related non-lease components for its operating leases; however, the non-lease components associated with the Company’s operating leases are primarily variable in nature and as such are not included in the determination of the RoU operating lease asset and lease liability, but are recognized in the period in which the obligation for those payments is incurred.
The Company’s operating leases may include options to extend or terminate the lease, which are not included in the determination of the RoU operating asset or lease liability unless they are reasonably certain to be exercised. The Company’s operating leases have remaining lease terms of 1 year to 20 years, some of which include options to extend the leases. The Company typically does not include its renewal options in its lease terms for calculating its RoU operating lease asset and lease liability as the renewal options allow the Company to maintain operational flexibility and the Company is not reasonably certain it will exercise these renewal options until close to the initial end date of the lease. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.
As the Company’s operating leases do not provide an implicit rate, the Company’s incremental borrowing rate, based on the information available at the lease commencement date, is used in determining the present value of lease payments.
AB’s sublease income represents all revenues received from sub-tenants. It is primarily fixed base rental payments combined with variable reimbursements such as operating expenses, real estate taxes and employee parking. The vast majority of subtenant income is derived from our New York metro sub-tenant agreements. Sub-tenant income related to base rent is recorded on a straight-line basis.
Balance Sheet Classification of Operating Lease Assets and Liabilities

		December 31,
	Balance Sheet Line Item	2025	2024
		(in millions)
Assets:
Operating lease assets	Other assets	$631	$618
Liabilities:
Operating lease liabilities	Other liabilities	$712	$696

The table below summarizes the components of lease costs:
Lease Costs

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Operating lease cost	$107	$153	$161
Variable operating lease cost	18	44	51
Sublease income	(3)	(33)	(53)
Net lease cost	$122	$164	$159

Maturities of lease liabilities are as follows:

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Maturities of Lease Liabilities

December 31, 2025
(in millions)
Operating Leases:
2026	$107
2027	106
2028	93
2029	79
2030	73
Thereafter	488
Total lease payments	946
Less: Interest	(234)
Present value of lease liabilities	$712

AB signed a lease that commenced during the first quarter of 2024, relating to approximately 166,000 square feet of space in New York City. Additionally, AB signed a lease for 100,000 square feet of space in Pune, India under a lease expiring in 2033. AB also leased approximately 51,000 square feet of space in San Antonio, Texas under a lease expiring in 2029. In Nashville, Tennessee approximately 219,000 square feet of space is expected to expire in 2036.
Equitable Financial signed a 15-year lease which commenced in 2023, relating to approximately 89,000 square feet of space in New York City. Additionally, during December 2021, Equitable Financial amended its Syracuse office lease. The amendment included extending for an additional 5-year period, commencing January 2024, approximately 143,000 square feet of space in Syracuse, NY. As of December 2024, the Company has reduced approximately 144,000 square feet in Charlotte, NC. A written notice was provided to the landlord back in December 2023, accompanied by an early termination penalty of $4 million.
The below table presents the Company’s weighted-average remaining operating lease term and weighted-average discount rate.
Weighted Averages - Remaining Operating Lease Term and Discount Rate

	December 31,
	2025	2024
Weighted-average remaining operating lease term	12 years	12 years
Weighted-average discount rate for operating leases	4.44%	4.42%

Supplemental cash flow information related to leases was as follows:
Lease Liabilities Information

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$103	$126	$190
Non-cash transactions:
Leased assets obtained in exchange for new operating lease liabilities	$73	$230	$124

13)    REINSURANCE
The Company assumes and cedes reinsurance with other insurance companies. The Company evaluates the financial condition of its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. Ceded reinsurance does not relieve the originating insurer of liability.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
The following table summarizes the effect of reinsurance. The impact of the transactions described above results in a decrease to reinsurance assumed and an increase in reinsurance ceded.

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Direct charges and fee income	$3,230	$3,230	$3,093
Reinsurance assumed	—	—	3
Reinsurance ceded	(1,062)	(735)	(716)
Policy charges and fee income	$2,168	$2,495	$2,380

Direct premiums	$1,158	$1,245	$1,175
Reinsurance assumed	165	174	165
Reinsurance ceded	(277)	(247)	(245)
Premiums	$1,046	$1,172	$1,095

Direct policyholders’ benefits	$3,592	$3,285	$3,315
Reinsurance assumed	153	147	157
Reinsurance ceded	(1,350)	(736)	(718)
Policyholders’ benefits	$2,395	$2,696	$2,754

Direct interest credited to policyholders’ account balances	$3,216	$2,577	$2,132
Reinsurance ceded	(200)	(84)	(91)
Interest credited to policyholders’ account balances	$3,016	$2,493	$2,041
Ceded Reinsurance
The Company reinsures most of its new variable life, UL and term life policies on an excess of retention basis. The Company generally retains on a per life basis up to $25 million for single lives and $30 million for joint lives with the excess 100% reinsured. The Company also reinsures risk on certain substandard underwriting risks and in certain other cases.
On July 31, 2025, Equitable Financial, as well as Equitable America and Equitable Financial L&A, completed the master transaction agreement with RGA entered into on February 23, 2025 pursuant to which and subject to the terms and conditions set forth in such agreement, RGA entered into reinsurance agreements, as reinsurer, with each such subsidiary, as ceding company, to effect the RGA Reinsurance Transaction. At the closing of the transaction, (i) each of Equitable Financial and Equitable America entered into a separate coinsurance and modified coinsurance agreement with RGA and (ii) Equitable Financial L&A entered into a coinsurance agreement with RGA, each with an effective date of April 1, 2025, pursuant to which each ceding company ceded to RGA a 75% quota share of such ceding company’s in-force individual life insurance block and Closed Block. See Note 1 of the Notes to these Consolidated Financial Statements for additional details of the RGA Reinsurance Transaction.
Assets supporting the NI modco arrangement with RGA consist of $223 million of fixed maturity securities, $29 million of options, and $12 million of cash and cash equivalents as of December 31, 2025.

In addition to the above, the Company cedes a portion of its group health, extended term insurance, and paid-up life insurance and substantially all of its individual disability income business through various coinsurance agreements.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Assumed Reinsurance
In addition to the sale of insurance products, the Company currently assumes risk from professional reinsurers. The Company also had a run-off portfolio of assumed reinsurance liabilities at CSLRC which was sold to Venerable in June 2021. The Company assumes accident, life, health, annuity (including products covering GMDB and GMIB benefits), aviation, special risk and space risks by participating in or reinsuring various reinsurance pools and arrangements.
The following table summarizes the ceded GMIB reinsurance contracts, third-party recoverables, amount due to reinsurance and assumed reserves:

	December 31,
	2025	2024
	(in millions)
Ceded Reinsurance:
Estimated net fair values of purchased market risk benefits (1)	$5,260	$7,376
Third-party reinsurance recoverables related to insurance contracts	20,127	7,899
Top reinsurers:
RGA Reinsurance Company	13,671	1,205
First Allmerica-GAF	2,984	3,245
Zurich Life Insurance Company, Ltd.	1,139	2,444
Ceded group health reserves	58	53
Amount due to reinsurers	1,542	1,421
Top reinsurers:
RGA Reinsurance Company	1,234	2,187
First Allmerica-GAF	75	77
Protective Life Insurance Company	91	106
Assumed Reinsurance:
Reinsurance assumed reserves	$611	$647
_____________
(1)The estimated fair values of purchased MRB risks decreased $(2.1) billion and $(2.1) billion for the year ended December 31, 2025 and 2024, respectively.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
14)    SHORT-TERM AND LONG-TERM DEBT
The following table sets forth the Company’s total consolidated borrowings. Short-term and long-term debt consists of the following:

	December 31,
	2025	2024
	(in millions)
Short-term debt:
CLO short-term debt (4.91%) (1)	$25	$—
Total short-term debt	25	—
Long-term debt:
Senior Debentures, (7.00%, due 2028)	250	250
Senior Notes (4.35%, due 2028)	995	1,494
Senior Note (4.57% due 2029)	307	303
Senior Notes (5.59%, due 2033)	498	497
Senior Notes (5.00%, due 2048)	1,290	1,289
Junior Sub Debt Securities due 2055	495	—
Total long-term debt	$3,835	$3,833
Total borrowings	$3,860	$3,833
_____________
(1) CLO Warehousing Debt related to VIE consolidation of CLO investment.
As of December 31, 2025, the Company is in compliance with all debt covenants.
Pre-Capitalized Trust Securities
In June 2024, the Company exercised its issuance right under the 2029 Trust Facility Agreement (as subsequently defined) to issue $600 million principal amount of the Company’s 2029 Notes (as subsequently defined) in exchange for the portfolio of principal and interest strips of U.S. Treasury securities held by the 2029 Trust (as subsequently defined). See Note 19 of the Notes to these Consolidated Financial Statements for additional details on the Pre-Capitalized Trust Securities.
AB Commercial Paper
As of December 31, 2025 and December 31, 2024, AB had no commercial paper outstanding. The commercial paper is short term in nature, and as such, recorded value is estimated to approximate fair value (and considered a Level 2 security in the fair value hierarchy). Average daily borrowings for the commercial paper outstanding in 2025 and 2024 were $200 million and $268 million, respectively, with weighted average interest rates of 4.4% and 5.4%.
Junior Subordinated Debt Securities
On March 26, 2025, Holdings issued $500 million aggregate principal amount of 6.7% Fixed-to-Fixed Reset Rate Junior Subordinated Debt Securities due 2055 (the “Junior Subordinated Debt Securities”). These amounts were recorded net of the underwriting discount and issuance costs of $6 million. Interest will be paid (i) from, and including, March 26, 2025 to, but excluding, March 28, 2035 at the rate of 6.7% per annum and (ii) from, and including, March 28, 2035, during each interest period, at a rate per annum equal to the five-year Treasury rate as of the most recent reset interest determination date, in each case to be reset on each interest reset date, plus 2.39%, payable semi-annually in arrears on March 28 and September 28 of each year, beginning on September 28, 2025, and on the maturity date.
Holdings Senior Notes and Senior Debentures
On April 20, 2018, Holdings issued $800 million aggregate principal amount of 3.9% Senior Notes due 2023, $1.5 billion aggregate principal amount of 4.35% Senior Notes due 2028 and $1.5 billion aggregate principal amount of 5.0% Senior Notes due 2048 (together the “Notes”). These amounts are recorded net of original issue discount and issuance costs. During 2021 Holdings made a principal prepayment of $280 million on the 3.9% Senior Notes due. The remaining 3.9% Senior Notes were paid off during 2023.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
As of both December 31, 2025 and 2024, Holdings had $250 million aggregate principal amount outstanding of 7.0% Senior Debentures due 2028 (the “Senior Debentures”). On October 1, 2018, AXA Financial merged with and into its direct parent, Holdings, with Holdings continuing as the surviving entity ( the “AXA Financial Merger”). As a result of the AXA Financial merger, Holdings assumed AXA Financial’s obligations under the Senior Debentures.
On January 11, 2023, Holdings issued $500 million aggregate principal amount of senior notes (the “Senior Notes”). These amounts were recorded net of the underwriting discount and issuance costs of $5 million. The Company will pay semi-annual interest on the Senior Notes on January 11 and July 11 of each year, commencing on July 11, 2023, and the Senior Notes will mature on January 11, 2033. The Senior Notes bear interest at 5.59% per annum. On any date prior to October 11, 2032, the Company may redeem some or all of the Senior Notes, subject to a make-whole provision. At any time on or after October 11, 2032, the Company may, at its option, redeem the Notes in whole or in part, at a price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
In June 2024, Holdings made principal pre-payments of $275 million on the 2029 Notes, $99 million on the 7.0% 2028 Senior Debentures, and $195 million on the 5.0% 2048 Senior Notes, and recorded a loss on extinguishment of $11 million.
In September 2025, Holdings repurchased $500 million principal of the 2028 Notes, and recorded a loss on extinguishment of $5 million.
The Notes, Senior Notes and Senior Debentures contain customary affirmative and negative covenants, including a limitation on certain liens and a limit on the Company’s ability to consolidate, merge or sell or otherwise dispose of all or substantially all of its assets. The Notes, Senior Notes and Senior Debentures also include customary events of default (with customary grace periods, as applicable), including provisions under which, upon the occurrence of an event of default, all outstanding Notes, Senior Notes and Senior Debentures may be accelerated. As of December 31, 2025, the Company was not in breach of any of the covenants.
Contingent Funding Arrangements
For information regarding activity pertaining to our contingent funding arrangements, see Note 19 of the Notes to these Consolidated Financial Statements.
Credit Facilities
Holdings Revolving Credit Facility
In February 2018, Holdings entered into a $2.5 billion five-year senior unsecured revolving credit facility with a syndicate of banks. In June 2021, Holdings entered into an amended and restated revolving credit agreement (the “Amended and Restated Revolving Credit Agreement”), which lowered the facility amount to $1.5 billion and extended the maturity date to June 24, 2026, among other changes. The revolving credit facility has a sub-limit of $1.5 billion for the issuance of letters of credit to support the life insurance business reinsured by EQ AZ Life Re. As of December 31, 2024, the Company had $0 million of undrawn letters of credit issued out of the $1.5 billion sub-limit for Equitable Financial as beneficiary. As of December 31, 2023, the Company had $95 million of undrawn letters of credit issued out of the $1.5 billion sub-limit for Equitable Financial as beneficiary. On December 15, 2023, the Company added a $75 million commitment from TD Bank to the revolving credit facility, raising the facility amount to $1.6 billion. On July 24, 2024, the Company terminated a $75 million commitment from Credit Suisse to the revolving credit facility, reducing the facility amount to $1.5 billion.
On July 29, 2025, Holdings entered into a new revolving credit agreement with respect to a $1.0 billion five-year senior unsecured revolving credit facility (the “Credit Facility”), and terminated the Amended and Restated Revolving Credit Agreement, dated as of June 24, 2021, as amended. The Credit Facility has a sub-limit of 1.0 billion for the issuance of letters of credit to support the life insurance business reinsured by EQ AZ Life Re. As of December 31, 2025, the Company had $0 million of undrawn letters of credit issued out of the $1.0 billion sub-limit for Equitable Financial as beneficiary.
Bilateral Letter of Credit Facilities
The Credit Facility may provide significant support to our liquidity position when alternative sources of credit are limited. In addition to the Credit Facility, we have letter of credit facilities with an aggregate principal amount of $525 million (the “LOC Facilities”), primarily to be used to support our life insurance business reinsured to EQ AZ Life Re

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
in April 2018. As of December 31, 2025, $445 million was outstanding under the LOC Facilities. In August 2025, Holdings entered into amendments with two of the issuers of its bilateral letter of credit facilities to effect changes in terms similar to the provisions of the Credit Facility and in one instance add two years of extension options. In August 2025, the Company also terminated six of its bilateral letter of credit facilities with different counterparties.
AB Credit Facility
AB has a $800 million committed, unsecured senior revolving credit facility (the “AB Credit Facility”) with a group of commercial banks and other lenders. The AB Credit Facility was amended and restated as of August 5, 2025, extending the maturity date to August 5, 2030 and removing Sanford C. Bernstein & Co., LLC (“SCB LLC”) as a co-borrower. There were no other significant changes included in the amendment. The AB Credit Facility provides for possible increases in the principal amount by up to an aggregate incremental amount of $200 million. Any such increase is subject to the consent of the affected lenders. The AB Credit Facility is available for AB business purposes, including the support of AB’s commercial paper program. AB can draw directly under the AB Credit Facility and AB management may draw on the AB Credit Facility from time to time.
The AB Credit Facility contains affirmative, negative and financial covenants, which are customary for facilities of this type, including restrictions on dispositions of assets, restrictions on liens, a minimum interest coverage ratio and a maximum leverage ratio. As of December 31, 2025, AB was in compliance with these covenants. The AB Credit Facility also includes customary events of default (with customary grace periods, as applicable), including provisions under which, upon the occurrence of an event of default, all outstanding loans may be accelerated and/or lender’s commitments may be terminated. Also, under such provisions, upon the occurrence of certain insolvency- or bankruptcy-related events of default, all amounts payable under the AB Credit Facility would automatically become immediately due and payable, and the lender’s commitments would automatically terminate.
Amounts under the AB Credit Facility may be borrowed, repaid and re-borrowed by us from time to time until the maturity of the facility. Voluntary prepayments and commitment reductions requested by AB are permitted at any time without a fee (other than customary breakage costs relating to the prepayment of any drawn loans) upon proper notice and subject to a minimum dollar requirement. Borrowings under the AB Credit Facility bear interest at a rate per annum, which will be, at AB’s option, a rate equal to an applicable margin, which is subject to adjustment based on the credit ratings of AB, plus one of the following indices: SOFR; a floating base rate; or the Federal Funds rate.
As of December 31, 2025 and 2024, AB had no amounts outstanding under the AB Credit Facility. During the years ended December 31, 2025 and 2024, AB did not draw upon the AB Credit Facility.
In addition, SCB LLC currently has three uncommitted lines of credit with three financial institutions. Two of these lines of credit permit borrowing up to an aggregate of approximately $150 million, with AB named as an additional borrower, while the other line has no stated limit. AB has agreed to guarantee the obligations on SCB LLC under these lines of credit. As of December 31, 2025 and 2024, SCB LLC had no outstanding balance on these lines of credit. Average daily borrowings during the years ended December 31, 2025 and 2024 were $1 million and $1 million with weighted average interest rates of approximately 7.3% and 8.5%, respectively.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
15)    RELATED PARTY TRANSACTIONS
Parties are considered to be related if one party has the ability to control or exercise significant influence over the other party in making financial or operating decisions.
Investment Management and Related Services Provided by AB to Related Mutual Funds
AB provides investment management and related services to mutual funds sponsored by AB. Revenues earned by AB from providing these services were as follows:

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Investment management and services fees	$1,673	$1,597	$1,378
Distribution revenues	797	711	576
Other revenues - shareholder servicing fees	74	81	76
Other revenues - other	8	7	9
Total	$2,552	$2,396	$2,039
Investment Management and Administrative Services Provided by EIM and EIMG to Related Trusts
EIMG and EIM provide investment management and administrative services to EQAT, 1290 Funds and the Other Trusts, all of which are considered related parties. Investment management and service fees earned are calculated as a percentage of assets under management and are recorded as revenue as the related services are performed.
The table below summarizes the expenses reimbursed to/from the Company and the fees received/paid by the Company in connection with certain services described above:

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Revenue received or accrued for:
Investment management and administrative services provided to EQAT and 1290 Funds	$755	$755	$692
Total	$755	$755	$692

16)    EMPLOYEE BENEFIT PLANS
Pension Plans
Holdings and Equitable Financial Retirement Plans
Equitable Financial sponsors the Equitable 401(k) Plan, a qualified defined contribution plan for eligible employees and financial professionals. The plan provides for a company contribution, a company matching contribution, and a discretionary profit-sharing contribution. Expenses associated with this 401(k) Plan were $30 million, $60 million and $58 million for the years ended December 31, 2025, 2024 and 2023, respectively.
Holdings sponsors the MONY Life Retirement Income Security Plan for Employees (the “MONY Plan”) and Equitable Financial sponsors the Equitable Retirement Plan (the “Equitable Financial QP”), both of which were frozen on December 31, 2013, qualified defined benefit plans covering eligible employees and financial professionals. These pension plans are non-contributory, and their benefits are generally based on a cash balance formula and/or, for certain participants, years of service and average earnings over a specified period. Holdings has assumed primary liability for both plans. Equitable Financial remains secondarily liable for its obligations under the Equitable Financial QP and would recognize such liability in the event Holdings does not perform. Holdings and Equitable Financial also sponsor certain nonqualified deferred compensation plans, including the Equitable Excess Retirement Plan, that provide retirement benefits in excess of the amount permitted under the tax law for the qualified plans.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Effective January 1, 2025, Equitable changed how it provides certain retirement-related benefits to its eligible employees and financial professionals. Equitable discontinued the non-elective company contribution to its 401(k) plan but continues to provide a 401(k) matching contribution. Instead of the non-elective 401(k) contribution, eligible employees and financial professionals receive cash balance allocations in the Equitable Financial QP. The Equitable Financial QP is a qualified defined benefit plan that was frozen on December 31, 2013, but was reopened on January 1, 2025 to provide these cash balance allocations. Under the new cash balance feature, each eligible employee will receive monthly pay credits equal to four percent of their eligible monthly pay. Each eligible financial professional will receive pay credits equal to two and a half percent of eligible monthly pay up to the Social Security Wage Base, and then five percent for eligible monthly pay above the Social Security Wage Base up to the qualified plan pay maximum. Balances in these cash balance accounts in the Equitable Financial QP will be credited with interest at six percent from 2025 through 2027. Starting in 2028, the applicable interest crediting rate for these accounts will be based on the 10-year U.S. Treasury Yield (subject to a 6% cap).
Effective December 31, 2025, the MONY Plan was merged into the Equitable Financial QP. The assets and liabilities of the MONY Plan were combined with the Equitable Financial QP, and the Equitable Financial QP will honor all benefits earned under the MONY Plan and will maintain provisions that are substantially similar to the MONY Plan. Benefits earned under the MONY Plan were frozen to future accruals effective December 31, 2013, and will continue to be governed by terms and provisions from the MONY Plan applicable to the accrual and calculation of those benefits. Any benefit accruals attributable to service with Equitable will be governed by the terms of the Equitable Financial QP.
As of December 31, 2025 and December 31, 2024, the Equitable Financial QP was estimated to be funded at 122 percent and 122 percent of target, respectively, with an estimated prefunding balance of $429 million and $374 million on an ERISA funding basis. The funding percentage and prefunding balance as of December 31,2025 reflects the MONY Plan merger into Equitable Financial QP.There was no impact to current retiree benefits, existing funded status, or funding requirements as a result of the reopening of the Equitable Financial QP.
Holdings and Equitable Financial use a December 31 measurement date for their pension plans.
AB Retirement Plans
AB maintains the Profit Sharing Plan for Employees of AB, a tax-qualified retirement plan for U.S. employees. Employer contributions under this plan are discretionary and generally are limited to the amount deductible for federal income tax purposes.
AB maintained a qualified, non-contributory, defined benefit retirement plan covering current and former employees who were employed by AB in the United States prior to October 2, 2000 (the “Retirement Plan”). During 2024, the Compensation Committee of the AB Board of Directors approved the termination of the Retirement Plan, effective May 22, 2024. AB began the process of settling benefits with vested participants and all lump sum disbursements elected by plan participants were distributed in December 2024 in the amount of $35 million. During the year ended December 31, 2024, AB recognized a non-cash settlement charge of $13 million related to Retirement Plan losses and reclassification from accumulated other comprehensive loss to general and administrative expenses in the consolidated statements of income. The remaining Retirement Plan participants who did not elect a lump sum disbursement elected to roll over their benefit to a group annuity contract from a qualified insurance company to administer all future payments.
During the year ended December 31, 2025, AB settled all future obligations under the Retirement Plan and transferred the remaining benefit obligations to a qualified third party insurance provider under a group annuity contract. The final annuity premium transferred was $59 million. Following the transfer related to the annuity purchase, the plan’s funded status was in a deficit and AB funded an additional $2 million to cover all remaining obligations. As a result of the settlement, AB recognized an initial non-cash settlement of approximately $21 million related to Retirement Plan losses and the reclassification from accumulated other comprehensive loss to general and administrative expenses in the consolidated statements of income. The final settlement charge, net of true-up of $3 million, was $18 million for the year ended December 31, 2025. The plan was formally terminated and the trust was closed effective September 30, 2025.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Net Periodic Pension Expense (Benefit)
Components of net periodic pension expense for the Company’s qualified and non-qualified plans were as follows:

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Service cost	$29	$6	$6
Interest cost	87	103	107
Expected return on assets	(121)	(147)	(154)
Actuarial (gain) loss	—	1	1
Net amortization	53	60	40
Impact of settlement	18	13	3
Net periodic pension expense (benefit)	$66	$36	$3
Changes in Projected Benefit Obligation (PBO)
Changes in the PBO of the Company’s qualified and non-qualified plans were comprised of:

	Year Ended December 31,
	2025	2024
	(in millions)
Projected benefit obligation, beginning of period	$2,035	$2,218
Service cost	25	—
Interest cost	96	103
Actuarial (gains)/losses (1)	47	(52)
Benefits paid	(192)	(195)
Settlements	(3)	(39)
Annuity insurer rollovers	(59)	—
Projected benefit obligation, end of period	$1,949	$2,035
______________
(1)Actuarial gains and losses are a product of changes in the discount rate as shown below.
The following table discloses the change in plan assets and the funded status of the Company’s qualified pension plans and non-qualified pension plans:

	Year Ended December 31,
	2025	2024
	(in millions)
Pension plan assets at fair value, beginning of period	$1,984	$2,106
Actual return on plan assets	164	82
Contributions	34	35
Benefits paid and fees	(181)	(200)
Settlements	(3)	(39)
Annuity insurer rollovers	(59)	—
Pension plan assets at fair value, end of period	$1,939	$1,984
PBO	1,949	2,035
Excess of PBO Over Pension Plan Assets	$10	$51

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Accrued pension costs of $10 million and $51 million as of December 31, 2025 and 2024, respectively, were recognized in the accompanying consolidated balance sheets to reflect the unfunded status of these plans.

	December 31,
	2025	2024
	(in millions)
Projected benefit obligation	$1,949	$2,035
Accumulated benefit obligation	$1,949	$2,035
Fair value of plan assets	$1,939	$1,984
Unrecognized Net Actuarial (Gain) Loss
The following table discloses the amounts included in AOCI that have not yet been recognized as components of net periodic pension cost.

	December 31,
	2025	2024
	(in millions)
Unrecognized net actuarial (gain) loss	$689	$717
Unrecognized prior service cost (credit)	—	(1)
Total	$689	$716
Pension Plan Assets
The fair values of qualified pension plan assets are measured and ascribed to levels within the fair value hierarchy in a manner consistent with the fair values of the Company’s invested assets that are measured at fair value on a recurring basis. See Note 8 of the Notes to these Consolidated Financial Statements for a description of the fair value hierarchy.
The following table discloses the allocation of the fair value of total qualified pension plan assets:

	December 31,
	2025	2024
Fixed maturities	48.0%	48.1%
Equity securities	29.7	26.4
Equity real estate	15.0	17.8
Cash and short-term investments	2.4	2.7
Other	4.9	5.0
Total	100.0%	100.0%
Qualified pension plan assets are invested with the primary objective of return, giving consideration to prudent risk. Guidelines regarding the allocation of plan assets are established by the respective Investment Committees for the plans and are designed with a long-term investment horizon. As of December 31, 2025, the qualified pension plans continued their investment allocation strategy to target a 50% - 50% mix of long and intermediate duration bonds and “return-seeking” assets, including public equities, real estate, hedge funds, and private equity.
The following tables disclose the fair values of qualified pension plan assets and their level of observability within the fair value hierarchy:

	Level 1	Level 2	Total
	(in millions)
December 31, 2025:
Fixed Maturities:
Corporate	$—	$845	$845
U.S. Treasury, government and agency	—	72	72
States and political subdivisions	—	4	4
Foreign governments	—	10	10

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Level 1	Level 2	Total
	(in millions)
Common equity, REITs and preferred equity	449	122	571
Mutual funds	2	—	2
Cash and cash equivalents	11	—	11
Short-term investments	—	35	35
Total Assets at Fair Value	462	1,088	1,550
Investments measured at NAV	—	—	386
Total Investments at Fair Value (1)	$462	$1,088	$1,936

December 31, 2024:
Fixed Maturities:
Corporate	$—	$864	$864
U.S. Treasury, government and agency	—	95	95
States and political subdivisions	—	6	6
Foreign governments	—	14	14
Common equity, REITs and preferred equity	348	91	439
Mutual funds	2	—	2
Collective Trust	—	67	67
Cash and cash equivalents	17	—	17
Short-term investments	—	40	40
Total Assets at Fair Value	367	1,177	1,544
Investments measured at NAV	—	—	440
Total Investments at Fair Value	$367	$1,177	$1,984
______________
(1)The Total Investment at Fair Value for 2025 does not include AB due to the Retirement plan having closed effective September 30, 2025.

As of December 31, 2025, assets classified as Level 1, Level 2 and Level 3 comprise approximately 23.9%, 56.2% and 0.0%, respectively, of qualified pension plan assets. As of December 31, 2024, assets classified as Level 1, Level 2 and Level 3 comprised approximately 18.5%, 59.3% and 0.0%, respectively, of qualified pension plan assets. There are no significant concentrations of credit risk arising within or across categories of qualified pension plan assets.
In addition to the plan assets above, the Company and certain subsidiaries purchased COLI policies on the lives of certain key employees. Under the terms of these polices the Company and these subsidiaries are named as beneficiaries. The purpose of the COLI policies is to provide the Company additional funds with which to satisfy various employee benefit obligations held by the Company, including those associated with its nonqualified defined benefit plans and post-retirement benefit plans. As of December 31, 2025 and 2024, the carrying value of COLI was $1.1 billion and $965 million, respectively.
The following table lists investments for which NAV is calculated; NAV is used as a practical expedient to determine the fair value of these investments:

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Practical Expedient Disclosure as of December 31, 2025 and 2024

Investment	Fair Value	Redemption Frequency (If currently eligible)	Redemption Notice Period	Unfunded Commitments
	(in millions)
December 31, 2025:
Private Equity Fund	$63	N/A (1) (2)	N/A	$11
Private Real Estate Investment Trust	290	Quarterly	One Quarter	—
Hedge Fund	33	Calendar Quarters (3)	Previous Quarter End	$22
Total (4)	$386

December 31, 2024:
Private Equity Fund	$63	N/A (1)(2)	N/A	$12
Private Real Estate Investment Trust	341	Quarterly	One Quarter	—
Hedge Fund	36	Calendar Quarters (3)	Previous Quarter End	$22
Total (4)	$440
_______________
(1)Cannot sell or transfer ownership interest without prior written consent to transfer, and by meeting several criteria (e.g., does not adversely affect other investors).
(2)Cannot sell interest in the vehicle without prior written consent of the managing member.
(3)March, June, September and December.
(4)Includes equity method investments of $96 million and $92 million as of December 31, 2025 and 2024, respectively.
Assumptions
Discount Rate
The benefits obligations and related net periodic costs of the Company’s qualified and non-qualified pension plans are measured using discount rate assumptions that reflect the rates at which the plans’ benefits could be effectively settled. Projected nominal cash outflows to fund expected annual benefits payments under each of the plans are discounted using a published high-quality bond yield curve as a practical expedient for a matching bond approach. Beginning in 2014, the Company uses the FTSE (formerly the Citigroup) Above Median Pension Discount Curve (the “FTSE Curve”) for this purpose. The Company has concluded that an adjustment to the FTSE Curve is not required after comparing the projected benefit streams of the plans to the cash flows and duration of the reference bonds.
Mortality
In 2019, the Society of Actuaries (“SOA”) released the PRI-2012 Mortality tables, and in October 2021, the MP-2021 mortality improvement scale was released. In 2024, the Company reviewed the mortality assumptions used for purposes of measuring and reporting its consolidated defined benefit plan obligations. As of December 31, 2025, the Company concluded to update the mortality basis from the RP-2000 base mortality table projected on a full generational basis with Scale BB mortality improvements to the PRI-2012 mortality tables projected on a full generational basis with MP-2021 mortality improvement scale. This reflects the most recently published tables by the SOA.
The following table discloses assumptions used to measure the Company’s pension benefit obligations and net periodic pension cost:

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	December 31, 2025	December 31, 2024
Discount rates:
Equitable Financial QP	5.18%	5.47%
Equitable Excess Retirement Plan	4.99%	5.40%
MONY Life Retirement Income Security Plan for Employees (1)	N/A	5.57%
AB Qualified Retirement Plan (2)	N/A	5.15%
Discount rate range for all other defined benefit plans	4.46% - 4.86%	5.12% - 5.46%
Periodic cost:
Equitable Financial QP	5.47%	4.92%
Equitable Excess Retirement Plan	5.40%	4.88%
MONY Life Retirement Income Security Plan for Employees (1)	N/A	5.00%
Periodic cost range for all other defined benefit plans	5.12% - 5.57%	4.74% - 4.93%
Cash balance interest crediting rate:
Pre-April 1, 2012 accruals	4.00%	4.00%
Post-April 1, 2012 thru January 1, 2025 accruals	4.75%	5.30%
Post January 1, 2025 accruals (3)	6.00%	N/A

Rates of increase in future compensation:
Equitable Financial QP	5.68%	N/A

Expected long-term rates of return on pension plan assets (periodic cost)	7.00%	7.00%
_______________
(1)Effective December 31, 2025, the MONY Plan was merged into the Equitable Financial QP.
(2)AB's non-qualified plan was formally terminated and the trust was closed effective September 30, 2025.
(3)The Equitable Financial QP was frozen on December 31, 2013; however, was reopened on January 1, 2025.

The expected long-term rate of return assumption on plan assets is based upon the target asset allocation of the plan portfolio and is determined using forward-looking assumptions in the context of historical returns and volatilities for each asset class. Prior to 1987, participants’ benefits under the Equitable Financial QP were funded through the purchase of non-participating annuity contracts from Equitable Financial. Benefit payments under these contracts were approximately $1 million and $2 million for 2025 and 2024, respectively.
The following table provides an estimate of future benefits expected to be paid in each of the next five years, beginning January 1, 2026, and in the aggregate for the five years thereafter. These estimates are based on the same assumptions used to measure the respective benefit obligations as of December 31, 2025 and include benefits attributable to estimated future employee service.

Calendar Year	Pension Benefits
(in millions)
2026	$195,007
2027	$212,530
2028	$183,194
2029	$174,665
2030	$166,111
2031 to 2035	$717,801
Post-Retirement Benefits
The Company eliminated any subsidy for post-retirement medical and dental coverage for individuals retiring on or after May 1, 2012. The Company continues to contribute to the cost of post-retirement medical and dental coverage for certain individuals who retired prior to May 1, 2012 based on years of service and age, subject to rights reserved in the

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
plans to change or eliminate these benefits. The Company funds these post-retirement benefits on a pay-as-you-go basis.
The Company sponsors the Equitable Executive Survivor Benefits Plan (the “ESB Plan”) which provides post-retirement life insurance benefits to eligible executives. Eligible executives may choose up to four levels of coverage with each level providing a benefit equal to the executive’s compensation, subject to an overall $25 million cap. Aside from the ESB Plan, the Company does not currently offer post-retirement life insurance benefits but continues to provide post-retirement life insurance benefits to certain active and retired employees who were eligible for such benefits under discontinued plans. The ESB Plan was closed to new participants on January 1, 2019.
For 2025 and 2024, post-retirement benefits payments were $18 million and $21 million, respectively, net of employee contributions.
The Company uses a December 31 measurement date for its post-retirement plans.
Components of Net Post-Retirement Benefits Costs

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Service cost	$1	$1	$1
Interest cost	17	16	17
Prior period service cost amortization	(3)	—	—
Net amortization	1	(1)	(3)
Net periodic post-retirement benefits costs	$16	$16	$15

Changes in the accumulated benefits obligation of the Company’s post-retirement plans recognized in the accompanying consolidated financial statements are described in the following table:
Accumulated Post-Retirement Benefits Obligation

	December 31,
	2025	2024
	(in millions)
Accumulated post-retirement benefits obligation, beginning of period	$325	$353
Service cost	1	1
Interest cost	17	16
Contributions and benefits paid	(18)	(21)
Actuarial (gains) losses	9	(24)
Accumulated post-retirement benefits obligation, end of period	$334	$325

The post-retirement medical plan obligations of the Company are offset by an anticipated subsidy from Medicare Part D, which is assumed to increase with the healthcare cost trend.
Assumed Healthcare Cost Trend Rates used to Measure the Expected Cost of Benefits

	December 31,
	2025	2024
Following year	5.80%	6.40%
Ultimate rate to which cost increase is assumed to decline	3.90%	3.90%
Year in which the ultimate trend rate is reached	2086	2092

The following table discloses the amounts included in AOCI that have not yet been recognized as components of net periodic post-retirement benefits cost:

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	December 31,
	2025	2024
	(in millions)
Unrecognized net actuarial (gains) losses	$28	$19
Unrecognized prior service (credit)	(16)	(18)
Total	$12	$1

The assumed discount rates for measuring the post-retirement benefit obligations as of December 31, 2025 and 2024 were determined in substantially the same manner as described above for measuring the pension benefit obligations. The following table discloses the range of discrete single equivalent discount rates and related net periodic cost at and for the years ended December 31, 2025 and 2024.

	December 31,
	2025	2024
Discount rates:
Benefit obligation	4.89% - 5.28%	5.35% - 5.54%
Periodic cost	5.35% - 5.54%	4.85% - 4.98%
The following table provides an estimate of future benefits expected to be paid in each of the next five years, beginning January 1, 2026, and in the aggregate for the five years thereafter. These estimates are based on the same assumptions used to measure the respective benefit obligations as of December 31, 2025 and include benefits attributable to estimated future employee service.

Calendar Year	Postretirement Benefits
(in millions)
2026	$29,136
2027	$28,705
2028	$28,172
2029	$27,759
2030	$27,216
2031 to 2035	$127,374
Post-Employment Benefits
The Company provides post-employment medical and life insurance coverage for certain disabled former employees. The accrued liabilities for these post-employment benefits were $1 million and $1 million, respectively, as of December 31, 2025 and 2024. The net post-employment benefits costs were $0 million for the years ended December 31, 2025, 2024 and 2023.

17    SHARE-BASED COMPENSATION PROGRAMS
Compensation costs for share-based payment arrangements as further described herein are as follows:

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Performance Shares	$17	$22	$15
Stock Options	—	—	—
Restricted Stock Units	244	288	278
Other compensation plans	1	3	1
Total compensation expenses	$262	$313	$294
Income Tax Benefit	$69	$68	$58

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

Since 2018, Holdings has granted equity awards under the Equitable Holdings, Inc. 2018 Omnibus Incentive Plan and the Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (together the “Omnibus Plans”) which were adopted by Holdings on April 25, 2018 and February 28, 2019 respectively. Awards under the Omnibus Plans are linked to Holdings’ common stock. As of December 31, 2025, the common stock reserved and available for issuance under the Omnibus Plans was 30 million shares. Holdings may issue new shares or use common stock held in treasury for awards linked to Holdings’ common stock.
Retirement and Protection
Equity awards for R&P employees, financial professionals and directors in 2025, 2024 and 2023 were granted under the Omnibus Plans. All grants discussed in this section will be settled in shares of Holdings’ common stock.
For awards with graded vesting schedules and service-only vesting conditions, including Holdings RSUs and other forms of share-based payment awards, the Company applies a straight-line expense attribution policy for the recognition of compensation cost. Actual forfeitures with respect to the 2025, 2024, and 2023 grants were considered immaterial in the recognition of compensation cost.
Annual Awards
Each year, the Compensation Committee of the Holdings’ Board of Directors approves an equity-based award program with awards under the program granted at its regularly scheduled meeting in February. Annual awards under Holdings’ equity programs for 2025, 2024, and 2023 consisted of a mix of equity vehicles including Holdings RSUs and Holdings performance shares. If Holdings pays any ordinary dividend in cash, all outstanding Holdings RSUs and performance shares will accrue dividend equivalents in the form of additional Holdings RSUs or performance shares to be settled or forfeited consistent with the terms of the related award.
Holdings RSUs
Holdings RSUs granted to R&P employees under an annual program vest ratably in equal annual installments over a three-year period. The fair value of the awards was measured using the closing price of the Holdings share on the grant date, and the resulting compensation expense will be recognized over the shorter of the vesting term or the period up to the date at which the participant becomes retirement eligible, but not less than one year.
Holdings Performance Shares
Holding performance shares granted to R&P employees are subject to performance conditions and a three-year cliff-vesting.
•The 2024 and 2025 performance shares grants consist of two distinct tranches; one based on the Company’s 3-year growth rate on Non-GAAP Operating earnings per share (the “Non-GAAP Operating EPS performance shares”) and the other based on the Holdings’ relative total shareholder return targets (the “TSR Performance Shares”), each comprising approximately one-half of the award. Participants may receive from 0% to 200% of the unearned performance shares granted.
The grant-date fair value of the Non-GAAP Operating EPS performance shares is established once all applicable Non-GAAP Operating EPS performance shares targets are determined and approved. The fair value of the awards was measured using the closing price of the Holdings share on the grant date. The aggregate grant-date fair value of the unearned Non-GAAP Operating EPS performance shares will be recognized as compensation expense over the shorter of the cliff-vesting period or the period up to the date at which the participant becomes retirement eligible, but not less than one year.
•The 2023 performance share grant consists of one tranche based on the Holdings’ relative total shareholder return targets (the “TSR Performance Shares”). Participants may receive from 0% to 200% of the unearned performance shares granted.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
The grant-date fair value of the TSR Performance Shares granted in 2025, 2024, and 2023 were measured using a Monte Carlo approach with the following weighted-average assumptions:

	Year Ended December 31,
	2025	2024	2023
Weighted-average assumptions used:
Risk-free interest rate	4.31%	4.40%	4.31%
Annualized volatility	31.36%	32.72%	49.10%

Under the Monte Carlo approach, stock returns were simulated for Holdings and the selected peer companies to estimate the payout percentages established by the conditions of the award. The aggregate grant-date fair value of the unearned TSR Performance Shares will be recognized as compensation expense over the shorter of the cliff-vesting period or the period up to the date at which the participant becomes retirement eligible, but not less than one year.
Director Awards
Holdings makes annual grants of unrestricted Holdings shares to non-employee directors of Holdings, Equitable Financial and Equitable America. The fair value of these awards was measured using the closing price of Holdings shares on the grant date. These awards immediately vest and all compensation expense is recognized at the grant date.
Asset Management
Employees and directors in our Asset Management business participate in several unfunded long-term incentive compensation plans maintained by AB. Awards under these plans are linked to AB Holding Units.
Under the AB 2017 Long Term Incentive Plan (“2017 Plan”), which was adopted at a special meeting of AB Holding Unit holders held on September 29, 2017, the following forms of awards may be granted to AB employees and Directors: (i) restricted AB Holding Units or phantom restricted AB Holding Units (a “phantom” award is a contractual right to receive AB Holding Units at a later date or upon a specified event); (ii) options to buy AB Holding Units; and (iii) other AB Holding Unit-based awards (including, without limitation, AB Holding Unit appreciation rights and performance awards). The 2017 Plan will expire on September 30, 2027, and no awards under the 2017 Plan will be made after that date. Under the 2017 Plan, the aggregate number of AB Holding Units with respect to which awards may be granted is 60.0 million, including no more than 30.0 million newly-issued AB Holding Units.
AB engages in open-market purchases of AB Holding Units to help fund anticipated obligations under its long-term incentive compensation plans and for other corporate purposes. During 2025, 2024, and 2023 AB purchased 4.1 million, 4.5 million and 4.7 million AB Holding Units for $162 million, $156 million and $144 million, respectively. These amounts reflect open-market purchases of 1.9 million, 1.8 million and 2.0 million AB Holding Units for $72 million, $60 million and $63 million, respectively, with the remainder relating to purchases of AB Holding Units from AB employees to allow them to fulfill statutory tax withholding requirements at the time of distribution of long-term incentive compensation awards, offset by AB Holding Units purchased by AB employees as part of a distribution reinvestment election.
During 2025, 2024, and 2023 AB granted 5.8 million, 5.9 million and 5.6 million restricted AB Holding units to AB employees and directors, respectively.
During 2025, 2024, and 2023 AB Holding had no options issued and exercised.
During 2025, 2024, and 2023 no options to buy AB Holding Units had been granted and 39 million, 36 million and 33 million, respectively, AB Holding Units, net of withholding tax requirements, were subject to other AB Holding Unit awards made under the 2017 Plan or an equity compensation plan with similar terms that was canceled in 2017. AB Holding Unit-based awards (including options) in respect of 21 million, 24 million and 27 million, AB Holding Units were available for grant as of December 31, 2025, 2024 and 2023, respectively.
Summary of Stock Option Activity
A summary of activity in the Holdings and AXA option plans during 2025 as follows:

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Options Outstanding
	EQH Shares		AXA Ordinary Shares
	Number Outstanding (in 000’s)	Weighted Average Exercise Price	Number Outstanding (in 000’s)	Weighted Average Exercise Price
Options outstanding as of beginning of period	1,133	$22.33	133	€21.56
Options granted	—	—	—	—
Options exercised	(538)	22.37	(133)	21.56
Options forfeited, net	—	—	—	—
Options expired	—	—	—	—
Options outstanding as of end of period	595	$22.29	—	€—
Aggregate intrinsic value (1)		$15,084		€—
Weighted average remaining contractual term (in years)	3.78		0.00
Options exercisable at December 31, 2025	595	$22.29	—	€—
_______________
(1)    Aggregate intrinsic value, presented in thousands, is calculated as the excess of the closing market price on December 31, 2025 of the respective underlying shares over the strike prices of the option awards. For awards with strike prices higher than market prices, intrinsic value is shown as zero.
During years ended December 31, 2025, 2024, and 2023, there were no stock options granted.
Summary of Restricted Stock Unit Award Activity
The market price of a Holdings share is used as the basis for the fair value measure of a Holdings RSU. For purposes of determining compensation cost for stock-settled Holdings RSUs, fair value is fixed at the grant date until settlement, absent modification to the terms of the award.
As of December 31, 2025, approximately 2.2 million Holdings RSUs remain unvested. Unrecognized compensation cost related to these awards totaled approximately $34 million and is expected to be recognized over a weighted-average period of 1.5 years.
As of December 31, 2025, approximately 12 million AB Holding Unit awards remain unvested. Unrecognized compensation cost related to these awards totaled approximately $98 million is expected to be recognized over a weighted-average period of 4.6 years.
The following table summarizes Holdings restricted share units activity for 2025.

	Shares of Holdings Restricted Stock Units (in 000’s)	Weighted-Average Grant Date Fair Value
Unvested, beginning of period	2,695	$33.54
Granted	920	53.29
Forfeited	(82)	39.56
Vested	(1,293)	33.68
Unvested as of December 31, 2025	2,240	$41.27
Summary of Performance Award Activity
As of December 31, 2025, approximately 1.3 million Holdings awards remain unvested. Unrecognized compensation cost related to these awards totaled approximately $11 million and is expected to be recognized over a weighted-average period of 1.4 years.
The following table summarizes Holdings performance awards activity for 2025.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Shares of Holdings Performance Awards (in 000’s)	Weighted-Average Grant Date Fair Value
Unvested, beginning of period	1,336	$36.46
Granted	348	64.65
Forfeited	(7)	35.81
Vested	(612)	37.00
Performance Adjustment (1)	202	—
Unvested as of December 31, 2025	1,267	$44.05
_______________
(1)Represents the difference between the target shares granted and the actual shares vested based upon the achievement level of performance measures.

18)    INCOME TAXES
Earnings before income taxes and income tax (expense) benefit in the consolidated statements of income (loss) consist of:

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Income (loss) from continuing operations before income taxes:
United States	$(1,366)	$1,867	$609
Foreign	173	209	105
Total	$(1,193)	$2,076	$714
Income tax expense:
Federal	$(757)	$(33)	$57
State and local	(83)	(46)	(49)
Foreign	(52)	(63)	(37)
Current tax (expense) benefit	(892)	(142)	(29)
Deferred tax (expense) benefit	1,048	(138)	939
Income tax (expense) benefit	$156	$(280)	$910
The table below provides the updated requirements of ASU 2023-09 for 2025. See Note 2 - Significant Accounting Policies — Adoption of New Accounting Pronouncements for additional details on the adoption of ASU 2023-09.
The Federal income taxes attributable to consolidated operations are different from the amounts determined by multiplying the earnings before income taxes and noncontrolling interest by the expected Federal income tax rate of 21%. The sources of the difference and their tax effects were as follows:

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Year Ended December 31,
	2025		2024		2023
	(dollars in millions)
Expected income tax (expense) benefit	$250	(21)%	$(435)	(21)%	$(151)	(21)%
State and local income tax, net of federal income tax effect (1)	(70)	6%	(40)	(2)%	(42)	(6)%
Foreign tax effects:
Statutory tax rate differential	(10)	1%	(7)	0%	(12)	(2)%
Valuation Allowance	—	0%	—	0%	14	2%
Tax credits	43	(4)%	29	1%	16	2%
Changes in valuation allowances	(176)	15%	—	0%	1,000	140%
Nontaxable or nondeductible items:
Nontaxable investment income	92	(7)%	121	6%	64	9%
Changes in unrecognized tax benefits	(13)	1%	(6)	0%	(4)	(1)%
Other adjustments:
Compensation	2	0%	(3)	0%	(10)	(1)%
Tax audit interest	(15)	1%	(28)	(1)%	(23)	(3)%
Noncontrolling interest	54	(5)%	88	4%	62	9%
Other	(1)	0%	1	0%	(4)	(1)%
Income tax (expense) benefit and effective tax rate	$156	(13)%	$(280)	(13)%	$910	127%
______________
(1)The states that contributed to the majority (greater than 50%) of the tax effect in this category include California, Illinois, New York and New Jersey for 2025.
The components of the net deferred income taxes are as follows:

	December 31,
	2025		2024
	Assets	Liabilities	Assets	Liabilities
	(in millions)
Compensation and related benefits	$254	$—	$217	$—
Net operating loss and credits	—	—	272	—
Reserves and reinsurance	3,545	—	1,984	—
DAC	—	1,122	—	1,141
Unrealized investment gains/losses	1,042	—	1,683	—
Investments	—	614	—	380
Other	—	67	—	197
Capital losses	272	—	—	—
Valuation allowance	(201)	—	(217)	—
Total	$4,912	$1,803	$3,939	$1,718
In 2022, the Company established a valuation allowance against its deferred tax asset related to unrealized capital losses in the available-for-sale securities portfolio. In 2023, management took actions to increase its available liquidity so that the Company has the ability and intent to hold the majority of securities in its available-for-sale portfolio to recovery. For liquidity and other purposes, the Company maintains a smaller pool of securities that it does not intend to hold to recovery. The Company maintains a valuation allowance against the deferred tax asset on available-for-sale securities that will not be held to recovery. Adjustments to the valuation allowance due to changes in the portfolio’s unrealized capital loss are recorded in OCI. Adjustments to the valuation allowance due to new facts or evidence are recorded in net income.
In the third quarter of 2025, The Company realized losses from the liquidity pool primarily due to the RGA reinsurance transaction, resulting in a deferred tax asset for realized capital losses. The valuation allowance against unrealized losses in OCI was reduced and a valuation allowance against the realized losses was established through net income.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
For the year ended December 31, 2025, the Company recorded a decrease to the valuation allowance of $192 million in OCI and recorded an increase to the valuation allowance of $176 million in net income. For the year ended December 31, 2024, the Company recorded a decrease to the valuation allowance of $17 million in OCI and recorded no change to the valuation allowance in net income. As of the years ended December 31, 2025 and 2024, a valuation allowance of $201 million and $217 million, respectively, remains against the portion of the deferred tax asset that is still not more-likely-than-not to be realized.
The Company uses the aggregate portfolio approach related to the stranded or disproportionate income tax effects in accumulated other comprehensive income related to available-for-sale securities. Under this approach, the disproportionate tax effect remains intact as long as the investment portfolio remains.
The Company has Federal net operating loss carryforwards of $0 million and $510 million, for the years ending December 31, 2025 and 2024, respectively, which do not expire.
The Company provides income taxes on the unremitted earnings of non-U.S. corporate subsidiaries except to the extent that such earnings are indefinitely reinvested outside the United States. As of December 31, 2025, the Company did not record income taxes on undistributed earnings on some foreign subsidiaries because those earnings were indefinitely reinvested in the operations of those subsidiaries. If such earnings were to be distributed, the Company would be subject to additional foreign withholding taxes and other tax consequences. At existing applicable income tax rates, additional taxes of approximately $9 million would need to be provided if such earnings are remitted.
A reconciliation of unrecognized tax benefits (excluding interest and penalties) follows:

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Balance, beginning of period	$330	$322	$314
Additions for prior year tax positions	12	8	11
Reductions for prior year tax positions	—	—	(3)
Additions for current year tax positions	—	—	—
Reductions for current year tax positions	—	—	—
Reductions related to closed years/settlements with tax authorities	—	—	—
Balance, end of period	$342	$330	$322

Unrecognized tax benefits that, if recognized, would impact the effective rate	$87	$74	$59
The Company recognizes accrued interest and penalties related to unrecognized tax benefits in tax expense. Interest and penalties included in the amounts of unrecognized tax benefits as of December 31, 2025 and 2024 were $144 million and $114 million, respectively. For 2025, 2024 and 2023, respectively, there were $30 million, $28 million and $23 million in interest expense (benefit) related to unrecognized tax benefits.
As of December 31, 2025, tax years 2014 through 2018 and 2020 through 2024 remain subject to examination by the IRS.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
19)    COMMITMENTS AND CONTINGENT LIABILITIES
Litigation and Regulatory Matters
Litigation, regulatory and other loss contingencies arise in the ordinary course of the Company’s activities as a diversified financial services firm. The Company is a defendant in a number of litigation matters arising from the conduct of its business. In some of these matters, claimants seek to recover very large or indeterminate amounts, including compensatory, punitive, treble and exemplary damages. Modern pleading practice permits considerable variation in the assertion of monetary damages and other relief. Claimants are not always required to specify the monetary damages they seek, or they may be required only to state an amount sufficient to meet a court’s jurisdictional requirements. Moreover, some jurisdictions allow claimants to allege monetary damages that far exceed any reasonably possible verdict. The variability in pleading requirements and past experience demonstrates that the monetary and other relief that may be requested in a lawsuit or claim often bears little relevance to the merits or potential value of a claim. Litigation against the Company includes a variety of claims including, among other things, insurers’ sales practices, alleged agent misconduct, alleged failure to properly supervise agents, contract administration, product design, features and accompanying disclosure, payments of death benefits and the reporting and escheatment of unclaimed property, alleged breach of fiduciary duties, alleged mismanagement of client funds and other matters.
The outcome of a litigation or regulatory matter is difficult to predict, and the amount or range of potential losses associated with these or other loss contingencies requires significant management judgment. It is not possible to predict the ultimate outcome or to provide reasonably possible losses or ranges of losses for all pending regulatory matters, litigation and other loss contingencies. While it is possible that an adverse outcome in certain cases could have a material adverse effect upon the Company’s financial position, based on information currently known, management believes that neither the outcome of pending litigation and regulatory matters, nor potential liabilities associated with other loss contingencies, are likely to have such an effect. However, given the large and indeterminate amounts sought in certain litigation and the inherent unpredictability of all such matters, it is possible that an adverse outcome in certain of the Company’s litigation or regulatory matters, or liabilities arising from other loss contingencies, could, from time to time, have a material adverse effect upon the Company’s results of operations or cash flows in a particular quarterly or annual period.
For some matters, the Company is able to estimate a range of loss. For such matters in which a loss is probable, an accrual has been made. For matters where the Company believes a loss is reasonably possible, but not probable, no accrual is required. For matters for which an accrual has been made, but there remains a reasonably possible range of loss in excess of the amounts accrued or for matters where no accrual is required, the Company develops an estimate of the unaccrued amounts of the reasonably possible range of losses. As of December 31, 2025, the Company estimates the aggregate range of reasonably possible losses, in excess of any amounts accrued for these matters as of such date, to be up to approximately $100 million.
For other matters, the Company is currently not able to estimate the reasonably possible loss or range of loss. The Company is often unable to estimate the possible loss or range of loss until developments in such matters have provided sufficient information to support an assessment of the range of possible loss, such as quantification of a damage demand from plaintiffs, discovery from plaintiffs and other parties, investigation of factual allegations, rulings by a court on motions or appeals, analysis by experts and the progress of settlement discussions. On a quarterly and annual basis, the Company reviews relevant information with respect to litigation and regulatory contingencies and updates the Company’s accruals, disclosures and reasonably possible losses or ranges of loss based on such reviews.
As with other financial services companies, Equitable Financial periodically receives informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the Company or the financial services industry. It is the practice of the Company to cooperate fully in these matters.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Obligations under Funding Agreements
Pre-Capitalized Trust Securities (“P-Caps”)
In April 2019, pursuant to separate Purchase Agreements among Holdings, Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers, and the Trusts (as defined below), Pine Street Trust I, a Delaware statutory trust (the “2029 Trust”), completed the issuance and sale of 600,000 of its Pre-Capitalized Trust Securities redeemable February 15, 2029 (the “2029 P-Caps”) for an aggregate purchase price of $600 million and Pine Street Trust II, a Delaware statutory trust (the “2049 Trust” and, together with the 2029 Trust, the “Trusts”), completed the issuance and sale of 400,000 of its Pre-Capitalized Trust Securities redeemable February 15, 2049 (the “2049 P-Caps” and, together with the 2029 P-Caps, the “P-Caps”) for an aggregate purchase price of $400 million in each case to qualified institutional buyers in reliance on Rule 144A that are also “qualified purchasers” for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended.
In June 2024, the Company exercised its issuance right under the Facility Agreement, dated April 5, 2019 (the “2029 Trust Facility Agreement”) to issue $600 million principal amount of the Company’s 4.572% Senior Notes due 2029 (the “2029 Notes”) in exchange for the portfolio of principal and interest strips of U.S. Treasury securities held by the 2029 Trust (the “2029 Trust Eligible Assets”). Following the Company’s exercise of its issuance right under the 2029 Trust Facility Agreement, the Company: (i) issued $600 million principal amount of the 2029 Notes to the 2029 Trust on June 6, 2024 in exchange for the 2029 Trust Eligible Assets; (ii) waived its right to repurchase the 2029 Notes; and (iii) directed the trustee of the 2029 Trust to dissolve the 2029 Trust in accordance with its declaration of trust and deliver the 2029 Notes to the beneficial holders of the 2029 P-Caps pro rata in respect of each 2029 P-Cap. The 2029 Trust was dissolved on June 11, 2024 and the beneficial holders of the 2029 P-Caps received the 2029 Notes through the facilities of The Depository Trust Company. See Note 14 of the Notes to these Consolidated Financial Statements for additional details on the 2029 Notes.
In addition, in June 2024, pursuant to the Purchase Agreement among Holdings, TD Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representative of the several initial purchasers, and Pine Street Trust III, a Delaware statutory trust ( “2054 Trust”), completed the issuance and sale of 600,000 of its Pre-Capitalized Trust Securities redeemable May 15, 2054 (the “2054 P-Caps”) for an aggregate purchase price of $600 million to qualified institutional buyers in reliance on Rule 144A that are also “qualified purchasers” for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended.
The P-Caps are an off-balance sheet contingent funding arrangement that, upon Holdings’ election, gives Holdings the right over a thirty-year period to issue senior notes to the 2049 Trust and the 2054 Trusts. The Trusts have invested the proceeds from the respective sales of their P-Caps in separate portfolios of principal and/or interest strips of U.S. Treasury securities. In return, Holdings will, in the case of the 2054 Trust, pay, and in the case of the 2049 Trust, continue to pay, a semi-annual facility fee to the 2049 Trust and 2054 Trust calculated at a rate of 2.715% and 1.779% per annum, respectively, which will be applied to the unexercised portion of the contingent funding arrangement and Holdings will reimburse the Trusts for certain expenses. The facility fees are recorded in other operating costs and expenses in the consolidated statements of income (loss).
FHLB
As a member of the FHLB, Equitable Financial and Equitable America have access to collateralized borrowings and may issue funding agreements to the FHLB. Equitable Financial and Equitable America issue short-term and long-term funding agreements to the FHLB and use the funds for asset, liability, and cash management purposes and spread lending purposes.
Entering into FHLB membership, borrowings and funding agreements requires the ownership of FHLB stock and the pledge of assets as collateral. Equitable Financial has purchased FHLB stock of $323 million and pledged collateral with a carrying value of $11.9 billion as of December 31, 2025. Equitable America has purchased FHLB stock of $5 million and pledged collateral with a carrying value of $2.2 billion as of December 31, 2025.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
FABN
Under the FABN programs, Equitable Financial and Equitable America may issue funding agreements in U.S. dollar or other foreign currencies, in each case, to a Delaware special purpose statutory trust (the “Trust”) in exchange for the proceeds from issuances of fixed and floating rate medium-term marketable notes issued by the applicable Trust (the “Trust Notes”). The funding agreements have matching interest, maturity and currency payment terms to the applicable Trust Notes. As of December 31, 2025, the maximum aggregate principal amount of Trust Notes permitted to be outstanding at any one time is $10.0 billion for Equitable Financial and $6.0 billion for Equitable America.
FABCP
In May 2023, Equitable Financial and Equitable America established a FABCP program, pursuant to which a SPLLC may issue commercial paper and deposit the proceeds with Equitable Financial or Equitable America pursuant to a funding agreement issued by Equitable Financial or Equitable America to the SPLLC. The current maximum aggregate principal amount permitted to be outstanding at any one time under the FABCP program is $3.0 billion for Equitable Financial and $1.0 billion for Equitable America. As of December 31, 2025, Equitable Financial had $400 million outstanding and Equitable America did not have any outstanding balances under the program, respectively.
Guarantees and Other Commitments
The Company provides certain guarantees or commitments to affiliates and others. As of December 31, 2025, these arrangements include commitments by the Company to provide equity financing of $1.2 billion to certain limited partnerships and real estate joint ventures under certain conditions as well as a guarantee of a subsidiary’s performance under a reinsurance arrangement that will no longer be in effect once certain conditions at the subsidiary are met and notice is provided. Management believes the Company will not incur material losses as a result of these commitments.
AB has a guarantee of unpaid obligations of a credit facility agreement its broker dealer subsidiary of a joint venture, Bernstein Institutional Services, LLC has with SocGen as lender. The current commitment is to $30 million.
The Company had $17 million of undrawn letters of credit related to reinsurance as of December 31, 2025. The Company had $489 million of commitments under existing mortgage loan agreements as of December 31, 2025.
The Company is the obligor under certain structured settlement agreements it had entered into with unaffiliated insurance companies and beneficiaries. To satisfy its obligations under these agreements, the Company owns single premium annuities issued by previously wholly-owned life insurance subsidiaries. The Company has directed payment under these annuities to be made directly to the beneficiaries under the structured settlement agreements. A contingent liability exists with respect to these agreements should the previously wholly-owned subsidiaries be unable to meet their obligations. Management believes the need for the Company to satisfy those obligations is remote.
20)    INSURANCE STATUTORY FINANCIAL INFORMATION

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
In accordance with statutory accounting practices, the following table presents the Company’s best estimate of the combined statutory net income (loss), surplus, capital stock & AVR, and securities on deposits for Equitable Financial, Equitable America and Equitable L&A as of the date the Company files this Annual Report.

	2025	2024	2023
	(in millions)
Years Ended December 31,
Combined statutory net income (loss)	$145	$184	$(1,549)

As of December 31,
Combined surplus, capital stock and AVR	$7,643	$6,342
Combined securities on deposits in accordance with various government and state regulations	$18	$18

In 2025 and 2024, Equitable Financial did not pay a dividend. In 2023, Equitable Financial paid to its direct parent, which subsequently distributed such amount to Holdings, an ordinary shareholder dividend of $1.7 billion.
In 2025, Equitable America paid to its direct parent, which subsequently distributed such amount to Holdings, extraordinary shareholder dividends of $1.5 billion. In 2024, Equitable America paid to its direct parent, which subsequently distributed such amount to Holdings, an ordinary shareholder dividend of $441 million and extraordinary shareholder dividends of $260 million. In 2023, Equitable America did not pay a dividend.
Dividend Restrictions
As domestic insurance subsidiaries regulated by insurance laws of their respective domiciliary states, Equitable Financial and Equitable America are subject to restrictions as to the amounts they may pay as dividends and amounts they may repay of surplus notes to Holdings.
State insurance statutes also typically place restrictions and limitations on the amount of dividends or other distributions payable by insurance company subsidiaries to their parent companies, as well as on transactions between an insurer and its affiliates. Under New York’s insurance laws, which are applicable to Equitable Financial, a domestic stock life insurer may not, without prior approval of the NYDFS, pay an ordinary dividend to its stockholders exceeding an amount calculated based on a statutory formula (“Ordinary Dividend”). Dividends in excess of this amount require the insurer to file a notice of its intent to declare the dividends with the NYDFS and obtain prior approval or non-disapproval from the NYDFS with respect to such dividends (“Extraordinary Dividend”). Due to a permitted statutory accounting practice agreed to with the NYDFS, Equitable Financial will need the prior approval of the NYDFS to pay the portion, if any, of any Ordinary Dividend that exceeds the Ordinary Dividend that Equitable Financial would be permitted to pay under New York’s insurance laws absent the application of such permitted practice (such excess, the “Permitted Practice Ordinary Dividend”).
Applying the formulas above, Equitable Financial is not permitted to pay an Ordinary Dividend in 2026.
Under Arizona Insurance Law, which are applicable to Equitable America, a domestic life insurer may without prior approval of the Arizona Superintendent, pay a dividend to its shareholders not exceeding an amount calculated based on a statutory formula. Based on this formula, the Company estimates it could pay an ordinary dividend of up to approximately $408 million during 2026.
Intercompany Reinsurance
Equitable Financial cedes a portion of their statutory reserves to EQ AZ Life Re, a captive reinsurer, as part of the Company’s capital management strategy. EQ AZ Life Re prepares financial statements in a special purpose framework for statutory reporting. Equitable Financial receives statutory reserve credits for reinsurance treaties with EQ AZ Life Re to the extent EQ AZ Life Re holds assets in an irrevocable trust (the “EQ AZ Life Re Trust”). As of December 31, 2025, EQ AZ Life Re holds $401 million of assets in the EQ AZ Life Re Trust and letters of credit of $445 million that are guaranteed by Holdings. Under the reinsurance transactions, EQ AZ Life Re is permitted to transfer assets from the EQ AZ Life Re Trust under certain circumstances. The level of statutory reserves held by EQ AZ Life Re fluctuate based on market movements, mortality experience and policyholder behavior. Increasing reserve requirements may necessitate that additional assets be placed in trust and/or additional letters of credit be secured, which could adversely impact EQ AZ Life Re’s liquidity.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
In May 17, 2023, Equitable Financial entered into a reinsurance agreement (the “Reinsurance Treaty”) with its affiliate, Equitable America, effective April 1, 2023. Pursuant to the Reinsurance Treaty, virtually all of Equitable Financial’s net retained General Account liabilities, including all of its net retained liabilities relating to the living benefit and death riders related to (i) its variable annuity contracts issued outside the State of New York prior to October 1, 2022 (and with respect to its EQUI-VEST variable annuity contracts, issued outside the State of New York prior to February 1, 2023) and (ii) certain universal life insurance policies issued outside the State of New York prior to October 1, 2022, were reinsured to Equitable America on a coinsurance funds withheld basis. In addition, all of the Separate Accounts liabilities relating to such variable annuity contracts were reinsured to Equitable America on a modified coinsurance basis. Equitable America’s obligations under the Reinsurance Treaty are secured through Equitable Financial’s retention of certain assets supporting the reinsured liabilities. This reinsurance treaty has no impact to the consolidated financial statements of the Company. The NYDFS and the Arizona Department of Insurance and Financial Institutions each approved the Reinsurance Treaty.
On June 1, 2025 Equitable Bermuda entered into an indemnity reinsurance agreement with Equitable America assuming EQUI-VEST variable annuity contracts issued outside the State of New York prior to February 1, 2023. Net retained general account liabilities were reinsured to Equitable Bermuda on a coinsurance funds withheld basis, while Separate Account liabilities relating to such variable annuity contracts were reinsured to Equitable Bermuda on a modified coinsurance basis. Equitable Bermuda’s obligations under the treaty are secured through Equitable America’s retention of certain assets supporting the reinsured liabilities. In exchange for Equitable Bermuda’s agreement to assume these liabilities, the Bermuda Monetary Authority and the Arizona Department of Insurance and Financial Institutions each approved the treaty.
Prescribed and Permitted Accounting Practices
As of December 31, 2025, the following five prescribed and permitted practices resulted in net income (loss) and capital and surplus that is different from the statutory surplus that would have been reported had NAIC statutory accounting practices been applied.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Equitable Financial was granted a permitted practice by the NYDFS to apply SSAP 108, Derivatives Hedging Variable Annuity Guarantees on a retroactive basis from January 1, 2021 through June 30, 2021, after reflecting the impacts of our reinsurance transaction with Venerable. The permitted practice was amended to also permit Equitable Financial to adopt SSAP 108 prospectively as of July 1, 2021 and to consider the impact of both the interest rate derivatives and the General Account assets used to fully hedge the interest rate risk inherent in its variable annuity guarantees when determining the amount of the deferred asset or liability under SSAP 108. Application of the permitted practice partially mitigates the New York Insurance Regulation 213 (“Reg 213”) impact of the Venerable transaction on Equitable Financial’s statutory capital and surplus and enables Equitable Financial to more effectively neutralize the impact of interest rates on its statutory surplus and to better align with our economic hedging program. The impact of applying this permitted practice relative to SSAP 108 as written was a decrease of approximately $197 million in statutory special surplus funds as of December 31, 2025. The Reinsurance Treaty reduced the amount of interest rate hedging needed at Equitable Financial going forward, affecting future deferrals, but leaves our historical SSAP 108 deferred amounts unchanged. The permitted practice also reset Equitable Financial’s unassigned surplus to zero as of June 30, 2021 to reflect the transformative nature of the Venerable transaction.
The Manual has been adopted as a component of prescribed or permitted practices by the State of New York. However, Reg 213 adopted in May of 2019 and as amended in February 2020 and March 2021, differs from the NAIC variable annuity reserve and capital framework. Reg 213 requires Equitable Financial to carry statutory basis reserves for its variable annuity contract obligations equal to the greater of those required under (i) the NAIC standard or (ii) a revised version of the NYDFS requirement in effect prior to the adoption of the first amendment for contracts issued prior to January 1, 2020, and for policies issued after that date a new standard that in current market conditions imposes more conservative reserving requirements for variable annuity contracts than the NAIC standard.
The impact of the application of Reg 213 was a decrease of approximately $117 million in statutory surplus as of December 31, 2025 compared to statutory surplus under the NAIC variable annuity framework. Our hedging program is designed to hedge the economics of our insurance liabilities and largely offsets Reg 213 and NAIC framework reserve movements due to interest rates and equities. The NYDFS allows domestic insurance companies a five year phase-in provision for Reg 213 reserves. As of September 30, 2022, Equitable Financial’s Reg 213 reserves were 100% phased-in. As of December 31, 2025, given the prevailing market conditions and business mix, there are $89 million Reg 213 redundant reserves over the US RBC CTE 98 TAR.
During the fourth quarter 2020, Equitable Financial received approval from NYDFS for its proposed amended Plan of Operation for Separate Account No. 68 (“SA 68”) for our SCS product and Separate Account No. 69 (“SA 69”) for our EQUI-VEST product Structured Investment Option, to change the accounting basis of these two non-insulated Separate Accounts from fair value to book value in accordance with Section 1414 of the Insurance Law to align with how we manage and measure our overall General Account asset portfolio. In order to facilitate this change and comply with Section 4240(a)(10), the Company also sought approval to amend the Plans to remove the requirement to comply with Section 4240(a)(5)(iii) and substitute it with a commitment to comply with Section 4240(a)(5)(i). Similarly, the Company updated the reserves section of each Plan to reflect the fact that Regulation 128 would no longer be applicable upon the change in accounting basis. We applied this change effective January 1, 2021. The impact of the application is an increase of approximately $504 million in statutory surplus as of December 31, 2025.
During 2022, Equitable America received approval from the Arizona Department of Insurance and Financial Institutions pursuant to A.R.S. 20-515 for Separate Account No. 68A (“SA 68A”) for our SCS product, Separate Account No. 69A (“SA 69A”) for our EQUI-VEST product Structured Investment Option and Separate Account No. 71A (“SA 71A”) for our Investment Edge Structured Investment Option, to permit us to use book value as the accounting basis of these three non-insulated Separate Accounts instead of fair value in accordance with the Manual to align with how we manage and measure our overall General Account asset portfolio. The impact of the application is a decrease of approximately $1.0 billion in statutory surplus as of December 31, 2025.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
The Arizona Department of Insurance and Financial Institutions granted to Equitable America a permitted practice to deviate from SSAP No. 108 by applying special accounting treatment for specific derivatives hedging variable annuity benefits subject to fluctuations as a result of interest rate sensitivities. The permitted practice expands on SSAP No. 108 hedge accounting to include equity risks for the full scope of Variable Annuity (VA) contracts (i.e., not just the rider guarantees but for the VA total contract). The permitted practice allows Equitable America to adopt SSAP 108 retroactively from October 1, 2023 and applies to both directly held VA hedges as well as VA hedges in the Equitable America funds withheld asset that resulted from the Reinsurance Treaty. In the calculation of the amount of excess VA equity and interest rate derivative hedging gains/losses to defer (including Net investment income on our Equity Total Return Swaps), the permitted practice allows us to compare our total equity and interest derivatives gains and losses to 100% of our target liability change. Any hedge gain or loss deferrals will follow SSAP No. 108 amortization rules (i.e. 10-year straight line). The impact of applying this revised permitted practice relative to SSAP 108 was an increase of approximately $1.4 billion in statutory special surplus funds as of December 31, 2025.
Differences between SAP and U.S. GAAP
Accounting practices used to prepare statutory financial statements for regulatory filings of stock life insurance companies differ in certain instances from U.S. GAAP. The differences between statutory surplus and capital stock determined in accordance with SAP and total equity under U.S. GAAP are primarily: (a) the inclusion in SAP of an AVR intended to stabilize surplus from fluctuations in the value of the investment portfolio; (b) future policy benefits and policyholders’ account balances under SAP differ from U.S. GAAP due to differences between actuarial assumptions and reserving methodologies; (c) certain policy acquisition costs are expensed under SAP but deferred under U.S. GAAP and amortized over future periods to achieve a matching of revenues and expenses; (d) under SAP, Federal income taxes are provided on the basis of amounts currently payable with limited recognition of deferred tax assets while under U.S. GAAP, deferred taxes are recorded for temporary differences between the financial statements and tax basis of assets and liabilities where the probability of realization is reasonably assured; (e) the valuation of assets under SAP and U.S. GAAP differ due to different investment valuation and depreciation methodologies, as well as the deferral of interest-related realized capital gains and losses on fixed income investments; (f) the valuation of the investment in AB and AB Holding under SAP reflects a portion of the market value appreciation rather than the equity in the underlying net assets as required under U.S. GAAP; (g) reporting the surplus notes as a component of surplus in SAP but as a liability in U.S. GAAP; (h) computer software development costs are capitalized under U.S. GAAP but expensed under SAP; (i) certain assets, primarily prepaid assets, are not admissible under SAP but are admissible under U.S. GAAP; and (j) cost of reinsurance which is recognized as expense under SAP and amortized over the life of the underlying reinsured policies under U.S. GAAP.
21)    BUSINESS SEGMENT INFORMATION
Effective July 1, 2025, our financial reporting presentation was revised to reflect the reorganization of the Company’s reportable segments to reflect how the Company’s chief operating decision maker now makes operating decisions and assesses performance. We now have three reportable segments: Retirement, Asset Management and Wealth Management. Prior period results have been revised in connection with updates to our reportable segments.
These segments reflect the manner by which the Company’s chief operating decision maker (“CODM”) views and manages the business. A brief description of these segments follows:
•The Retirement segment offers a diverse suite of retirement solutions to individual and institutional clients. Our primary offerings include individual and group annuities, retirement savings plans, and institutional savings products, which we distribute through both proprietary and third-party distribution. Results for our spread lending business are also primarily reported within the Retirement segment.
•The Asset Management segment provides diversified investment management and related solutions globally to a broad range of clients through three main client channels - Institutional, Retail and Private Wealth.
•The Wealth Management segment offers discretionary and non-discretionary investment advisory accounts, financial planning and advice, life insurance, and annuity products through Equitable Advisors.
The CODM is the President and Chief Executive Officer of Holdings. The CODM evaluates the reported measure of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. Significant segment expenses are part of the CODM review and are critically important to understand the level of profitability of operating segments but also the overall company performance. This assessment will inform the way the allocation of resources will be done among the different operating segments.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
Measurement
Operating earnings (loss) is the financial measure which primarily focuses on the Company’s segments’ results of operations as well as the underlying profitability of the Company’s core business. By excluding items that can be distortive and unpredictable such as investment gains (losses) and investment income (loss) from derivative instruments, the Company believes operating earnings (loss) by segment enhances the understanding of the Company’s underlying drivers of profitability and trends in the Company’s segments.
Operating earnings is calculated by adjusting each segment’s net income (loss) attributable to Holdings for the following items:
•Items related to variable annuity product features, which include: (i) changes in the fair value of MRB and purchased MRB, including the related attributed fees and claims, offset by derivatives and other securities used to hedge the MRB which result in residual net income volatility as the change in fair value of certain securities is reflected in OCI and due to our statutory capital hedge program; and (ii) market adjustments to deposit asset or liability accounts arising from reinsurance agreements which do not expose the reinsurer to a reasonable possibility of a significant loss from insurance risk;
•Investment (gains) losses, which includes credit loss impairments of securities/investments, sales or disposals of securities/investments, realized capital gains/losses and valuation allowances;
•Net actuarial (gains) losses, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period related to pension, other postretirement benefit obligations, and the one-time impact of the settlement of the defined benefit obligation;
•Other adjustments, which primarily include restructuring costs related to severance and separation, lease write-offs related to non-recurring restructuring activities, net derivative gains (losses) on certain Non-GMxB derivatives, net investment income from certain items including consolidated VIE investments, seed capital mark-to-market adjustments, unrealized gain/losses and realized capital gains/losses from sales or disposals of select securities, certain legal accruals; a bespoke deal to repurchase UL policies from one entity that had invested in numerous policies purchased in the life settlement market, which disposed of the risk of additional COI litigation by that entity related to those UL policies, impact of the annual actuarial assumption updates attributable to LFPB when the majority of the impact relates to the non-core business; and
•Income tax expense (benefit) related to the above items and non-recurring tax items, which includes the effect of uncertain tax positions for a given audit period and changes to the deferred tax valuation allowance.
The General Account investment portfolio is used to support the insurance and annuity liabilities generated by our businesses.
In the third quarter of 2025, the Company updated its net investment income (“NII”) segment reporting to better align with our GAAP segments, as well as the reporting of our spread lending programs' income and expenses. Previously, direct and allocated segment NII were recorded based on assets tied to statutory asset tagging and net statutory liabilities for allocation. To better align with our GAAP segments, the Company changed the recording methodology for direct NII. It is now based on the book yields of assets tied to specific segments, considering general account values plus reserves, net of embedded derivatives. Indirect NII, which was previously allocated based on net statutory liabilities, is now allocated based on general account values and reserves, net of embedded derivatives. Additionally, revenues and expenses from our spread lending programs are now primarily recorded within the Retirement segment. Previously, spread lending revenues and expenses were recorded in Corporate and Other, with the excess of revenues over expenses allocated to the insurance segments based on net statutory liabilities. Prior periods have been revised to reflect these changes.
Revenues derived from any customer did not exceed 10% of revenues for the years ended December 31, 2025, 2024 and 2023.
The Company accounts for inter-segment sales and transfers as if the sales or transfers were to third parties, that is, at current market prices.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
The table below presents operating earnings (loss) by segment and Corporate and Other (C&O):

	Year Ended December 31, 2025
	Retirement	Asset Management	Wealth Management	Corporate & Other	Eliminations	Total
	(in millions)
Segment revenues	$6,204	$4,551	$1,978	$3,280	$(950)	$15,063

Benefits and other deductions
Policyholders’ benefits	325	—	—	2,128	—	2,453
Interest credited to policyholders’ account balances	2,560	—	—	445	—	3,005
Commissions and distribution related payments	618	813	1,259	318	(915)	2,093
Amortization of deferred policy acquisition costs	591	—	—	198	—	789
Compensation and benefits	75	1,777	340	177	—	2,369
Interest expense and financing fees	—	28	—	237	(17)	248
Significant segment expenses	4,169	2,618	1,599	3,503	(932)	10,957
Other segment items (1)	279	780	83	446	(18)	1,570
Income taxes	(207)	(196)	(76)	81	—	(398)
Less: Operating (earnings) loss attributable to the noncontrolling interest	—	386	—	11	—	397
Operating earnings (loss)	$1,549	$571	$220	$(599)	$—	$1,741
_____________
(1)Other segment items include Remeasurement for liability for future policy benefits and Other operating expenses and costs. Additionally, other segment items reflected in Asset Management segment is primarily driven by other operating expense and costs related to general and administrative costs and promotion and servicing expenses.

	Year Ended December 31, 2024
	Retirement	Asset Management	Wealth Management	Corporate & Other	Eliminations	Total
	(in millions)
Segment revenues	$5,492	$4,479	$1,791	$4,122	$(906)	$14,978

Benefits and other deductions
Policyholders’ benefits	324	—	—	2,372	—	2,696
Interest credited to policyholders’ account balances	1,930	—	—	574	—	2,504
Commissions and distribution related payments	526	742	1,133	352	(857)	1,896
Amortization of deferred policy acquisition costs	513	—	—	198	—	711
Compensation and benefits	85	1,788	314	190	—	2,377
Interest expense and financing fees	—	44	—	223	(26)	241
Significant segment expenses	3,378	2,574	1,447	3,909	(883)	10,425
Other segment items (1)	255	821	102	472	(23)	1,627
Income taxes	(257)	(178)	(60)	41	—	(454)
Less: Operating (earnings) loss attributable to the noncontrolling interest	—	427	—	41	—	468
Operating earnings (loss)	$1,602	$479	$182	$(259)	$—	$2,004
_____________
(1)Other segment items include Remeasurement for liability for future policy benefits and Other operating expenses and costs. Additionally, other segment items reflected in Asset Management segment is primarily driven by other operating expense and costs related to general and administrative costs and promotion and servicing expenses.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Year Ended December 31, 2023
	Retirement	Asset Management	Wealth Management	Corporate & Other	Eliminations	Total
	(in millions)
Segment revenues	$4,605	$4,117	$1,548	$4,087	$(810)	$13,547

Benefits and other deductions
Policyholders’ benefits	299	—	—	2,461	—	2,760
Interest credited to policyholders’ account balances	1,469	—	—	572	—	2,041
Commissions and distribution related payments	417	610	968	347	(752)	1,590
Amortization of deferred policy acquisition costs	447	—	—	194	—	641
Compensation and benefits	85	1,736	285	159	—	2,265
Interest expense and financing fees	5	54	—	230	(37)	252
Significant segment expenses	2,722	2,400	1,253	3,963	(789)	9,549
Other segment items (1)	222	831	86	454	(21)	1,572
Income taxes	(274)	(126)	(51)	58	—	(393)
Less: Operating (earnings) loss attributable to the noncontrolling interest	—	349	—	21	—	370
Operating earnings (loss)	$1,387	$411	$158	$(293)	$—	$1,663
_____________
(1)Other segment items include Remeasurement for liability for future policy benefits and Other operating expenses and costs. Additionally, other segment items reflected in Asset Management segment is primarily driven by other operating expense and costs related to general and administrative costs and promotion and servicing expenses.
The table below presents a reconciliation to net income (loss) attributable to Holdings:

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Net income (loss) attributable to Holdings	$(1,380)	$1,280	$1,283
Adjustments related to:
Variable annuity product (1)	2,381	637	593
Investment (gains) losses (2)	1,339	133	713
Net actuarial (gains) losses related to pension and other postretirement benefit obligations	50	60	39
Other adjustments (3) (4) (5)	(75)	93	350
Income tax expense (benefit) related to above adjustments	(776)	(194)	(356)
Non-recurring tax items (6)	202	(5)	(959)
Operating earnings (loss)	$1,741	$2,004	$1,663
_____________
(1)As a result of the novation of certain Legacy VA policies completed during the first quarter of 2025, the Company recorded a loss of $499 million in pre-tax net income and an increase of $263 million in pre-tax AOCI, for a total impact loss of $236 million for the year ended December 31, 2025.
(2)Includes $1.1 billion as a result of the assets transferred related to the reinsurance agreement with RGA for the year ended December 31, 2025. See Note 13 of the Notes to these Consolidated Financial Statements for further details.
(3)Includes a gain of $304 million on Non-VA derivatives for the year ended December 31, 2025. Also includes $6 million of expense related to a disputed billing practice of an AB third-party service provider for the year ended December 31, 2025, and certain gross legal expenses related to the COI litigation of $106 million and $144 million for the year ended December 31, 2024 and 2023, respectively.
(4)For the year ended December 31, 2024, includes $82 million of the gain on sale on AB's Bernstein Research Service attributable to Holdings.
(5)For the year ended December 31, 2024, includes $78 million contingent payment gain recognized related to a fair value remeasurement of the contingent payment liability associated with AB's acquisition of CarVal in 2022.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
(6)Non-recurring tax items primarily reflect the effect of uncertain tax positions for a given audit period. Includes a decrease of the deferred tax valuation allowance of $1.0 billion during year ended December 31, 2023.
Segment revenues is a measure of the Company’s revenue by segment as adjusted to exclude certain items. The following table reconciles segment revenues to total revenues by excluding the following items:
•Items related to variable annuity product features, which include certain changes in the fair value of the derivatives and other securities we use to hedge these features and changes in the fair value of the embedded derivatives reflected within the net derivative results of variable annuity product features;
•Investment (gains) losses, which includes credit loss impairments of securities/investments, sales or disposals of securities/investments, realized capital gains/losses and valuation allowances;
•Other adjustments, which primarily includes net derivative gains (losses) on certain Non-GMxB derivatives and Net investment income from certain items including consolidated VIE investments, seed capital mark-to-market adjustments and unrealized gain/losses associated with equity securities.
The table below presents revenues by segment and C&O:

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Segment revenues:
Retirement (1)	$6,204	$5,492	$4,605
Asset Management (2)	4,551	4,479	4,117
Wealth Management (3)	1,978	1,791	1,548
Corporate and Other (1)	3,280	4,122	4,087
Eliminations	(950)	(906)	(810)

Adjustments related to:
Variable annuity product features, excluding change in MRBs	(2,289)	(2,589)	(2,408)
Investment gains (losses), net	(1,339)	(133)	(713)
Other adjustments to segment revenues	230	169	34
Total revenues	$11,665	$12,425	$10,460
______________
(1)Includes investment expenses charged by AB of $159 million, $144 million and $140 million for the years ended December 31, 2025, 2024 and 2023, respectively, for services provided to the Company.
(2)Inter-segment investment management and other fees of $177 million, $166 million and $160 million for the years ended December 31, 2025, 2024 and 2023, respectively, are included in segment revenues of the Asset Management segment.
(3)Inter-segment distribution fees of $915 million, $857 million and $752 million for the years ended December 31, 2025, 2024 and 2023, respectively, are included in segment revenues of the Wealth Management segment.
Total assets by segment were as follows:

	December 31,
	2025	2024
	(in millions)
Total assets by segment:
Retirement	$196,794	$173,796
Asset Management	10,386	10,137
Wealth Management	183	168
Corporate and Other	110,627	111,626
Total assets	$317,990	$295,727

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
22)    EQUITY
Preferred Stock
Preferred stock authorized, issued and outstanding was as follows:

	December 31,
	2025			2024
Series	Shares Authorized	Shares Issued	Shares Outstanding	Shares Authorized	Shares Issued	Shares Outstanding
Series A	32,000	32,000	32,000	32,000	32,000	32,000
Series B	20,000	—	—	20,000	17,773	17,773
Series C	12,000	12,000	12,000	12,000	12,000	12,000
Total	64,000	44,000	44,000	64,000	61,773	61,773
Series A Fixed Rate Noncumulative Perpetual Preferred Stock
In November and December 2019, Holdings’ issued a total of 32 million depositary shares, each representing a 1/1,000th interest in share of Series A Preferred Stock, $1.00 par value per share, with a liquidation preference of $25,000 per share, for aggregate net cash proceeds of $775 million ($800 million gross). The preferred stock ranks senior to Holdings’ common stock with respect to the payment of dividends and liquidation. Holdings’ will pay dividends on the Series A Preferred Stock on a noncumulative basis only when, as and if declared by the Company’s Board of Directors (or a duly authorized committee of the Board) and will be payable quarterly in arrears, at an annual rate of 5.25% on the stated amount per share. In connection with the issuance of the depositary shares and the underlying Series A Preferred Stock, Holdings’ incurred $25 million of issuance costs, which has been recorded as a reduction of additional paid-in capital. The Series A Preferred Stock is redeemable at Holdings’ option, in whole or in part, at a redemption price of $25,000 per share of preferred stock, plus declared and unpaid dividends.
Series B Fixed Rate Reset Noncumulative Perpetual Preferred Stock
On August 11, 2020, Holdings issued 500,000 depositary shares, each representing a 1/25th interest in a share of Series B Preferred Stock, $1.00 par value per share and liquidation preference of $25,000 per share, for aggregate net cash proceeds of $494 million ($500 million gross). The Series B Preferred Stock ranks senior to Holdings’ common stock and on parity with Holdings’ Series A Preferred Stock with respect to the payment of dividends and liquidation. Holdings will pay dividends on the Series B Preferred Stock on a noncumulative basis only when, as and if declared by the Company’s Board of Directors (or a duly authorized committee of the Board) and will be payable semi-annually in arrears, at an annual rate equal to the fixed rate of 4.950%, which is reset every 5 years starting on December 15, 2025 (“Reset Date”), at a rate per annum equal to the five-year U.S. Treasury Rate plus 4.736%.
In connection with the issuance of the depositary shares and the underlying Series B Preferred Stock, Holdings incurred $6 million of issuance costs, which have been recorded as a reduction of additional paid-in capital.
On December 19, 2024, Holdings redeemed and retired $55 million of Series B Preferred Stock. On April 11, 2025, Holdings redeemed and retired $279 million of Series B Preferred Stock. On September 30, 2025, Holdings redeemed the remaining $165 million of Series B Preferred Stock.
Series C Fixed Rate Reset Noncumulative Perpetual Preferred Stock
On January 8, 2021, Holdings issued 12,000,000 depositary shares, each representing a 1/1,000th interest in a share of the Company’s Series C Fixed Rate Noncumulative Perpetual Preferred Stock (“Series C Preferred Stock”), $1.00 par value per share and liquidation preference of $25,000 per share, for aggregate net cash proceeds of $293 million ($300 million gross). The Series C Preferred Stock ranks senior to Holdings’ common stock and on parity with Holdings’ Series A Preferred Stock and Series B Preferred Stock with respect to the payment of dividends and liquidation. Holdings will pay dividends on the Series C Preferred Stock on a noncumulative basis only when, as and if declared by the Company’s Board of Directors (or a duly authorized committee of the Board) and will be payable quarterly in arrears, at an annual rate equal to the fixed rate of 4.3%.
Dividends to Shareholders
Dividends declared per share were as follows for the periods indicated:

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Year ended December 31,
	2025	2024	2023
Series A dividends declared	$1,313	$1,313	$1,313
Series B dividends declared	$1,238	$1,238	$1,238
Series C dividends declared	$1,075	$1,075	$1,075
Common Stock
Dividends declared per share of common stock were as follows for the periods indicated:

	Year Ended December 31,
	2025	2024	2023
Dividends declared	$1.05	$0.94	$0.86

Share Repurchase
On February 5, 2024, the Company’s Board of Directors authorized a new $1.3 billion share repurchase program. On February 13, 2025, the Company’s Board of Directors approved an additional $1.5 billion under Holdings’ share repurchase program. On September 9, 2025, the Company’s Board of Directors approved an additional $500 million under Holdings’ share repurchase program. Under these programs, the Company may, from time to time purchase shares of its common stock through various means. The Company may choose to suspend or discontinue the repurchase program at any time. The repurchase program does not obligate the Company to purchase any particular number of shares. As of December 31, 2025 Holdings had $1.0 billion of authorized capacity remaining under its share repurchase program.
For the years ended December 31, 2025, 2024 and 2023, the Company repurchased approximately 28.4 million, 25.7 million and 32.8 million shares of its common stock at a total cost of approximately $1.5 billion, $1.0 billion and $0.9 billion, respectively through open market repurchases, ASRs and privately negotiated transactions. The repurchased common stock was recorded as treasury stock in the consolidated balance sheets and the accelerated share repurchases were retired. For the years ended December 31, 2025, 2024 and 2023, the Company reissued approximately 1.8 million, 1.8 million and 1.5 million shares of its treasury stock, respectively. For the year ended December 31, 2025, 2024 and 2023, the Company retired approximately 9.5 million, 13.2 million and 17.4 million shares of its treasury stock, respectively.
The timing and amount of share repurchases are determined by management based upon market conditions and other considerations. Numerous factors could affect the timing and amount of any future repurchases under the share repurchase authorization, including increased capital needs of the Company due to changes in regulatory capital requirements, opportunities for growth and acquisitions, and the effect of adverse market conditions on the segments.
Accelerated Share Repurchase Agreement
In September 2025, Holdings established an obligation to enter into an ASR with a third-party financial institution to repurchase an aggregate of $125 million of Holdings’ common stock. Pursuant to the ASR, on October 2, 2025, Holdings made a pre-payment of $125 million and received initial delivery of 2.0 million shares. The ASR terminated in October 2025, at which time an additional 520,342 shares of common stock were received.
In June 2025, Holdings established an obligation to enter into an ASR with a third-party financial institution to repurchase an aggregate of $96 million of Holdings’ common stock. Pursuant to the ASR, on July 2, 2025, Holdings made a pre-payment of $96 million and received initial delivery of 1.4 million shares. The ASR terminated in July 2025, at which time an additional 441,333 shares of common stock were received.
In March 2025, Holdings established an obligation to enter into an ASR with a third-party financial institution to repurchase an aggregate of $38 million of Holdings’ common stock. Pursuant to the ASR, Holdings made a pre-payment of $38 million and received initial delivery of 567,270 of Holdings’ shares. The ASR terminated in April 2025, at which time an additional 201,068 shares of common stock were received.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
In March 2025, Holdings established an obligation to enter into an ASR with a third-party financial institution to repurchase an aggregate of $102 million of Holdings’ common stock. Pursuant to the ASR, on April 2, 2025, Holdings made a pre-payment of $102 million and received initial delivery of 1.6 million of Holdings’ shares. The ASR terminated in April 2025, at which time 629,617 additional shares of common stock were received.
In December 2024, Holdings established an obligation to enter into an ASR with a third-party financial institution to repurchase an aggregate of $105 million of Holdings’ common stock. Pursuant to the ASR, on January 3, 2025, Holdings made a pre-payment of $105 million and received initial delivery of 1.8 million of Holdings’ shares. The ASR terminated in February 2025, at which time 274,630 additional shares of common stock were received.
In December 2024 Holdings entered into an ASR with a third-party financial institution to repurchase an aggregate of $32 million of Holdings’ common stock. Pursuant to the ASR, Holdings made a pre-payment in December of $32 million and received initial delivery of 550,301 Holdings’ shares. The ASR terminated in January 2025, at which time an additional 105,468 shares of common stock were received.
In September 2024, Holdings established an obligation to enter into an ASR with a third-party financial institution to repurchase an aggregate of $105 million of Holdings’ common stock. Pursuant to the ASR, on October 2nd, 2024, Holdings made a pre-payment of $105 million and received initial delivery of 2 million shares. The ASR terminated in November 2024, at which time an additional 369,316 shares of common stock were received.
In September 2024, Holdings entered into an ASR with a third-party financial institution to repurchase an aggregate of $30 million of Holdings’ common stock. Pursuant to the ASR, Holdings made a pre-payment of $30 million and received initial delivery of 567,644 Holdings’ shares. The ASR terminated in October 2024, at which time an additional 133,927 shares of common stock were received.
In June 2024, Holdings established an obligation to enter into an ASR with a third-party financial institution to repurchase an aggregate of $85 million of Holdings’ common stock. Pursuant to the ASR, on July 2, 2024, Holdings made a pre-payment of $85 million and received initial delivery of 1.6 million of Holdings’ shares. The ASR terminated in August 2024, at which time an additional 366,947 shares of common stock were received.
In June 2024, Holdings entered into an ASR with a third-party financial institution to repurchase an aggregate of $35 million of Holdings’ common stock. Pursuant to the ASR, Holdings made a pre-payment of $35 million and received initial delivery of 0.7 million of Holdings’ shares. The ASR terminated in July 2024, at which time an additional 166,723 shares of common stock were received.
In March 2024, Holdings established an obligation to enter into an ASR with a third-party financial institution to repurchase an aggregate of $80 million of Holdings’ common stock. Pursuant to the ASR, on April 3, 2024, Holdings made a pre-payment of $80 million and received initial delivery of 1.7 million of Holdings’ shares. The ASR terminated in May 2024, at which time an additional 466,923 shares of common stock were received.
In March 2024, Holdings entered into an ASR with a third-party financial institution to repurchase an aggregate of $50 million of Holdings’ common stock, Pursuant to the ASR, Holdings made a pre-payment of $50 million and received initial delivery of 1.0 million of Holdings’ shares. The ASR terminated in April 2024, at which time an additional 235,302 shares of common stock were received.
In December 2023, Holdings established an obligation to enter into an ASR with a third-party financial institution to repurchase an aggregate of $95 million of Holdings’ common stock. Pursuant to the ASR, on January 4, 2024, Holdings made a pre-payment of $95 million and received initial delivery of 2.3 million shares. The ASR terminated in January 2024, at which time an additional 625,040 shares of common stock were received.
In December 2023 Holdings entered into an ASR with a third-party financial institution to repurchase an aggregate of $39 million of Holdings’ common stock. Pursuant to the ASR, Holdings made a pre-payment of $39 million and received initial delivery of 0.9 million Holdings’ shares. The ASR terminated in January 2024, at which time an additional 256,197 shares of common stock were received.
In September 2023, Holdings established an obligation to enter into an ASR with a third-party financial institution to repurchase an aggregate of $80 million of Holdings’ common stock. Pursuant to the ASR, on October 4, 2023, Holdings made a pre-payment of $80 million and received initial delivery of 2.3 million shares. The ASR terminated in October 2023, at which time an additional 596,000 shares of common stock were received.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
In September 2023, Holdings entered into an ASR with a third-party financial institution to repurchase an aggregate of $70 million of Holdings’ common stock. Pursuant to the ASR, Holdings made a pre-payment of $70 million and received initial delivery of 2.0 million Holdings’ shares. The ASR terminated in October 2023, at which time an additional 555,000 shares of common stock were received.
In June 2023, Holdings established an obligation to enter into an ASR with a third-party financial institution to repurchase an aggregate of $70 million of Holdings’ common stock. Pursuant to the ASR, on July 6, 2023, Holdings made a pre-payment of $70 million and received initial delivery of 2.0 million shares. The ASR terminated in August 2023, at which time an additional 464,000 shares of common stock were received.
In June 2023, Holdings entered into an ASR with a third-party financial institution to repurchase an aggregate of $75 million of Holdings’ common stock. Pursuant to the ASR, Holdings made a pre-payment of $75 million and received initial delivery of 2.4 million Holdings’ shares. The ASR terminated in July 2023, at which time an additional 369,000 shares of common stock were received.
In April 2023, Holdings entered into an ASR with a third-party financial institution to repurchase an aggregate of $75 million of Holdings’ common stock. Pursuant to the ASR, Holdings made a pre-payment of $75 million and received initial delivery of 2.4 million Holdings’ shares. The ASR terminated in May 2023, at which time an additional 598,000 shares of common stock were received.
In January 2023, Holdings entered into an ASR with a third-party financial institution to repurchase an aggregate of $75 million of Holdings’ common stock. Pursuant to the ASR, Holdings made a pre-payment of $75 million and received initial delivery of 2 million Holdings’ shares. The ASR terminated in February 2023, at which time an additional 424,000 shares of common stock were received.

Accumulated Other Comprehensive Income (Loss)
AOCI represents cumulative gains (losses) on items that are not reflected in net income (loss). The balances are as follows:

	December 31,
	2025	2024
	(in millions)
Unrealized gains (losses) on investments	$(4,722)	$(7,334)
Market risk benefits - instrument -specific credit risk component	(1,166)	(1,125)
Liability for future policy benefits - current discount rate component	204	372
Defined benefit pension plans	(563)	(579)
Foreign currency translation adjustments	(58)	(88)
Total accumulated other comprehensive income (loss)	(6,305)	(8,754)
Less: Accumulated other comprehensive income (loss) attributable to noncontrolling interest	(25)	(42)
Accumulated other comprehensive income (loss) attributable to Holdings	$(6,280)	$(8,712)

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
The components of OCI, net of taxes are as follows:

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Change in net unrealized gains (losses) on investments:
Net unrealized gains (losses) arising during the period	$1,710	$(874)	$1,954
(Gains) losses reclassified into net income (loss) during the period (1)	960	47	445
Net unrealized gains (losses) on investments	$2,670	(827)	2,399
Adjustments for policyholders’ liabilities, DAC, insurance liability loss recognition and other	(102)	67	(20)
Change in unrealized gains (losses), net of adjustments (net of deferred income tax expense (benefit) of $440, $(223) and $207)	2,568	(760)	2,379
Change in LFPB discount rate and MRB credit risk, net of tax
Changes in instrument-specific credit risk - market risk benefits (net of deferred income tax expense (benefit) of $(9), $(100) and $(279))	(32)	(375)	(1,049)
Changes in current discount rate - liability for future policy benefits (net of deferred income tax expense (benefit) of $(35), $40, and $(36))	(133)	150	(137)
Change in defined benefit plans:
Reclassification to Net income (loss) of amortization of net prior service credit included in net periodic cost)	16	79	(4)
Change in defined benefit plans (net of deferred income tax expense (benefit) of $2, $(19), and $4)	16	79	(4)
Foreign currency translation adjustments:
Foreign currency translation gains (losses) arising during the period	30	(11)	15
Foreign currency translation adjustment	30	(11)	15
Total other comprehensive income (loss), net of income taxes	2,449	(917)	1,204
Less: Other comprehensive income (loss) attributable to noncontrolling interest	17	(2)	10
Other comprehensive income (loss) attributable to Holdings	$2,432	$(915)	$1,194
______________
(1)See “reclassification adjustments” in Note 3 of the Notes to these Consolidated Financial Statements. Reclassification amounts presented net of income tax expense (benefit) of $(255) million, $(12) million and $(118) million for the years ended December 31, 2025, 2024 and 2023, respectively.
Investment gains and losses reclassified from AOCI to net income (loss) primarily consist of realized gains (losses) on sales and credit losses of AFS securities and are included in total investment gains (losses), net on the consolidated statements of income (loss). Amounts reclassified from AOCI to net income (loss) as related to defined benefit plans primarily consist of amortization of net (gains) losses and net prior service cost (credit) recognized as a component of net periodic cost and reported in compensation and benefits in the consolidated statements of income (loss). Amounts presented in the table above are net of tax.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
23)    EARNINGS PER COMMON SHARE
The following table presents a reconciliation of net income (loss) and weighted-average common shares used in calculating basic and diluted EPS for the periods indicated:

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Weighted-average common shares outstanding:
Weighted-average common shares outstanding — basic	298.1	321.2	350.1
Effect of dilutive securities:
Employee share awards (1)	0.0	3.6	1.5
Weighted-average common shares outstanding — diluted	298.1	324.8	351.6

Net income (loss):
Net income (loss)	$(1,037)	$1,796	$1,624
Less: Net income (loss) attributable to the noncontrolling interest	343	516	341
Net income (loss) attributable to Holdings	(1,380)	1,280	1,283
Less: Preferred stock dividends	61	80	80
Net income (loss) available to Holdings’ common shareholders	$(1,441)	$1,200	$1,203

EPS:
Basic	$(4.83)	$3.74	$3.44
Diluted	$(4.83)	$3.69	$3.42
_____________
(1)Calculated using the treasury stock method.
For the years ended December 31, 2025, 2024 and 2023, 5.4 million, 2.7 million, and 3.5 million of outstanding stock awards, respectively, were not included in the computation of diluted EPS because their effect was anti-dilutive.
24)    REDEEMABLE NONCONTROLLING INTEREST
The changes in the components of redeemable noncontrolling interests were as follows:

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Balance, beginning of period	$125	$770	$455
Net earnings (loss) attributable to redeemable noncontrolling interests	17	61	44
Deconsolidated funds (1)	—	(1,040)	—
Purchase/change of redeemable noncontrolling interests	180	334	271
Balance, end of period	$322	$125	$770
_____________
(1)During the fourth quarter of 2024, the Company deconsolidated one of its funds as it reached its deconsolidation threshold. This resulted in a $1.0 billion reduction in redeemable noncontrolling interest.
25)    REVISION OF PRIOR PERIOD FINANCIAL STATEMENTS
During the period ended March 31, 2025, the Company identified an immaterial error related to the initial bookkeeping of ceded accrued fees within policyholders’ account balance ultimately impacting the initial deposit accounting of a reinsurance transaction. The impact of this error to prior periods’ financial statements was not considered to be material. To improve the consistency and comparability of the financial statements, management voluntarily revised the financial statements to include the revisions discussed herein. As a result of the determination to revise previously issued financial statements for the deposit accounting discussed above, management also has corrected other

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
previously identified but uncorrected errors and errors recorded in incorrect periods including, a) pension liability overstatement due to a reconciling item, b) incorrect FX impacting the FABN carrying value, c) incorrect inputs ratio in our MRB modeling and incorrect inputs in the deposit accounting calculation, d) the hedging impact of TIPS hedging income was incorrectly recorded in AOCI, e) error in the manual accrual in an input calculation in the treasury package overstating Policyholders’ account balance and Interest credited to policyholders, f) incorrect actuarial indication impacting the Liability for MRB and purchased MRB, and g) incorrect allocation of earned premiums to loss ratio impacting reserves.
Management assessed the materiality of this change within prior period financial statements based upon SEC Staff Accounting Bulletin Number 99, Materiality, which is since codified in ASC 250, Accounting Changes and Error Corrections. The prior period comparative financial statements that are presented herein have been revised.
The following tables present line items for prior period financial statements that have been affected by the revision. For these line items, the tables detail the amounts as previously reported, the impact upon those line items due to the revision, and the amounts as currently revised within the financial statements. Prior period disclosures have also been revised where applicable.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	December 31, 2024
	As Previously Reported	Impact of Revisions	As Revised
	(in millions)
Consolidated Balance Sheets:
ASSETS
Trading securities, at fair value	$1,095	$(6)	$1,089
Total investments	116,447	(6)	116,441
Amounts due from reinsurers	8,044	(145)	7,899
Current and deferred income taxes	1,997	6	2,003
Separate Accounts assets	134,711	6	134,717
Total Assets	$295,866	$(139)	$295,727
LIABILITIES
Policyholders’ account balances	$110,965	$(36)	$110,929
Amounts due to reinsurers	1,407	14	1,421
Other liabilities	7,135	(103)	7,032
Separate Accounts liabilities	134,711	6	134,717
Total Liabilities	292,298	(119)	292,179
EQUITY
Retained earnings	10,647	(20)	10,627
Total equity attributable to Holdings	1,585	(20)	1,565
Total Equity	3,443	(20)	3,423
Total Equity and Redeemable NCI	3,568	(20)	3,548
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$295,866	$(139)	$295,727

	December 31, 2023
	As Previously Reported	Impact of Revisions	As Revised
	(in millions)
Consolidated Balance Sheets:
ASSETS
Amounts due from reinsurers	$8,352	$(155)	$8,197
Current and deferred income taxes	2,050	4	2,054
Purchased market risk benefits	9,427	28	9,455
Other assets	3,323	1	3,324
Assets for market risk benefits	591	3	594
Total Assets	$276,814	$(119)	$276,695
LIABILITIES
Policyholders’ account balances	$95,673	$(30)	$95,643
Liability for market risk benefits	14,612	18	14,630
Future policy benefits and other policyholders’ liabilities	17,363	11	17,374
Amounts due to reinsurers	1,450	7	1,457
Other liabilities	6,088	(112)	5,976
Total Liabilities	271,656	(106)	271,550
EQUITY
Retained earnings	10,243	7	10,250
Accumulated other comprehensive income (loss)	(7,777)	(20)	(7,797)
Total equity attributable to Holdings	2,649	(13)	2,636
Total Equity	4,388	(13)	4,375
Total Equity and Redeemable NCI	5,158	(13)	5,145
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$276,814	$(119)	$276,695

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Year Ended December 31, 2024
	As Previously Reported	Impact of Revisions	As Revised
	(in millions, except per share data)
Consolidated Statements of Income (Loss)
REVENUES
Premiums	$1,162	$10	$1,172
Net investment income (loss)	4,896	(15)	4,881
Other income	1,305	(7)	1,298
Total revenues	12,437	(12)	12,425
BENEFITS AND OTHER DEDUCTIONS
Remeasurement of liability for future policy benefits	6	(12)	(6)
Change in market risk benefits and purchased market risk benefits	(1,971)	31	(1,940)
Interest credited to policyholders’ account balances	2,499	(6)	2,493
Compensation and benefits	2,441	10	2,451
Total benefits and other deductions	10,326	23	10,349
Income (loss) from continuing operations, before income taxes	2,111	(35)	2,076
Income tax (expense) benefit	(288)	8	(280)
Net income (loss)	1,823	(27)	1,796
Less: Net (income) loss attributable to the noncontrolling interest	516	—	516
Net income (loss) attributable to Holdings	1,307	(27)	1,280
Less: Preferred stock dividends	80	—	80
Net income (loss) available to Holdings’ common shareholders	$1,227	$(27)	$1,200

EARNINGS PER COMMON SHARE
Basic	$3.82	$(0.08)	$3.74
Diluted	$3.78	$(0.09)	$3.69
Shares Outstanding:
Basic	321.2	—	321.2
Diluted	324.8	—	324.8

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Year Ended December 31, 2023
	As Previously Reported	Impact of Revisions	As Revised
	(in millions, except per share data)
Consolidated Statements of Income (Loss)
REVENUES
Premiums	$1,104	$(9)	$1,095
Net investment income (loss)	4,320	(50)	4,270
Other income	1,014	(9)	1,005
Total revenues	10,528	(68)	10,460
BENEFITS AND OTHER DEDUCTIONS
Remeasurement of liability for future policy benefits	75	11	86
Change in market risk benefits and purchased market risk benefits	(1,807)	(8)	(1,815)
Interest credited to policyholders’ account balances	2,083	(42)	2,041
Compensation and benefits	2,328	(5)	2,323
Total benefits and other deductions	9,790	(44)	9,746
Income (loss) from continuing operations, before income taxes	738	(24)	714
Income tax (expense) benefit	905	5	910
Net income (loss)	1,643	(19)	1,624
Less: Net (income) loss attributable to the noncontrolling interest	341	—	341
Net income (loss) attributable to Holdings	1,302	(19)	1,283
Less: Preferred stock dividends	80	—	80
Net income (loss) available to Holdings’ common shareholders	$1,222	$(19)	$1,203

EARNINGS PER COMMON SHARE
Basic	$3.49	$(0.05)	$3.44
Diluted	$3.48	$(0.06)	$3.42
Shares Outstanding:
Basic	350.1	—	350.1
Diluted	351.6	—	351.6

	Year Ended December 31, 2024
	As Previously Reported	Impact of Revisions	As Revised
	(in millions)
Consolidated Statements of Comprehensive Income (Loss)
Net income (loss)	$1,823	$(27)	$1,796
Other comprehensive income (loss) net of income taxes:
Change in market risk benefits - instrument-specific credit risk	(389)	14	(375)
Change in defined benefit plan related items not yet recognized in periodic benefit cost, net of reclassification adjustment	73	6	79
Total other comprehensive income (loss), net of income taxes	(937)	20	(917)
Comprehensive income (loss)	886	(7)	879
Less: Comprehensive income (loss) attributable to the noncontrolling interest	514	—	514
Comprehensive income (loss) attributable to Holdings	$372	$(7)	$365

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Year Ended December 31, 2023
	As Previously Reported	Impact of Revisions	As Revised
	(in millions)
Consolidated Statements of Comprehensive Income (Loss)
Net income (loss)	$1,643	$(19)	$1,624
Other comprehensive income (loss) net of income taxes:
Change in unrealized gains (losses), net of reclassification adjustment	2,377	2	2,379
Change in market risk benefits - instrument-specific credit risk	(1,027)	(22)	(1,049)
Change in defined benefit plan related items not yet recognized in periodic benefit cost, net of reclassification adjustment	(3)	(1)	(4)
Total other comprehensive income (loss), net of income taxes	1,225	(21)	1,204
Comprehensive income (loss)	2,868	(40)	2,828
Less: Comprehensive income (loss) attributable to the noncontrolling interest	351	—	351
Comprehensive income (loss) attributable to Holdings	$2,517	$(40)	$2,477

	Year Ended December 31, 2024
	As Previously Reported	Impact of Revisions	As Revised
	(in millions)
Consolidated Statements of Equity:
Equity, beginning of period	$4,388	$(13)	$4,375
Total Holdings’ equity, beginning of period	2,649	(13)	2,636
Retained earnings, beginning of year	10,243	7	10,250
Net income (loss) attributable to Holdings	1,307	(27)	1,280
Retained earnings, end of period	10,647	(20)	10,627
Accumulated other comprehensive income (loss), beginning of year	(7,777)	(20)	(7,797)
Other comprehensive income (loss)	(935)	20	(915)
Accumulated other comprehensive income (loss), end of period	(8,712)	—	(8,712)
Total Holdings’ equity, end of period	1,585	(20)	1,565
Total equity, end of period	$3,443	$(20)	$3,423

	Year Ended December 31, 2023
	As Previously Reported	Impact of Revisions	As Revised
	(in millions)
Consolidated Statements of Equity:
Equity, beginning of period	$3,141	$27	$3,168
Total Holdings’ equity, beginning of period	1,401	27	1,428
Retained earnings, beginning of year	9,825	26	9,851
Net income (loss) attributable to Holdings	1,302	(19)	1,283
Retained earnings, end of period	10,243	7	10,250
Accumulated other comprehensive income (loss), beginning of year	(8,992)	1	(8,991)
Other comprehensive income (loss)	1,215	(21)	1,194
Accumulated other comprehensive income (loss), end of period	(7,777)	(20)	(7,797)
Total Holdings’ equity, end of period	2,649	(13)	2,636
Total equity, end of period	$4,388	$(13)	$4,375

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued

	Year Ended December 31, 2024
	As Previously Reported	Impact of Revisions	As Revised
	(in millions)
Consolidated Statements of Cash Flows:
Cash flows from operating activities:
Net income (loss)	$1,823	$(27)	$1,796
Adjustments to reconcile Net income (loss) to Net cash provided by (used in) operating activities:
Interest credited to policyholders’ account balances	2,499	(6)	2,493
Realized and unrealized (gains) losses on trading securities	(88)	6	(82)
Amortization and depreciation	860	8	868
Remeasurement of liability for future policy benefits	6	(12)	(6)
Change in market risk benefits	(1,971)	31	(1,940)
Reinsurance recoverable	(866)	(2)	(868)
Current and deferred income taxes	322	(7)	315
Other, net	117	9	126
Net cash provided by (used in) operating activities	$2,006	$—	$2,006

	Year Ended December 31, 2023
	As Previously Reported	Impact of Revisions	As Revised
	(in millions)
Consolidated Statements of Cash Flows:
Cash flows from operating activities:
Net income (loss)	$1,643	$(19)	$1,624
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Interest credited to policyholders’ account balances	2,083	(42)	2,041
Amortization and depreciation	812	9	821
Remeasurement of liability for future policy benefits	75	11	86
Change in market risk benefits	(1,807)	(8)	(1,815)
Reinsurance recoverable	(1,471)	2	(1,469)
Current and deferred income taxes	(1,163)	(5)	(1,168)
Other, net	(239)	52	(187)
Net cash provided by (used in) operating activities	$(208)	$—	$(208)

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements, Continued
26)     SUBSEQUENT EVENTS
Accelerated Share Repurchase Agreement
In December 2025, Holdings established an obligation to enter into an ASR with a third-party financial institution to repurchase an aggregate of $100 million of Holdings’ common stock. Pursuant to the ASR, on January 6, 2026, Holdings made a pre-payment of $100 million and received initial delivery of 1.7 million shares. The ASR terminated in January 2026, at which time an additional 446,241 shares of common stock were received.
Share Repurchase Authority
On February 11, 2026, Holdings’s Board approved an additional $1.0 billion share repurchase program. As of December 31, 2025, Holdings had $1.0 billion of authorized capacity remaining under its prior authorizations. The repurchase program does not obligate Holdings to purchase any particular number of shares. See Note 22 of the Notes to these Consolidated Financial Statements for additional details on the repurchase program.

EQUITABLE HOLDINGS, INC.
SCHEDULE I

SUMMARY OF INVESTMENTS — OTHER THAN INVESTMENTS IN RELATED PARTIES
AS OF DECEMBER 31, 2025

	Cost (1)	Fair Value	Carrying Value
	(in millions)
Fixed maturities, AFS:
U.S. government, agencies and authorities	$5,040	$3,737	$3,737
State, municipalities and political subdivisions	378	310	310
Foreign governments	556	482	482
Public utilities	7,873	7,319	7,319
All other corporate bonds	40,320	37,522	37,522
Residential mortgage-backed	7,093	7,086	7,086
Asset-backed	15,978	16,058	16,058
Commercial mortgage-backed	4,814	4,590	4,590
Redeemable preferred stocks	54	58	58
Total fixed maturities, AFS	82,106	77,162	77,162
Fixed maturities, at fair value using the fair value option	3,001	2,943	2,943
Mortgage loans on real estate (2)	23,031	21,957	22,718
Policy loans	1,862	1,958	1,862
Other equity investments	3,162	3,779	3,779
Trading securities	1,457	1,572	1,572
Other invested assets	10,968	10,968	10,968
Total Investments	$125,587	$120,339	$121,004
______________
(1)Cost for fixed maturities represents original cost, reduced by repayments and write-downs and adjusted for amortization of premiums or accretion of discount; cost for equity securities represents original cost reduced by write-downs; cost for other limited partnership interests represents original cost adjusted for equity in earnings and reduced by distributions.
(2)Carrying value for mortgage loans on real estate represents original cost adjusted for amortization of premiums or accretion of discount and reduced by credit loss allowance. Includes mortgage loans carried at fair value using the fair value option of $50 million.

EQUITABLE HOLDINGS, INC.
SCHEDULE II
Balance Sheets (Parent Company)
December 31, 2025 and 2024

	December 31,
	2025	2024
	(in millions, except share amounts)
ASSETS
Investment in consolidated subsidiaries	$1,501	$2,848
Fixed maturities available-for-sale, at fair value (amortized cost of $0 and $251)	—	248
Other equity investments	340	359
Total investments	1,841	3,455
Cash and cash equivalents	1,154	1,628
Goodwill and other intangible assets, net	1,203	1,216
Loans to affiliates	810	710
Receivable from affiliates	364	873
Current and deferred income taxes assets	1,196	753
Other assets	105	230
Total Assets	$6,673	$8,865

LIABILITIES
Long-term debt	$3,835	$3,833
Employee benefits liabilities	844	758
Loans from affiliates	1,900	1,900
Payable to affiliates	69	680
Other liabilities	99	109
Total Liabilities	$6,747	$7,280

EQUITY ATTRIBUTABLE TO HOLDINGS
Preferred stock and additional paid-in capital, $1 par value and $25,000 liquidation preference	$1,068	$1,507
Common stock, $0.01 par value, 2,000,000,000 shares authorized; 468,341,734 and 477,801,636 shares issued, respectively; 283,358,187 and 309,900,248 shares outstanding, respectively	5	5
Additional paid-in capital	1,932	2,336
Treasury stock, at cost, 184,983,547 and 167,901,388 shares, respectively	(5,165)	(4,198)
Retained earnings	8,366	10,647
Accumulated other comprehensive income (loss)	(6,280)	(8,712)
Total equity attributable to Holdings	(74)	1,585
Total Liabilities and Equity Attributable to Holdings	$6,673	$8,865

The financial information of Holdings should be read in conjunction with the Consolidated Financial Statements and Notes thereto.

EQUITABLE HOLDINGS, INC.
SCHEDULE II
Statements of Income (Loss) and Comprehensive Income (Loss) (Parent Company)
Years Ended December 31, 2025, 2024, and 2023

	Year Ended December 31,
	2025	2024	2023
	(in millions)
REVENUES
Equity in income (losses) from continuing operations of consolidated subsidiaries	$(1,550)	$1,439	$1,355
Net investment income (loss)	86	120	106
Investment gains (losses), net	2	3	—
Other income	(1)	1	—
Total revenues	(1,463)	1,563	1,461

EXPENSES
Interest expense	290	298	291
Other operating costs and expenses	50	43	37
Total expenses	340	341	328
Income (loss) from continuing operations, before income taxes	(1,803)	1,222	1,133
Income tax (expense) benefit	423	85	169
Net income (loss) attributable to Holdings	(1,380)	1,307	1,302
Less: Preferred stock dividends	61	80	80
Net income (loss) available to Holdings' common shareholders	$(1,441)	$1,227	$1,222

COMPREHENSIVE INCOME (LOSS)
Net income (loss)	$(1,380)	$1,307	$1,302
Other comprehensive income (loss) net of income taxes:
Change in net unrealized gains (losses) on investments	3	368	24
Change in defined benefit plans	(6)	60	(10)
Equity in net other comprehensive income (loss) from continuing operations of consolidated subsidiaries	2,435	(1,363)	1,201
Total other comprehensive income (loss), net of income taxes	2,432	(935)	1,215
Comprehensive income (loss)	$1,052	$372	$2,517

The financial information of Holdings should be read in conjunction with the Consolidated Financial Statements and Notes thereto.

EQUITABLE HOLDINGS, INC.
SCHEDULE II
Statements of Cash Flows (Parent Company)
Years Ended December 31, 2025, 2024, and 2023

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Net income (loss) attributable to Holdings	$(1,380)	$1,307	$1,302
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Investment (gains) losses	(2)	(3)	—
Equity in net (earnings) loss of subsidiaries	1,550	(1,439)	(1,355)
Non-cash long term incentive compensation expense	69	91	13
Amortization and depreciation	48	46	46
Equity (income) loss limited partnerships	—	(1)	6
Dividends from subsidiaries	2,641	1,499	2,442
Changes in:
Current and deferred taxes	(435)	(68)	(150)
Other, net	63	(6)	90
Net cash provided by (used in) operating activities	$2,554	$1,426	$2,394

Cash flows from investing activities:
Proceeds from the sale/maturity/prepayment of:
Fixed maturities, available-for-sale	$652	$1,270	$228
Short-term investments	—	7	1,000
Other	22	6	—
Payment for the purchase/origination of:
Fixed maturities, available-for-sale	(401)	(481)	(10)
Short-term investments	—	—	(544)
Other	(18)	—	(10)
Net issuance on credit facilities to affiliates	(100)	190	90
Other, net	16	5	—
Net cash provided by (used in) investing activities	$171	$997	$754

Cash flows from financing activities:
Redemption of preferred stock	$(449)	$(55)	$—
Change in short-term financings	—	—	(520)
Issuance of long-term debt	495	—	497
Repayment of long-term debt	(500)	(565)	—
Shareholder dividends paid	(314)	(302)	(301)
Preferred dividends paid	(61)	(80)	(80)
Purchase of treasury shares	(1,450)	(1,014)	(919)
Capital contribution to subsidiaries	—	—	(1,142)
Contribution to subsidiary to reimburse tax share of shared based compensation	(147)	—	—
Purchase of AllianceBernstein Units	(761)	(185)	—
Other, net	(12)	14	(2)
Net cash provided by (used in) financing activities	$(3,199)	$(2,187)	$(2,467)

Change in cash and cash equivalents	(474)	236	681
Cash and cash equivalents, beginning of period	1,628	1,392	711
Cash and cash equivalents, end of period	$1,154	$1,628	$1,392

Supplemental cash flow information:
Interest paid	$205	$192	$185
Income taxes (refunded) paid	$12	$(17)	$2

EQUITABLE HOLDINGS, INC.
SCHEDULE II

	Year Ended December 31,
	2025	2024	2023
Non-cash transactions from investing and financing activities:
Change in investment in subsidiary to equity investment	$—	$138	$—
The financial information of Holdings should be read in conjunction with the Consolidated Financial Statements and Notes thereto.

EQUITABLE HOLDINGS, INC.
SCHEDULE II
NOTES TO PARENT COMPANY FINANCIAL STATEMENTS
1)    BASIS OF PRESENTATION
The financial information of Holdings should be read in conjunction with the Consolidated Financial Statements and Notes thereto. The Company is the holding company for a diversified financial services organization.
2)    LOANS TO AFFILIATES
On November 4, 2019, Holdings made available to AB a $900 million committed, unsecured senior credit facility (the “EQH Facility”). The EQH Facility was amended and restated as of August 30, 2024, extending the maturity date to August 31, 2029. There were no other significant changes included in the amendment. The EQH Facility is available for AB’s general business purposes. Borrowings by AB under the EQH Facility generally bear interest at a rate per annum based on prevailing overnight commercial paper rates. The EQH Facility contains affirmative, negative and financial covenants which are substantially similar to those in AB’s committed bank facilities. The EQH Facility also includes customary events of default substantially similar to those in AB’s committed bank facilities, including provisions under which, upon the occurrence of an event of default, all outstanding loans may be accelerated and/or the lender’s commitment may be terminated. Amounts under the EQH Facility may be borrowed, repaid and re-borrowed by AB from time to time until the maturity of the facility. AB or Holdings may reduce or terminate the commitment at any time without penalty upon proper notice. Holdings also may terminate the facility immediately upon a change of control of the general partner. As of December 31, 2025 and 2024, AB had $810 million and $710 million outstanding under the EQH Facility with interest rates of approximately 3.7% and 4.3%, respectively.
3)    LOANS FROM AFFILIATES
In June 2021, Holdings received a $1.0 billion 10-year term loan from Equitable Financial. The loan has an interest rate of 3.23% and matures in June 2031. The amount outstanding on the loan at both December 31, 2025 and 2024, was $1.0 billion.
In November 2019, Holdings received a $900 million loan from Equitable Financial that matured November 4, 2024. The loan was reissued on November 4, 2024, with an interest rate of one- month CME Term SOFR plus 1.25%. The loan matures on November 4, 2029. In December 2025, $500 million of the loan was sold from Equitable Financial to Equitable America.The amount outstanding on the loan at both December 31, 2025 and 2024 was $900 million.
Interest cost related to loans from affiliates totaled $82 million, $88 million and $90 million for the years ended December 31, 2025, 2024 and 2023, respectively.
4)    INCOME TAXES
Holdings and certain of its consolidated subsidiaries and affiliates file a consolidated federal income tax return. Holdings has tax sharing agreements with certain of its subsidiaries and generally will either receive or pay these subsidiaries for utilization of the subsidiaries’ tax benefits or expense. Holdings settles these amounts annually.
5)    ISSUANCE OF SERIES A, SERIES B AND SERIES C FIXED RATE NONCUMULATIVE PERPETUAL PREFERRED STOCK
See Note 22 of the Notes to the Consolidated Financial Statements.
6)    SHARE REPURCHASE
See Note 22 of the Notes to the Consolidated Financial Statements.

EQUITABLE HOLDINGS, INC.
SCHEDULE III
SUPPLEMENTARY INSURANCE INFORMATION
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2025

	Retirement	Asset Management	Wealth Management	Corporate and Other	Elim-inations	Total
	(in millions)
Deferred policy acquisition costs	$5,163	$—	$—	$2,360	$—	$7,523
Policyholders’ account balances	118,537	—	—	14,896	—	133,433
Future policy benefits and other policyholders’ liabilities	5,318	—	—	12,342	—	17,660
Policy charges and premium revenue	1,217	—	—	1,997	—	3,214
Net derivative gains (losses)	(2,268)	(29)	—	223	19	(2,055)
Net investment income (loss)	4,294	20	12	785	123	5,234
Policyholders’ benefits and interest credited	2,896	—	—	2,515	—	5,411
Amortization of deferred policy acquisition costs	591	—	—	198	—	789
All other operating expenses (1)	789	3,493	1,683	1,644	(951)	6,658

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2024

	Retirement	Asset Management	Wealth Management	Corporate and Other	Elim-inations	Total
	(in millions)
Deferred policy acquisition costs	$4,780	$—	$—	$2,390	$—	$7,170
Policyholders’ account balances	96,407	—	—	14,522	—	110,929
Future policy benefits and other policyholders’ liabilities	5,122	—	—	12,491	—	17,613
Policy charges and premium revenue	1,180	—	—	2,487	—	3,667
Net derivative gains (losses)	(2,557)	(7)	—	(9)	22	(2,551)
Net investment income (loss)	3,680	13	17	1,075	96	4,881
Policyholders’ benefits and interest credited	2,242	—	—	2,947	—	5,189
Amortization of deferred policy acquisition costs	513	—	—	198	—	711
All other operating expenses (1)	250	3,364	1,550	191	(906)	4,449

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2023

	Retirement	Asset Management	Wealth Management	Corporate and Other	Elim-inations	Total
	(in millions)
Deferred policy acquisition costs	$4,333	$—	$—	$2,372	$—	$6,705
Policyholders’ account balances	80,227	—	—	15,416	—	95,643
Future policy benefits and other policyholders' liabilities	4,539	—	—	12,835	—	17,374
Policy charges and premium revenue	1,059	—	—	2,416	—	3,475
Net derivative gains (losses)	(2,338)	(16)	—	(62)	19	(2,397)
Net investment income (loss)	2,981	49	13	1,144	83	4,270
Policyholders’ benefits and interest credited	1,768	—	—	3,027	—	4,795
Amortization of deferred policy acquisition costs	447	—	—	194	—	641
All other operating expenses (1)	129	3,350	1,341	300	(810)	4,310
_____________
(1)Operating expenses are allocated to segments.

EQUITABLE HOLDINGS, INC.
SCHEDULE IV
REINSURANCE (1)
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025, 2024 AND 2023

	Gross Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount Assumed to Net
			(in millions)
2025
Life insurance in-force	$491,171	$230,322	$10,866	$271,715	4.0%

Premiums:
Life insurance and annuities	$817	$240	$172	$749	23.0%
Accident and health	341	37	(7)	297	(2.4)%
Total premiums	$1,158	$277	$165	$1,046	15.8%

2024
Life insurance in-force	$480,603	$193,507	$11,817	$298,913	4.0%

Premiums:
Life insurance and annuities	$931	$210	$168	$889	18.9%
Accident and health	314	37	6	283	2.1%
Total premiums	$1,245	$247	$174	$1,172	14.8%

2023
Life insurance in-force	$485,692	$166,167	$30,706	$350,231	8.8%

Premiums:
Life insurance and annuities	$905	$197	$157	$865	18.2%
Accident and health	270	48	8	230	3.5%
Total premiums	$1,175	$245	$165	$1,095	15.1%
______________
(1)Includes amounts related to the discontinued group life and health business.